UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Portland General Electric Company
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2023 PROXY STATEMENT

Advancing toward a clean energy future

PGE

Jim Torgerson Incoming Board Chair	Message to our Shareholders from our Incoming Board Chair and CEO

DEAR FELLOW SHAREHOLDERS,
We are pleased to invite you to attend Portland General Electric’s (PGE) Annual Meeting of shareholders to be held virtually on Friday, April 21, 2023, at 8:00 a.m. Pacific.
The Proxy Statement describes PGE's corporate governance policies and practices that foster the Board’s effective oversight of the Company’s business strategies and practices. As an independent Board, we continue to play an important role in providing oversight of PGE’s work in building and operating a safe, reliable, resilient and affordable electric utility that is leading the transition to a clean energy future. Our Board represents a wide range of backgrounds and expertise. We believe this diversity of experiences, perspectives and skills contributes to the Board’s effectiveness in managing risk and providing strategic guidance that positions the Company for long-term success.
In 2022, amidst challenging weather events and significant market volatility, we continued our critical work, delivering safe, reliable energy to our customers. We also made progress in our commitment towards decarbonization and electrification. As described later in this Proxy Statement and in our 2022 Environmental, Social and Governance Report, we supplied retail customers with 39% specified, non-emitting energy, up from 35% in 2021 and 30% in 2020 as we continue making investments in renewable energy and forming important partnerships ranging from regional hydro producers to global technology companies. We recently brought online the first of its scale combined wind, solar and storage facility at Wheatridge and announced plans for the new Clearwater 311 MW wind energy facility. We also invested in substations, transmission line upgrades and improvements to our generating facilities, as well as significant cyber and physical security upgrades to ensure reliability and resilience.
We also extend heartfelt thanks to two Board members, Jack Davis and Rod Brown, as they complete their Board terms, for their service to our company, customers, and community. Mr. Davis served as Board Chair for ten years, and we will greatly miss his leadership and mentorship, as well as Mr. Brown’s significant environmental and legal expertise.

Maria Pope President and CEO

i | Portland General Electric	2023 Proxy Statement

In 2022, we continued our active engagement with investors, regulators, and other stakeholders to listen, learn and bring input back to the Board. We value your feedback. The Company is well positioned to provide long-term, sustainable value for shareholders and all stakeholders. On behalf of the entire Board, thank you for your continued investment in PGE.

Sincerely,

Jim Torgerson Incoming Board Chair	Maria Pope President and CEO

ii | Portland General Electric	2023 Proxy Statement

Notice of Virtual Annual Meeting of Shareholders

Date & Time	Virtual meeting Location	Record Date
April 21, 2023 8:00 a.m., Pacific Time	virtualshareholdermeeting.com/POR2023 There will be no physical location for shareholders to attend.	February 21, 2023
You can vote if you were a shareholder of record on February 21, 2023.

ITEMS OF BUSINESS
1	Election to our Board of Directors of the 10 nominees identified in the Proxy Statement.	Your vote is important to us. Please exercise your shareholder right to vote as soon as possible, regardless of whether you plan to attend the meeting.
2	Advisory vote to approve the compensation of our named executive officers.
3	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2023.
4	Approval of PGE's Amended and Restated Stock Incentive Plan.
5	Other business matters properly brought before our 2023 Annual Meeting.
WAYS TO VOTE

Online Vote online in advance of the meeting: proxyvote.com	By Phone Vote by phone from the US or Canada: 1-800-690-6903	By Mail If you have received a printed version of our proxy materials, you may vote by mail.	By Ballot Attend our virtual Annual Meeting and vote by following the instructions on the meeting website.
For the Board of Directors,
Sujata Pagedar
Corporate Secretary

Annual Meeting of shareholders to be held on April 21, 2023
As permitted under SEC rules, we are mailing our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and submit proxy votes online. Our Proxy Statement and 2022 Annual Report are available on our website at https://investors.portlandgeneral.com/financial-information/annual-reports.
You may also access our proxy materials at www.proxyvote.com.
We are making the Proxy Statement and the form of proxy first available on or about March 7, 2023.

Additional Information	111
Defined Terms and Acronyms	111
Find Information Online	112
Questions and Answers	112
2024 Annual Meeting of Shareholders	118

Proxy Statement Summary
This summary highlights selected information to assist you in your review of this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. Information regarding our performance is available in our 2022 Annual Report, which accompanies this Proxy Statement and is available on our website at https://investors.portlandgeneral. com/financial-information/annual-reports. For additional information about the Annual Meeting and voting, please see the Questions and Answers section. This Proxy Statement and the accompanying form of proxy card or voting instruction form are first being made available to shareholders on or about March 7, 2023. All website references in our proxy materials are inactive textual references, and the information on, or that can be accessed through, such websites does not constitute a part of these materials.
SHAREHOLDER VOTING MATTERS

Item One	Board Recommendation	For More Information
Election to our Board of Directors of the 10 Nominees named in the Proxy Statement	FOR Each Director	Page 14

The Board, acting upon the recommendation of the Nominating, Governance and Sustainability Committee, has nominated each of the 10 directors for election to our Board.

James Torgerson	Kathryn Jackson	Patricia Salas Pineda
Dawn Farrell	Michael Lewis	Maria Pope
Mark Ganz	Michael Millegan
Marie Oh Huber	Lee Pelton

•The Board believes its members encompass a range of talents, skills, expertise and qualifications to sufficiently provide sound and prudent oversight of PGE's business and oversee its operations, risks and long-term strategy. The directors reflect the diversity of PGE's shareholders, employees, customers and the communities in which we serve.
•Shareholders are being asked to elect each director to serve until the 2024 Annual Meeting of shareholders.

Top Skills and Backgrounds of Board Members	Independent Directors on Board	Women/Ethnically Diverse Board Members

1 | Portland General Electric	2023 Proxy Statement

Proxy Statement Summary

Item Two	Board Recommendation	For More Information
Advisory vote to approve the compensation of our named executive officers	FOR	Page 41

•Our executive compensation program is described in the Compensation Discussion and Analysis section of the Proxy Statement.
•The Compensation, Culture and Talent Committee and the Board believe our executive compensation structure is competitive, aligns compensation with shareholder value and serves stakeholders well.
•Shareholders are being asked for an advisory vote to approve the compensation of our named executive officers described in the Compensation Discussion and Analysis section and related compensation tables.

Compensation Best Practices

What We Do		What We Do Not Do

✓	Meaningful stock ownership guidelines	✗	No long-term employment contracts
✓	Appropriate compensation peer group	✗	Executives employed at will
✓	Annual compensation program risk assessment	✗	No excise tax gross-ups on change in control payments
✓	Robust incentive compensation clawback policy	✗	No significant perquisites to executive officers
✓	Independent compensation consultant that performs no services for the Company other than services for the Compensation, Culture and Talent Committee	✗	No short sales, transactions in derivatives, hedging or pledging of Company securities by directors or executive officers
✓	Incentive award payouts are based on a balanced mix of short-term and long-term Company performance	✗	No single trigger change in control payouts
		✗	No dividends on unvested equity
✓	Double-trigger change in control provisions for equity award vesting
✓	Significant performance-based compensation aligned with strategy

Pay for Performance

2 | Portland General Electric	2023 Proxy Statement

Proxy Statement Summary

Item Three	Board Recommendation	For More Information
Ratification of the appointment of independent registered public accounting firm for fiscal year 2023	FOR	Page 89

•Shareholders are being asked to ratify the Audit and Risk Committee's selection of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for fiscal year 2023.
•The Audit and Risk Committee and the Board believe the continued retention of Deloitte is in the best interest of PGE and its shareholders.

Item Four	Board Recommendation	For More Information
Approval of Amended and Restated Stock Incentive Plan	FOR	Page 93

•The Board believes the Amended and Restated Stock Incentive Plan is a valuable tool to attract and retain top talent.
•The Amended and Restated Stock Incentive Plan follows strong governance practices and is carefully managed.
•Shareholders are being asked to approve the Amended and Restated Stock Incentive Plan, which includes the addition of 1.0 million shares, and the extension of the termination date.

Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements, including those regarding implementation of our business plans, technology transitions, our business, strategies and financial performance, our offerings of new services, and other statements that are not historical fact, and actual results could differ materially from these forward-looking statements. Risk factors that could cause actual results to differ are set forth in the “Risk Factors” section, as well as other sections of our 2022 Annual Report on Form 10-K, available on our website at investors.portlandgeneral.com/financial-information/sec-filings, as well as, or in addition to, other filings with the SEC. All forward-looking statements are based on management’s estimates, projections, and assumptions as of the date of this Proxy Statement, and we undertake no obligation to update any such statements.

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Strategy, Performance and Sustainability
OREGON'S CLEAN ENERGY FUTURE
Portland General Electric exists to power the advancement of society. We energize lives, strengthen communities and foster energy solutions that promote social, economic and environmental progress. We lead by reducing emissions and increasing electrification, doing so with the competence and credibility earned over our 130-year history. Together with customers, communities, partners and investors, we are creating a safe, reliable, clean and accessible energy future. We are actively reducing greenhouse gas (GHG) emissions from our system, electrifying the economy from transportation to homes and buildings, and offering products and services that put customers in control of their energy journey. Our customers remain at the forefront of our priorities, driving us to continuously innovate, to deploy new technologies, simplify processes and reduce costs as we deliver exceptional value for our customers.
Customers count on us to power their lives with safe, reliable and affordable clean energy. Today, we are focused on building one of the cleanest energy portfolios in the country. By accelerating the addition of renewable resources as part of our system, we are working towards making our energy supply cost-effective and diverse, while delivering the reliability our customers expect. At the same time, we are building an increasingly smart, resilient, integrated, and interconnected grid, partnering with customers, communities and organizations across the West and beyond to enable a reliable and affordable clean energy future benefiting all.

Advancing Our Clean Energy Future

Strategic Goals

Decarbonize Power	Electrify the Economy	Advance our Performance

Reduce greenhouse gas emissions associated with electricity served to retail customers by at least 80% by 2030 and 100% by 2040.	Increase beneficial electricity use to capture the benefits of new technologies while building an increasingly clean, flexible and reliable grid.	Improve efficiency, safety, and system and equipment reliability while maintaining affordable energy service and growing earnings per share 5% to 7%.

How we will achieve our goals

Ensure resource adequacy as we decarbonize	Scale customer solutions that deliver value	Drive enterprise operational excellence and innovation

4 | Portland General Electric	2023 Proxy Statement

Strategic Performance	Table of Contents

STRATEGIC PERFORMANCE HIGHLIGHTS

Decarbonize Power	Electrify the Economy	Advance our Performance

•Served 39% of retail customer load in 2022 from specified non-emitting energy sources.
•Executed agreement to acquire 311 MW Clearwater Wind Project in Montana (208 MW PGE owned + 103 MW purchased power).
•Successfully used flexible load programs, distributed resources and batteries in our "Virtual Power Plant" to contribute to system needs and improve grid reliability, demonstrating that, as distributed energy resources scale, we have the technology to use them to support resource adequacy and decarbonization goals.

•Customer energy usage increased 3.4% or 2% weather-adjusted, with high tech and digital customers up 12%.
•Through PGE programs, we have deployed over 100 public charging sites.
•Deployed a pubic, web-based interactive tool that helps people understand the costs and savings of electric vehicles versus gas-powered vehicles.
•Electrified 11% of PGE's fleet vehicles, including 26% of light duty vehicles.

•Invested over $800 million, including accruals, in capital assets to address customer growth, system hardening, resiliency infrastructure and grid modernization.
•Executed a quality assurance program relating to PGE's utility pole inspections and repairs, resulting in a 95% quality rating of the work performed by crews in the field.
•Overall incidents (recordables and injuries) decreased by 9%.
•Achieved the No. 3 utility ranking in the United States for customer experience according to Forrester (The US Customer Experience Index, 2022).
•Named a “2022 Environmental Champion Utility” according to Escalent (Utility Trusted Brand & Customer Engagement™ Residential Study, 2022).

5 | Portland General Electric	2023 Proxy Statement

Strategic Performance	Table of Contents

2022 PERFORMANCE
We are focused on leading the clean energy future and our business is centered on three long-term imperatives: Decarbonize, Electrify and Perform. We reflect our customers, Oregon's values and our Guiding Behaviors of customer focus, valuing differences, always learning, accountability, collaboration and instilling trust. Our #1 focus is to deliver safe, reliable, affordable, and clean electricity. We are enhancing our electric grid to improve reliability and integrate new, clean technologies.
In 2022, like many others, we faced market volatility, increasing energy prices, supply chain uncertainties and severe weather challenges. Despite these challenges, we achieved strong financial performance across key metrics. Our 2022 achievements built on our long-term financial performance. We have had total shareholder return of 128% since 2018. We also have continued to provide returns to shareholders by growing our common stock dividend. From 2018 to 2022, we increased our annual dividend from $1.41 to $1.77 per common share, a compound annual growth rate (CAGR) of 6% over the last five years.

6 | Portland General Electric	2023 Proxy Statement

Strategic Performance	Table of Contents

SUSTAINABILITY
Sustainability is an integral part of our strategy to achieve a clean and reliable energy future, which is aligned with Oregon's ambitious, economy-wide goal to combat climate change. We are taking a holistic approach that balances our commitment to reducing greenhouse gas emissions with core values that define our culture, and high standards of corporate governance. We continue to implement our strategic goals: Decarbonize, Electrify and Perform to address broader sustainability commitments which are reflected in our environmental, social and governance (ESG) priorities and practices, described in our 2022 ESG Report.
Our 2022 ESG Report also describes and illustrates our progress on our long-term commitments to advance ESG issues including 1) clean and renewable energy and GHG emission reductions, 2) workforce engagement and development, 3) community support, 4) environmental stewardship and 5) sustainable green financing. Our ESG Report includes disclosures referencing the Sustainability Accounting Standards Board (SASB), Edison Electric Institute (EEI) Template, Task Force on Climate-related Financial Disclosures (TCFD) framework and United Nation Sustainable Development Goals (UN SDGs).
Our top sustainability priorities

Decarbonization	Climate change risk mitigation	Clean energy access and reliability	Water, air, ecosystem health	Health and safety

Supply chain diversity	Diversity, equity, and inclusion	Workforce and leadership diversity	Community involvement	Governance, reporting and transparency
Our top sustainability priorities have been informed by an extensive stakeholder centered and inclusive analysis. The priorities are not listed in accordance to their relative importance or the impact that they have on PGE.

Our ESG Report and additional sustainability information and reports are available at https://investors.portlandgeneral.com/esg. These reports and any other information on our website are not part of, nor incorporated by reference into, this Proxy Statement.

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Strategic Performance	Table of Contents

Environmental and Social Highlights

311MW Investment in Renewable Energy Generation PGE will own 208 MW of the Clearwater Wind project
OUR CLEAN ENERGY AND GHG EMISSIONS REDUCTION GOALS
•We are preparing a Clean Energy Plan in-line with the legislation in House Bill 2021 that will further articulate our strategy to meet the 2030 and 2040 decarbonization targets outlined in the legislation.
•We continue to work towards our own company-wide goals to achieve net zero emissions by 2040 across our operations, which include fleet and facilities, as well as power generation and supply.
•Our path to meet our goals will be achieved through:
◦Increasing non-emitting energy resources and capacity in our portfolio. In 2022, PGE and NextEra Energy Resources, LLC entered into agreements to construct a 311 MW wind energy facility, which will be part of the larger Clearwater Wind development in eastern Montana. PGE will own 208 MW of the 311 MW being acquired.
◦Continuing to evaluate the possibility of existing the ownership of Colstrip Units 3 and 4 as part of meeting our regulatory and legislative requirements.
◦Supporting decarbonization in other sectors of the economy through energy efficiency, electrification and smart energy use.
◦Investing in our generation facilities to reduce emissions.
◦Supporting customers' call for clean energy through our voluntary customer programs. For the 13th year, PGE has held the U.S. Department of Energy's National Renewable Energy Laboratory's No. 1 ranking for the largest participation of business and residential renewable energy customers in a renewables program of any U.S. electric utility.[1]
1.NREL did not release rankings in 2011.

Our Guiding Behaviors empower our employees to lead the energy future
WORKFORCE ENGAGEMENT AND DEVELOPMENT
•We are committed to pay equity, and offer a wide range of market-competitive benefits to our over 2,800, full-time employees.
•We provide employees with benefits that address their needs holistically and support their wellness. In 2022, we received recognition in Portland Business Journal's Healthy Employer Awards for our Human Resources leadership and commitment to workplace wellness for our employees.
•We continue to follow a flexible workplace model providing our employees with in-person, hybrid, and remote working options based on organization and employee needs.
•We invest in our people: almost 50% of our open positions were filled by internal candidates. We continue to be an employer of choice in our community, with an offer acceptance rate of over 90%.
•We provide a variety of training and development programs for employees, including tuition reimbursement for job-related coursework.
•We launched our updated Guiding Behaviors in 2022, giving everyone a single set of standards to follow, and defining our culture as customer-centric, purpose-driven and results-oriented.

8 | Portland General Electric	2023 Proxy Statement

Strategic Performance	Table of Contents

DE&I Recognition In 2022, PGE received recognition for our DE&I and Human Rights programs
DIVERSITY, EQUITY AND INCLUSION
•14% of our total spend with suppliers was with diverse-owned suppliers in 2022.
•We continue to lead in diversity, equity and inclusion (DEI) practices:
◦Black, Indigenous and People of Color (BIPOC) comprise over 26% of our employees and nearly 26% of our management.
◦A third of our employees and our management, including our CEO, are female.
◦Our pay equity practices, racial equity training and development opportunities for women and people of color to advance into management are hallmarks of our commitment to an inclusive workforce.
•We once again received two notable recognitions that reflect our ongoing dedication to creating a diverse, equitable and inclusive workplace.
◦For the 9th year in a row we scored a perfect score on the Human Rights Campaign Foundation's Corporate Equity Index as a Best Place to Work for LGBTQ Equality.
◦Bloomberg LP recognized PGE by including us for the fourth time in its annual Gender-Equality Index, which tracks the performance of companies committed to supporting gender equality through policy development, representation and transparency.

$5.5M contributed to non-profits by the PGE Foundation, employee/retiree donations and the Company
MAKING A DIFFERENCE FOR OUR COMMUNITIES
•Our Community Benefits and Impact Advisory Group, launching in March 2023, will work at the intersection of environmental, social, and racial justice on topics of distribution infrastructure and community benefits, so that we hear from and address impacts on all of the communities we serve.
•We reached over 46,000 students though Project Zero, an innovative and award winning program that empowers young adults and students to create cleaner, greener and more equitable communities.
•The PGE Foundation, employee/retiree donations and PGE contributed close to $5.5 million to non-profits. The PGE Foundation improves the quality of life for Oregonians and has awarded approximately $28 million to community organizations across the state since its inception in 1997.
•22% of our employees volunteered in the community, contributing to over 18,000 volunteer hours from employees and retirees.
•PGE’s Renewable Development Fund awarded twelve projects with grants totaling $2.4 million.
•PGE's Drive Change Fund awarded 15 projects with grants totaling $2.25 million.

$2.4M Renewable Development Fund was awarded to twelve organizations by PGE

9 | Portland General Electric	2023 Proxy Statement

Strategic Performance	Table of Contents

Invested in Habitat Restoration PGE is committed to caring for natural habitat and creating conditions that are safe and restorative for fish and wildlife.
ENVIRONMENTAL STEWARDSHIP
•We have invested more than $200 million since 2006 to modernize and improve passage for salmon and steelhead to move past our dams on the Clackamas, Willamette, and Deschutes Rivers. Additionally, we continue to invest annually on fish passage, habitat, water quality and wildlife protection at our hydropower projects.
•Through adaptive management changes and improving ocean conditions, we had record-breaking adult Chinook salmon runs above Round Butte Dam — the highest number since 2012. On the Clackamas River, we are helping fish migrate safely around our dams and achieving record returns. In 2021 and 2022 over 10,000 coho returned to North Fork Dam, compared to an average of approximately 3,000 coho between 2010 and 2020.
•In 2022, we added or replaced more than 4,290 poles and 1,950 transformers with ones that feature avian-safe protective covers or design features. We also installed nesting platforms for birds found nesting on poles to keep them away from electrical equipment.

Green Financing PGE established a green financing program to support investments in decarbonization projects
GREEN FINANCING FRAMEWORK
•In 2021, we established a Green Financing Framework. This framework highlights our ongoing commitment to a wide range of sustainability and social issues and should allow us to leverage our work in these areas to help optimize our balance sheet and benefit customers.
•We issued $460 million in debt, $100 million of which was funded in 2023 under our Green Financing Framework to tie debt financing to our sustainability strategy through capital investments.
•In October 2022, we executed a $499 million equity forward sale agreement to improve balance sheet metrics, fund system improvements, and accelerate clean energy investments.
•The Green Financing Framework can be found at https://investors.portlandgeneral.com/green-financing.

Working Together with Our Customers In 2022, PGE enhanced programs that help customers manage their energy usage
WORKING TOGETHER WITH OUR CUSTOMERS
•We launched a new income-qualified bill discount program that provides a 15-25% discount for income qualified customers, with over 47,000 customers participating in the first year.
•We achieved customer delight of 56% among PGE residential customers, remaining in the top decile of utilities nationwide according to Escalent's national Utility Energy Benchmark.
•We continued our focus on supporting our customers impacted by the Covid-19 pandemic in finding personalized solutions to catch-up on bills, and empowering customers with personal consumption tips. In 2022, PGE also provided $3.5 million to residential customers through the COVID-19 Bill Assistance Program.
•We enhanced programs that help customers manage their energy usage, including smart thermostats for homes and businesses.

10 | Portland General Electric	2023 Proxy Statement

Corporate Governance
CORPORATE GOVERNANCE HIGHLIGHTS
We are committed to maintaining sound corporate governance policies and practices that create long-term value for our shareholders and other stakeholders. The Nominating, Governance and Sustainability Committee regularly reviews our key corporate governance policies to ensure that they reflect best practices and comply with legal and regulatory requirements. The Nominating, Governance and Sustainability Committee refers suggestions for how to improve upon our governance policies to the full Board for approval. Highlights of our corporate governance program include:

Strong independent oversight of management
•Independent Board Chair
•Fully independent membership on all standing Board committees
•All directors are independent other than the CEO
•Executive sessions of non-management directors at all regularly scheduled Board meetings

Leadership accountability
•Annual election of directors by majority vote of the shareholders
•Shareholder right to act by written consent
•No "poison pill" anti-takeover defenses
•No supermajority voting requirements
•Robust Board and executive stock ownership guidelines (see pages 27 and 67 for details)
•Annual Advisory Vote on Executive Compensation

Focus on leadership refreshment and quality
•Active Board refreshment program (4 new directors since the beginning of 2021)
•Annual Board review of succession planning and talent development for senior leadership
•Regular Board training focused on significant business risks and opportunities
•Overboarding policy implemented in 2022
•Directors' orientation and continuing education

Engaged Board oversight of strategy and risk management	•Oversight of strategy, risk and ESG practices •Annual Board strategy session •Quarterly updates to Audit and Risk Committee on enterprise risk management •Annual independent compensation risk analysis

Find our Corporate Governance Guidelines and other governance documents online.
The Board has adopted Corporate Governance Guidelines, which, together with our articles of incorporation and bylaws, establish the governance framework for the management of the Company. Our Corporate Governance Guidelines address, among other matters, the role of our Board, Board membership criteria, director retirement policies, director independence criteria, director and officer stock ownership requirements, Board committees and leadership development. Our Corporate Governance Guidelines, Board committee charters, and certain other corporate governance policies are available on our website at https://investors.portlandgeneral.com/corporate-governance. These documents are also available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.

11 | Portland General Electric	2023 Proxy Statement

Corporate Governance	Table of Contents

STAKEHOLDER ALIGNMENT
We believe our strategy is aligned with the following key trends and stakeholder interests:

Industry and Societal Trends	Stakeholder Alignment

•Need to address climate change using clean and renewable energy and new technologies
•Increased interest in sustainability from shareholders, customers, employees and other stakeholders
•Growing need for companies to address social issues and play a broader role tied to sustainability and racial and social justice
•Increasing grid security, resiliency and reliability in the face of extreme weather, cyber and physical threats

•Our customers expect us to deliver safe, reliable, affordable clean power
•Communities rely on us to contribute to economic growth and community development
•Our employees drive our vision and are fueled by purpose
•Shareholders seek confidence in our ability to operate effectively and meet both short-term and long-term objectives, with an increasing focus on sustainability
•Regulators and policy-makers expect us to deliver safe, clean, reliable and affordable service, and advance local, state and federal policies

Additional information about how we will execute this strategy can be found on our website at https://portlandgeneral. com/about/who-we-are.
SHAREHOLDER AND STAKEHOLDER ENGAGEMENT
The Board and PGE value our shareholders' views and are committed to ongoing constructive dialogue with shareholders to advance long-term value. Executive management and members of our Investor Relations team engage regularly with our shareholders to seek their input on a variety of matters. In 2022, we had over 200 investor engagements. In addition, in 2022, we conducted proactive outreach with the governance teams of our top 20 largest shareholders. Our Board chair participated in many of these meetings. Topics included:

Strategy and value proposition	Financial operation and performance	Board leadership, composition, diversity and refreshment

Progress on decarbonization goals	Executive compensation	Regulatory and legislative developments

We communicate with shareholders through routine forums, including quarterly earnings presentations and other significant events, as well as direct communications.

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Corporate Governance	Table of Contents

In addition, our management and Board regularly engage with other stakeholders, including representatives of local communities and organizations, political bodies, and our regulators. In 2022, the Board met with customer advocates so that they could hear directly about customer concerns and expectations. To further enhance their oversight of PGE, the Board has hosted meetings with innovators in the energy space, as well as employees in key areas of the Company. When the Board is not a direct participant, we relay the feedback we obtain through these conversations to the Board and its committees, and work to adequately address the concerns of our stakeholders.
Our Engagement Strategy

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Item 1: Election of Directors
OUR BOARD IS EXPERIENCED, DIVERSE AND INDEPENDENT
The Board, acting upon the recommendation of the Nominating, Governance and Sustainability Committee, has nominated the following 10 directors for election to our Board. All elected directors will serve until the 2024 Annual Meeting, or until their successors are elected and qualified, except in the case of earlier death, resignation or removal. Except for Ms. Pineda, who was appointed to the Board in October 2022, all of the nominees were elected at the 2022 Annual Meeting.
Our Board reflects the diversity of skills, attributes, experiences, backgrounds, gender, race and ethnicity needed to provide effective oversight of PGE. Our nominees have held senior leadership roles at public companies or other large organizations and have extensive experience in a variety of fields, including utility operations and regulation, technology, health care, academia, finance and accounting, corporate governance, law, public policy, and consulting. All of our nominees have a reputation for integrity, honesty and adherence to high ethical standards.
We have a strong track record of board refreshment. Six of our independent directors have been added since the beginning of 2019: two in 2019, two in 2021 and two in 2022. This board refreshment brings a variety of perspectives to strategic, financial, operational and sustainability deliberations.
If any of the nominees becomes unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that nominees named in this proxy will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.
The Board selected our director nominees based on their demonstration of the core attributes described above, and the belief that each director can make substantial contributions to our Board and to PGE. See pages 16 to 22 for more information about the backgrounds and qualifications of our nominees.

What are you voting on? We are asking shareholders to elect ten directors to hold office until the 2024 annual meeting.
"FOR" The Board of Directors unanimously recommends a vote "FOR" the re-election of the nominated directors, as disclosed in this Proxy Statement.

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Item 1: Election of Directors	Table of Contents

Name	Age	Director Since	Industry/Experience	Diversity	Committee Assignments	Other Public Boards
Dawn Farrell Independent	63	2022	Utilities	White/Female	•Finance •Governance	1
Mark Ganz Independent	62	2006	Healthcare/Law	White/Male	•Audit & Risk •Compensation	0
Marie Oh Huber Independent	61	2019	Law/Technology	Asian/Female	•Compensation •Governance	1
Kathryn Jackson Independent	65	2014	Technology/Environmental	White/Female	•Audit & Risk, Chair •Finance	2
Michael Lewis Independent	60	2021	Utilities	African American/Male	•Audit & Risk •Finance, Chair	1
Michael Millegan Independent	64	2019	Technology	African American/Male	•Audit & Risk •Finance	2
Lee Pelton Independent	72	2006	Education/ Non-Profit Foundations	African American/Male	•Audit & Risk •Governance, Chair	0
Patricia Salas Pineda Independent	71	2022	Human Resources/ Automotive	Latina/Female	•Compensation •Finance	3
Maria Pope President and CEO	58	2018	Utilities/Finance	White/Female		1
Jim Torgerson Independent	70	2021	Energy/Finance	White/Male	•Compensation, Chair •Governance	0
Key to Committees
Compensation: Compensation, Culture and Talent Committee
Governance: Nominating, Governance and Sustainability Committee

DIVERSITY
80% Diverse

Latina
African American
Asian
Women

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SKILLS, EXPERIENCE AND BACKGROUNDS
Our Board of Directors brings diverse skills, experiences and backgrounds to inform and enrich their oversight functions and deliberations. The following skills matrix captures some of these characteristics. We considered these skills, experiences and backgrounds, together with the biographical information provided on pages 16 to 22, in determining the nominees to our Board.

Skill		Number of Director Nominees (Out of 10)
	Finance and Accounting
				7

	Utility Operations
		5

	Technology, Cybersecurity and Information Security
		5

	Transformation
					8

	Environmental and Sustainability
			6

	Government, Regulatory and Public Policy
					8

	Human Capital Management and Culture
					8

	Major Capital Projects Oversight
					8

	Risk Management and Compliance
					8

	Strategic Planning, Business Development and/or M&A
					8

	Regional Business and Community Ties
					8

	Corporate Governance
					8

	Consumer Products / Customer Expectations	5

NOMINEES FOR ELECTION
A biography of each director is presented below. Each biography includes the experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director. While each nominee’s entire range of experience and skills is important, particular experience and skills that contribute to the effectiveness of the Board are identified below. The biographical information is current as of March 1, 2023.

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Dawn Farrell INDEPENDENT DIRECTOR SINCE 2022 COMMITTEES Finance; Nominating, Governance and Sustainability
EDUCATION
BC, MA Economics, University of Calgary
AMP, Harvard University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Chairperson, The Chemours Company
Member, Trilateral Commission
Chancellor, Mount Royal University
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Business Council of Canada, Alberta Business Council, Canadian Natural Resources Limited
TOP SKILLS
Major Capital Projects
Technology, Cybersecurity and Information Security
Utility Operations

BACKGROUND AND QUALIFICATIONS
Ms. Farrell served from 2012 until her retirement in 2021 as President and CEO of TransAlta Corporation, one of Canada's largest producers of wind power and Alberta, Canada's largest producer of hydro-electric power. Ms. Farrell is currently serving as President and CEO of the Trans Mountain Corporation, a Canadian federally owned entity operating Canada's only pipeline system. She has over 35 years of experience in the energy industry and held a variety of executive leadership positions in TransAlta and British Columbia Hydro & Power Authority (BC Hydro) including leading the commercial operations and development at TransAlta and generation and engineering at BC Hydro. Ms. Farrell’s qualifications to serve on our Board include her in-depth knowledge of the western energy markets, generation operations, energy trading, her leadership in transforming a carbon- based company into a leading clean and renewable focused company, and her extensive leadership experience gained in senior executive positions at energy companies.

Mark Ganz INDEPENDENT DIRECTOR SINCE 2006 COMMITTEES Audit and Risk; Compensation, Culture and Talent
EDUCATION
BA, History/Theology, Georgetown University
JD, Georgetown University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board of Regents, University of Portland, Georgetown University
Board member, Coalition to Transform Advanced Illness Care

SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Cambia Health Solutions, Inc.
Board & Executive Committee, Oregon Business Council
BlueCross Blue Shield Association
Chair, America's Health Insurance Plans, Greater Portland Inc.
TOP SKILLS
Finance and Accounting
Regional Business and Community Ties
Strategic Planning

BACKGROUND AND QUALIFICATIONS
Mr. Ganz served from 2003 until his retirement in 2020 as President and CEO of Cambia Health Solutions, Inc. (Cambia), a parent corporation of several companies offering healthcare products and services. He is the founder and managing principal of Lion Creek Partners LLC. Previously, Mr. Ganz held a number of positions with Cambia, including president and CEO of Regence BlueCross of Oregon, chief legal officer, corporate secretary, and chief ethics and compliance officer; he also had responsibility for federal public policy. Mr. Ganz was a member of Cambia’s board of directors until his retirement in 2020, as well as a board member of a number regional and national organizations. Mr. Ganz’s qualifications to serve on our Board include his experience overseeing multiple companies within a large diversified corporate group, including oversight of the financial functions, his knowledge of health care as a regulated industry, his experience in various executive roles, his 29 years of experience in the practice of corporate and regulatory law, and his expertise in executive compensation and compensation structures, corporate governance, and ethics and compliance programs.

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Marie Oh Huber INDEPENDENT DIRECTOR SINCE 2019 COMMITTEES Compensation, Culture and Talent; Nominating, Governance and Sustainability
EDUCATION
BA, Economics, Yale University
JD, Northwestern Pritzker University School of Law
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Adevinta
University Council, Yale University Law Board, Northwestern Pritzker School of Law
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Silicon Valley Community Foundation
Board member, James Campbell Company LLC
TOP SKILLS
Corporate Governance
Government, Regulatory, Public Policy
Technology, Cybersecurity, Information Security

BACKGROUND AND QUALIFICATIONS
Ms. Huber has over 25 years of strategic business, legal and public policy experience in global Fortune 500 companies. She heads the global legal and government relations and public policy functions for eBay, Inc., where she serves as Senior Vice President, Chief Legal Officer, General Counsel and Secretary. Ms. Huber joined eBay in 2015 from Agilent Technologies, where she served as senior vice president, general counsel and secretary since 2009. At Agilent Technologies, Ms. Huber held positions of increasing responsibility, and was responsible for communications, regulatory affairs and quality assurance, government affairs and philanthropy. She started her career at large firms in New York and San Francisco. Ms. Huber's qualifications to serve on our Board include her extensive track record as a business leader in advising boards of directors and her executive leadership of legal and operational matters, M&A, corporate governance, legal and compliance, public policy, IP, litigation, privacy and cybersecurity matters.

Kathryn Jackson, PhD INDEPENDENT DIRECTOR SINCE 2014 COMMITTEES Chair, Audit and Risk; Finance
EDUCATION
BS, Physics, Grove City College
MS, Industrial Engineering Management, University of Pittsburgh
MS and PhD, Engineering and Public Policy, Carnegie Mellon University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Cameco Corporation, and EQT Corporation
Advisory Board, Carnegie Mellon University, University of Pittsburgh Swanson School
Member, National Academy of Engineering
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board member, Duquesne Light Holdings, Inc., Duquesne Light Company, Inc.
TOP SKILLS:
Finance and Accounting
Risk Management and Compliance
Technology, Cybersecurity, Information Security

BACKGROUND AND QUALIFICATIONS
Dr. Jackson is a senior advisor at Energy Impact Partners, and from 2016 to 2021 served as the director of Energy and Technology Consulting at KeySource, Inc. where she provided strategic consulting services to clients in business growth, technology development and energy services. From 2014 to 2015, Dr. Jackson was chief technology officer and senior vice president at RTI International Metals, Inc., a leading U.S. producer of titanium mill products. She served as chief technology officer and senior vice president of Research and Technology at Westinghouse Electric Company, LLC, from 2009 to 2014; she served as vice president of Strategy, Research and Technology from 2008 to 2009. Prior to joining Westinghouse Electric Company, LLC, Dr. Jackson served for 17 years at the Tennessee Valley Authority where she held various executive positions including executive vice president of River System Operations and Environment, and was the corporate environmental officer. Dr. Jackson’s qualifications to serve on our Board include her background in engineering, her experience in senior executive roles and as a member and chair of the board of the Independent System Operator of New England, and her knowledge and experience in the areas of technology, large capital projects, risk management, generation facilities and energy trading operations, research and development on utility assets and systems, and environmental health and safety.

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Michael Lewis INDEPENDENT DIRECTOR SINCE 2021 COMMITTEES Chair, Finance; Audit and Risk
EDUCATION
BS, Electrical Engineering, University of Florida
MBA, Nova Southeastern University
AMP, Duke University
EMP, University of Pennsylvania Wharton School
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Newpark Resources, Inc., Osmose Utilities Services
Senior Advisor, TRC Consulting, Engineering and Construction
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Pacific Gas & Electric Interim President; Board member, Association of Edison Illuminating Companies Member, California Governor's Earthquake Advisory Commission
TOP SKILLS
Human Capital Management
Major Capital Projects
Utility Operations

BACKGROUND AND QUALIFICATIONS
Mr. Lewis is a retired senior executive with more than 35 years of experience in electric utility operations. He served as Interim President of Pacific Gas and Electric Company (PG&E) from August to December 2020. During that time, he oversaw PG&E's gas and electric operations including wildfire prevention and response efforts, grid resiliency initiatives, vegetation management programs and emergency preparedness. Prior to that, Mr. Lewis served as PG&E's senior vice President of Electric Operations and vice president of Electric Distribution. Before joining PG&E in 2018, Mr. Lewis held a number of senior executive positions at Duke Energy, including senior vice president and chief distribution officer from 2016 to 2018, with responsibility for distribution operations across six states, and senior vice president and chief transmission officer from 2015 to 2016. Before the Duke Energy and Progress Energy merger in 2012, he was a senior vice president of energy delivery for Progress Energy Florida, where he was responsible for hurricane preparedness and grid hardening initiatives. Mr. Lewis’s qualifications to serve on our Board include his executive leadership experience and in-depth knowledge of utility operations, including electric transmission and distribution, wildfire prevention and response, disaster preparedness, grid resiliency, large capital projects and risk management and safety programs.

Michael Millegan INDEPENDENT DIRECTOR SINCE 2019 COMMITTEES Audit and Risk; Finance
EDUCATION
BA, MBA, Angelo State University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Axis Capital Holdings, Wireless Telecom Group, Inc., Virginia Mason Foundation, Network Wireless Solutions
Strategic advisor and investor, Windpact, Inc., Vettd, Inc.
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Board Member, CoreSite Realty Corp.

TOP SKILLS
Consumer Products/Customer Expectations
Regional Business and Community Ties
Technology, Cybersecurity, Information Security

BACKGROUND AND QUALIFICATIONS
Mr. Millegan is the Founder and CEO of Millegan Advisory Group 3 LLC where he advises early-stage companies on strategy that drives technology innovation and shareholder value since 2018. Previously, he held a variety of executive leadership and management positions within Verizon, where he led large-scale and scope business units. As president of Verizon Global Wholesale Group, he was responsible for $11 billion in sales revenue, 13,000 employees and $1 billion in annual capital spending. Mr. Millegan’s qualifications to serve on our Board include his experience overseeing significant business units within a large corporate group, his experience in various executive and management roles, and his background in operations in a regulated industry, global sales and marketing, digital media platforms, network infrastructure deployment, cloud computing, cybersecurity,and supply chain management and communications infrastructure.

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Lee Pelton, PhD INDEPENDENT DIRECTOR SINCE 2006 COMMITTEES Chair, Nominating, Governance and Sustainability; Audit and Risk
EDUCATION
BA, English/Psychology, Wichita State University
PhD, English, Harvard University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board and executive committee, Boston Chamber of Commerce
Chair, Boston Racial Equity Fund
Chair Emeritus, Boston Arts Academy Foundation,
Trustee, Barr Foundation Boston Municipal Research Bureau
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Chair, American Council on Education
Board member, National Association of Independent Colleges and Universities, Association of American Colleges and Universities, Museum of African American History in Boston, Harvard University Board of Overseers
TOP SKILLS
Corporate Governance
Environmental and Sustainability
Government, Regulatory, Public Policy

BACKGROUND AND QUALIFICATIONS
Dr. Pelton is President and CEO of The Boston Foundation, a philanthropic organization with over $1 billion in assets. Before joining The Boston Foundation, he served as president of Emerson College from 2011 to May 2021. Prior to that, Dr. Pelton served as President of Willamette University from 1999 to 2011, dean and professor of English Literature at Dartmouth College from 1991 to 1998 and dean of students and later dean of Colgate University from 1986 to 1991. In 2020, he was recognized by the Boston Chamber of Commerce as a 2020 Distinguished Bostonian and included in the Boston Business Journal's 50 Most Powerful Leaders in Boston list. Dr. Pelton’s qualifications to serve on our Board include his executive leadership at academic institutions, his civic leadership, his experience serving on boards of other companies, and the unique perspective he brings to various issues considered by the board as a result of his professional background and accomplishments.

Patricia Salas Pineda INDEPENDENT DIRECTOR SINCE 2022 COMMITTEES Compensation, Culture and Talent; Finance
EDUCATION
BA, Government, Mills College JD, University of California at Berkeley

SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Levi Strauss & Co., Omnicom Group, Frontier Group Holdings, Earthjustice

SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
California Air Resources Board
The Congressional Hispanic Caucus Institute

TOP SKILLS
Consumer Products/ Customer
Government, Regulatory, Public Policy
Human Capital Management

BACKGROUND AND QUALIFICATIONS
Ms. Pineda has held diverse leadership roles in human resources, marketing, legal, communications, philanthropy, and stakeholder relations. Prior to her retirement, Ms. Pineda was the Group Vice President, Hispanic Business Strategy Group at Toyota Motor North America, Inc. Before that, Ms. Pineda was the Group Vice President, national Philanthropy and also Group Vice President Corporate Communications/ Administration and General Counsel. Ms. Pineda began her career at New United Motor Manufacturing Inc., where she held leadership positions in Human Resources, Legal, Government and Environmental Affairs. Ms. Pineda is the founder and Chair emeritus of the Latino Corporate Directors Association.

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Maria Pope President and Chief Executive Officer, Portland General Electric Company DIRECTOR SINCE 2018
EDUCATION
BA, College of Arts and Sciences, Georgetown University
MBA, Stanford Graduate School of Business
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board member, Columbia Banking System
Vice chair, Electric Power Research Institute
Executive committee, Edison Electric Institute (EEI) and Oregon Business Council
Board member, Secretary of Energy Advisory Board, Federal Reserve Bank of San Francisco Portland Branch
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
Chair, OHSU Governing Board, Canadian Council of Forest Industries, Oregon Symphony
TOP SKILLS
Environmental and Sustainability
Finance and Accounting
Utility Operations

BACKGROUND AND QUALIFICATIONS
Ms. Pope is President and CEO of Portland General Electric Company. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. She served from 2013 to 2017 as senior vice president of Power Supply, Operations and Resource Strategy, overseeing PGE's generation plants, energy supply portfolio, and long-term resource strategy. Ms. Pope joined PGE in 2009 as senior vice president of finance, Chief Financial Officer and treasurer. She served on PGE's Board of Directors from 2006 to 2008. Prior to joining PGE, she served as Chief Financial Officer for Mentor Graphics Corporation and held senior operating and finance positions within the forest products and consumer products industries. She began her career in banking with Morgan Stanley. Ms. Pope’s qualifications to serve on our Board include her current role as President and CEO, her extensive knowledge of the Company and the utility industry, her experience as Chief Financial Officer of three publicly traded companies, her diverse leadership experience in business and financial roles, and her corporate and civic board experience.

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James Torgerson INDEPENDENT DIRECTOR SINCE 2021 COMMITTEES Chair, Compensation, Culture and Talent; Nominating Governance and Sustainability
EDUCATION
BBA, Accounting, Cleveland State University
SELECTED DIRECTORSHIPS AND MEMBERSHIPS
Board of trustees, Yale-New Haven Hospital, Yale-New Haven Health System
SELECTED FORMER DIRECTORSHIPS, MEMBERSHIPS AND POSITIONS
CEO, AVANGRID, Inc., UIL Holdings Corporation
Executive committee, Edison Electric Institute (EEI)
Co-Chair, EEI Committee on Reliability, Security and Business Continuity
Chair, American Gas Association
Board member, Archaea Energy, Inc.
TOP SKILLS
Environmental and Sustainability
Human Capital Management and Culture
Utility Operations

BACKGROUND AND QUALIFICATIONS
Mr. Torgerson served as CEO of AVANGRID, Inc., an energy company with approximately $30 billion in assets and operations in 24 states from 2015 until his retirement in 2020. Previously, he was president and CEO of UIL Holdings Corporation from 2006 to 2015, when it merged with Iberdrola USA to form AVANGRID. During his time at UIL Holdings, he oversaw its expansion from a regional electric utility to a diversified energy delivery company and one of the largest generators of wind electricity in the U.S., serving natural gas and electric utility customers across multiple states. Before joining UIL Holdings, he was president, CEO and director of the Midwest Independent Transmission System Operator, Inc. from 2000 to 2006. He also previously served as chief financial officer for several natural gas and electric utilities including Puget Sound Energy and Washington Energy Company. Before transitioning to the utility industry, he served as vice president of development for Diamond Shamrock Corporation, where he also held various finance and strategic planning positions. Mr. Torgerson’s qualifications to serve on our Board include his executive leadership experience and extensive knowledge of the utility industry, including clean energy development, finance and accounting, energy markets, regulation, risk management and strategic planning.

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ROLE OF THE BOARD OF DIRECTORS
Our Board is elected by our shareholders to oversee management in its operation of PGE. In exercising its fiduciary duties, the Board’s goal is to build long-term value for our shareholders and to ensure the vitality of PGE for our customers, employees and the other individuals and organizations who depend on us.
Key responsibilities of our Board include:
•Establishing a corporate governance framework;
•Overseeing and advising management on Company strategy;
•Overseeing the Company's risk management programs;
•Overseeing the Company's ESG programs;
•Overseeing the Company's human capital management and corporate culture; and
•Conducting Board and executive succession planning.
In the pages that follow we provide information about how our Board fulfills these responsibilities, as well as other important policies and practices of our Board.
DIRECTOR INDEPENDENCE
The NYSE listing standards require a majority of our directors and each member of our Audit and Risk Committee, Compensation, Culture and Talent Committee, and Nominating, Governance and Sustainability Committee to be independent. Our Corporate Governance Guidelines require at least 75% of our directors to be independent under NYSE independence standards. For a director to be considered independent, the Board must affirmatively determine that the director does not have any direct or indirect material relationship with PGE, including any of the relationships specifically prohibited by the NYSE independence standards.
In addition to the NYSE listing standards, to assist us in determining the independence of Board members and candidates, the Board has adopted Director Independence Standards, which identify types of relationships that could exist between PGE and a director that would prevent the director from being independent. Our Director Independence Standards are contained in our Corporate Governance Guidelines, published on our website at https://investors. portlandgeneral.com/corporate-governance.
During its annual review of director independence in 2022, the Board considered whether there were any transactions or relationships between PGE and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and whether there were charitable contributions to not-for-profit organizations for which a director or an immediate family member of a director serves as a board member or executive officer.
As a result of this review, the Board affirmatively determined that other than Ms. Pope, all current members of the Board and its standing committees are independent under NYSE listing standards and our Director Independence Standards.

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GOVERNANCE STRUCTURE AND PROCESSES
Board Leadership Structure
Our Board believes that PGE is best served by maintaining the flexibility to determine its leadership structure based on our evolving needs. Our Corporate Governance Guidelines call for the appointment of a Board Chair and require the appointment of a Lead Independent Director if the Board Chair is not independent. The duties of our Board Chair include:
•Presiding over and managing meetings of the Board;
•Serving as the principal liaison between management and other non-management directors;
•Working closely with the Committees in fulfilling their charter obligations, including risk oversight, the annual Board evaluation and annual CEO performance review;
•With the Nominating, Governance and Sustainability Committee, overseeing the composition of the Board;
•Advising senior management on strategy and significant matters as appropriate; and
•Representing the Board at PGE's Annual Meeting of shareholders, and in communications with shareholders and other stakeholders.
We currently separate the roles of CEO and Board Chair. Jim Torgerson, our incoming Board Chair, is independent as defined in the NYSE listing standards and our own Director Independence Standards, which are described in our Corporate Governance Guidelines.
Our Board periodically reviews our leadership structure to determine whether it continues to serve the interests of the Company. We believe our current leadership structure promotes strong independent Board oversight and management accountability and allows our CEO to focus her time and efforts on establishing our strategic direction and managing the affairs of the Company.
BOARD REFRESHMENT
Under our director retirement and tenure policy, which is contained in our Corporate Governance Guidelines, candidates will not be nominated for election after age 75, and candidates elected after July 25, 2018 will not be nominated to serve on the Board for more than 12 years, unless the Board determines that such director’s continued service would be in the best interests of PGE. Our retirement policy is anchored on the need for Board refreshment and balanced tenure at the Board. We have an active board refreshment program with 6 new directors since 2019 and an average tenure of 6.3 years.
The Nominating, Governance and Sustainability Committee recommends director candidates to the Board. The Nominating, Governance and Sustainability Committee carries out this responsibility through a year-round process described below:

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1	à	2	à	3	à	4
Evaluation of Board Composition		Candidate Recruitment		Candidate Evaluation		Recommendation to Board

The Nominating, Governance and Sustainability Committee evaluates the Board's membership needs.		If the Nominating, Governance and Sustainability Committee determines that there is a need for new candidates, individuals are identified through a variety of methods, including shareholder recommendations.		Candidates are evaluated on whether they exhibit core attributes that our Nominating, Governance and Sustainability Committee looks for in all candidates, as well as Board membership needs.		The Nominating, Governance and Sustainability Committee recommends selected candidates to the Board for nomination or appointment to the Board.
Evaluation of Board Composition. Each year the Nominating, Governance and Sustainability Committee evaluates the size and composition of the Board to assess whether they are appropriately considering our evolving needs. In making this evaluation, the Nominating, Governance and Sustainability Committee considers PGE's strategic direction, current director qualifications, experience, and diversity, the results of Board and committee self-assessments, and legal and regulatory requirements. The Nominating, Governance and Sustainability Committee also considers whether there may be a need to fill a future Board vacancy considering our director retirement and tenure policy or anticipated dates of retirement. If the Nominating, Governance and Sustainability Committee identifies a need to fill a future Board vacancy or add to the mix of skills and qualifications represented on the Board, the Nominating, Governance and Sustainability Committee oversees the director recruitment process.
Candidate Recruitment. The Nominating, Governance and Sustainability Committee identifies new Board candidates through a variety of methods, including the use of third-party search firms, suggestions from current directors, shareholders, or employees, and self-nominations. Our newest director, Patricia Salas Pineda, was recommended by a board advisory firm prior to her nomination and election to the Board of Directors.
The Nominating, Governance and Sustainability Committee considers candidates recommended by shareholders. The recommendation and information about the recommended candidate should be sent to the Chair of the Nominating, Governance and Sustainability Committee, in care of our Corporate Secretary, at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204.
The Nominating, Governance and Sustainability Committee will use the same process to evaluate a candidate regardless of the source of the recommendation.
Candidate Evaluation. In evaluating director candidates, the Nominating, Governance and Sustainability Committee seeks to identify individuals who, at a minimum, have the following characteristics:
•A reputation for honesty, ethical conduct and sound business judgment
•Demonstration of significant accomplishments in their field
•Experience and skills in the utility industry or other areas important to the strategic direction and operation of PGE
•Availability and willingness to be diligent in fulfilling the responsibilities of Board membership and
•Freedom from conflicts of interest
In addition to evaluating a candidate’s individual qualifications, the Board and the Nominating, Governance and Sustainability Committee consider how a candidate would contribute to the overall mix of experience, qualifications, skills and other attributes represented on our Board. We believe it is important that the Board exhibit diversity across a

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variety of parameters, including age, gender, and race, and we actively seek out diverse candidates. The Board has, therefore, not felt the need to adopt a formal Board diversity policy.
Recommendation to the Board of Directors. Each year in advance of our Annual Meeting of shareholders, the Nominating, Governance and Sustainability Committee recommends a group of nominees to be presented to the shareholders for election to the Board. As appropriate, the Nominating, Governance and Sustainability Committee also recommends candidates for appointment to the Board between annual meetings. Directors who are appointed by the Board between annual meetings stand for election at the next Annual Meeting of shareholders.
Committee Membership Rotation: The Nominating, Governance and Sustainability Committee periodically considers rotating board committee membership with a view to balancing the benefits of continuity and specialized knowledge with the benefits of diversity of experience and viewpoints. Typically, rotation decisions are made in connection with re-nomination decisions and becomes effective upon re-election of directors by our shareholders. If re-elected, consistent with the committee membership rotation considerations in our Corporate Governance Guidelines, the Board has approved the following committee assignment rotations: Mr. Lewis will move from the Audit and Risk Committee to the Compensation, Culture and Talent Committee; Dr. Jackson will move from the Finance Committee to the Nominating, Governance and Sustainability Committee, Mr. Torgerson will leave the Compensation, Culture and Talent Committee, and Ms. Pineda will become the Chair of the Compensation, Culture and Talent Committee.
BOARD AND COMMITTEE SELF-EVALUATION PROCESS
Each year the Board conducts evaluates its performance and effectiveness as well as that of its committees. The Chair of the Nominating, Governance and Sustainability Committee leads the Board’s assessment process, which requires each director to complete a written evaluation of the performance of the Board and each committees on which the director serves. These evaluations are anonymous, except to the extent a director elects otherwise. In addition to the written evaluations, the Chair of the Nominating, Governance and Sustainability Committee meets individually with each director for an open discussion about Board and Committee performance. The results of our directors’ feedback are summarized and provided to all Board members. The Chair of the Nominating, Governance and Sustainability Committee leads a discussion regarding the results with the committee members as well as the entire Board annually. In addition, the Nominating, Governance and Sustainability Committee conducts a formal mid-year evaluation of the effectiveness of implemented changes or adjustments to help ensure accountability for improvements.
The Board and Committee Self-Evaluation questionnaire and interview are comprehensive, and include questions about Board culture, meeting agendas, and interactions with management. The assessment includes questions designed to assess director preparedness for meetings as well as potential gaps in the skills on the Board. The Board uses this feedback as part of the refreshment process. Periodically, the Board engages an outside party to review Board practices, processes and culture. The last such engagement was in 2021.
COMMITMENT FROM OUR BOARD
The Board recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on PGE’s Board. In 2022, the Board updated the Corporate Governance Guidelines to set a limit of four additional public company boards for Directors. Directors must notify the Chair of the Nominating, Governance and Sustainability Committee and the Corporate Secretary before accepting an invitation to serve on the board of any other company or becoming an officer of a company. The Chair of the Nominating, Governance and Sustainability Committee reviews and determines whether the position would affect the director's ability to serve on the Board, and in making this determination, the Chair of the Nominating, Governance and Sustainability Committee considers the time commitment and any conflict or interlocking director or officer restrictions that may apply. Further, the Nominating, Governance and Sustainability Committee considers the number of boards a director is on in considering whether to re-nominate a director for election to the Board.

Directors are expected to attend all Board meetings and meetings of committees on which they serve, as well as the Company's Annual Meeting of shareholders. While the Board understands that circumstances may arise from time to time that prevent a director from attending a meeting, directors are expected to make these meetings a priority. During

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2022, each director attended at least 75% of the meetings of the Board and meetings held by all committees on which the director served, with one exception. Ms. Pineda was appointed to the Board of Directors, and to the Compensation, Culture and Talent Committee and the Finance Committee of the Board of Directors, effective October 1, 2022. Because she was appointed late in the year and had a pre-existing conflict for one of the meeting days, she did not meet the 75% threshold. Excluding that exception, the directors nominees collectively attended 98.83% of all Board and Board committee meetings. All of the directors who were on the Board also attended the Company's 2022 annual meeting of Shareholders. There were nine meetings of the Board of Directors in 2022.
Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chair of the Board presides over executive sessions of the non-management directors. If the the non-management directors include directors who are not independent under the NYSE listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. There were eight executive sessions of the non-management directors in 2022. Throughout 2022, all of our non-management directors were independent under the NYSE listing standards and our Standards for Determination of Director Independence. Accordingly, the eight meetings of our non-management directors in 2022 also constituted meetings of our independent directors.
Director Resignation Policy
We have adopted a director resignation policy, which is contained in our Corporate Governance Guidelines. Under the policy, any incumbent director who fails to receive a majority vote in an uncontested election is expected to tender a resignation within five days following the certification of election results. The Nominating, Governance and Sustainability Committee will consider the offer of resignation and, within 45 days following the date of the election of directors, recommend to the Board whether to accept or reject the offer of resignation. The Nominating, Governance and Sustainability Committee will base its decision on factors the committee deems relevant, including the stated reason or reasons why shareholders voted against the director’s reelection and whether the director’s resignation from the Board would be in the best interests of PGE and its shareholders. The Board will act on the Nominating, Governance and Sustainability Committee's recommendation within 90 days after the date of the shareholders’ meeting at which the election of directors occurred. A director who is required to tender a resignation may not participate in the deliberations or decision regarding the offer of resignation. Within four business days after the Board’s decision with respect to an offer of resignation, the Company will publicly disclose the Board’s decision and, if applicable, reasons for rejecting the offer of resignation, in a Form 8-K filed with the SEC.
Stock Ownership Guidelines for Directors
Our Corporate Governance Guidelines require each non-employee director to own shares of PGE common stock with a value equal to at least five times the value of the annual base cash retainer fee for non-employee directors. All of our directors either meet the stock ownership requirement or are on track to do so by the applicable target date. Our stock ownership policy for executive officers is described on page 67 of this Proxy Statement.
Director Orientation and Continuing Education
New directors receive information about our business, strategy and management team to familiarize them with PGE before their first Board meeting. We also arrange a series of orientation meetings between each new director and senior leaders throughout the company to help new directors understand the operations of the business and their specific Board and committee duties.
We typically provide continuing education to directors annually on specific topics that relate to our strategic priorities. These sessions are typically led by management. Directors are encouraged to visit our facilities. Directors may also attend external education programs and are reimbursed for the cost of those programs.

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RELATED PARTY TRANSACTIONS
Our Board recognizes that transactions between PGE and certain individuals and entities, including our directors and officers, may raise questions as to whether those transactions are consistent with the best interests of PGE and its shareholders. Accordingly, the Board has adopted a written Related Person Transactions Policy, which addresses our policies regarding the review, approval, or ratification of certain transactions between PGE and certain “related persons,” including our directors, executive officers, director nominees, and owners of more than 5% of any class of our voting securities. Under the policy, transactions between PGE and a related person involving more than $120,000 in which the related person has a direct or indirect material interest are not permitted unless the Nominating, Governance and Sustainability Committee determines that the transaction is not inconsistent with the best interests of PGE and its shareholders. Before entering into such a transaction with PGE, the related person or the business unit leader responsible for the potential transaction is required to provide notice to the General Counsel of the facts and circumstances of the proposed transaction. Certain types of transactions—including executive and director compensation that is required to be disclosed under SEC disclosure rules and the provision of tariff-based utility service—are exempt from the policy.
Our Related Person Transactions Policy supplements and does not supersede other policies that apply to transactions with related persons, such as our Code of Business Ethics and Conduct. Under our Code of Business Ethics and Conduct, our directors, officers, and employees must report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any conflict of interest under the code involving a director, an executive officer, or our Controller is reviewed by the Audit and Risk Committee. Only the Audit and Risk Committee may waive such a conflict, which will be promptly disclosed to our shareholders as required by law.
COMMUNICATIONS WITH THE BOARD
The Board and the Audit and Risk Committee have approved a process for handling communications to the Board and its committees. Shareholders and other interested parties may submit written communications to the Board (including the Chair), a Board committee, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board, or any individual director or group or committee of directors by either name or title, and should be sent in care of:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

All appropriate communications received from shareholders and other interested parties will be forwarded to the Board, or the specified director, Board committee or group of directors, as appropriate.
A full description of our process for handling communications with the Board is published on our website at https://investors.portlandgeneral.com/corporate-governance and is available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.

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Item 1: Election of Directors	Table of Contents

BOARD COMMITTEES
The Board has established four standing committees: the Audit and Risk Committee, the Nominating, Governance and Sustainability Committee, the Compensation, Culture and Talent Committee, and the Finance Committee. Each standing committee has a Board-approved charter, which is reviewed annually by the respective committee and by our Nominating, Governance and Sustainability Committee. The Board may also establish temporary committees as needed to address specific issues that arise from time to time.
Each year our Nominating, Governance and Sustainability Committee reviews the composition and mandates of our standing committees to ensure that they continue to support the effective execution of the Board's responsibilities. The Board approves committee and chair assignments at least annually.
Each Board committee may retain and compensate consultants or other advisors as necessary for it to carry out its duties. To the extent permitted by law and the NYSE listing standards, Board committees may form subcommittees and delegate authority to the subcommittees, or to a committee chair individually.
Below are brief descriptions of each standing Board committee. For more detailed descriptions, please refer to the committee charters available on our website at https://investors.portlandgeneral.com/corporate-governance.

Audit and Risk Committee

Committee Composition
Chair:
Kathryn Jackson
Other Members:
Mark Ganz
Michael Lewis
Michael Millegan
Lee Pelton
Meetings in 2022: 6
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards, SEC standards and the Company's Director Independence Standards.
•All members are “financially literate” within the meaning of the NYSE listing standards.
•Mr. Ganz is an “audit committee financial expert” within the meaning of applicable SEC rules.

Key Responsibilities
•Assists the Board in its oversight of our financial statements, independent auditors’ qualifications, independence and performance, and internal controls over financial reporting
•Appoints and oversees the work of our registered public accounting firm
•Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm
•Pre-approves all audit, audit-related, tax and other services, if any, provided by the registered independent public accounting firm
•Appoints and oversees the work of PGE's Director of Internal Audit Services and approves our annual internal audit plan and budget
•Approves the Audit and Risk Committee Report for inclusion in our proxy statement
•Oversees the development and implementation of our ethics and compliance programs
•Assists the Board with the oversight of our enterprise risk management program
•The Audit and Risk Committee's role in risk oversight and ESG are described above under Board Oversight of Risk and Board Oversight of ESG

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Compensation, Culture and Talent Committee

Committee Composition
Chair:
James Torgerson
Other Members:
Rodney Brown
Mark Ganz
Marie Oh Huber
Patricia Salas Pineda
Meetings in 2022: 5
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Director Independence Standards.

Key Responsibilities
•Evaluates the performance of the CEO and determines her compensation together with the independent directors
•Approves the compensation of the executive officers other than the CEO
•Reviews PGE's non-management director compensation program and recommends appropriate levels of compensation for non-employee directors
•Advises on human capital management matters, including talent management strategies, programs and initiatives, including DEI programs and results, workforce health and safety and any required human capital disclosures including the DEI commitments
•Reviews the Compensation Discussion and Analysis contained in our proxy statement and approves the Compensation, Culture and Talent Committee Report for inclusion in the proxy statement
•Together with the other independent directors, oversees our incentive compensation clawback policy and recovery of performance-based compensation awards
•Reviews succession plans and diversity pipeline for executive roles
•Oversees our culture metrics and employee engagement
•Reviews and approves severance or termination payment arrangements for executive officers
•The Compensation, Culture and Talent Committee's role in ESG is described above under Board Oversight of ESG

COMPENSATION, CULTURE AND TALENT COMMITTEE INTERLOCKS
All directors who served as a member of the Compensation, Culture and Talent Committee during 2022 were independent directors and no member was an employee or former employee of PGE or any of its subsidiaries. During 2022, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation, Culture and Talent Committee or Board or had any relationship with PGE requiring disclosure under SEC regulations.

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Finance Committee

Committee Composition
Chair:
Michael Lewis
Other Members:
Rodney Brown
Dawn Farrell
Kathryn Jackson
Michael Millegan
Patricia Salas Pineda
Meetings in 2022: 4
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Director Independence Standards.

Key Responsibilities
•Reviews and recommends to the Board annual financing plans and capital and operating budgets
•Reviews and approves or recommends to the Board certain costs for projects, initiatives, transactions and other activities within PGE's ordinary business
•Reviews our capital and debt structure, approves or recommends to the Board the issuance of debt, and recommends to the Board the issuance of equity
•Reviews and recommends to the Board dividends, dividend payout goals and objectives
•Reviews earnings forecasts
•Assists the Board in overseeing the management of results associated with PGE’s power operations, capital projects, finance activities, credit and liquidity
•Reviews and recommends to the Board investment policies and guidelines
•Oversees the management of benefit plan assets
•The Finance Committee's role in risk oversight and ESG is described above in Board Oversight of Risk and Board Oversight of ESG

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Nominating, Governance and Sustainability Committee

Committee Composition
Chair:
Lee Pelton
Other Members:
Jack Davis
Dawn Farrell
Marie Oh Huber
James Torgerson

Meetings in 2022: 4
Independence/Qualifications:
•All members are independent within the meaning of the NYSE listing standards and the Company's Director Independence Standards.

Key Responsibilities
•Reviews the size of the Board and recommends to the Board any appropriate changes
•Identifies and recommends to the Board individuals qualified to serve as directors and on committees of the Board
•Takes a leadership role in shaping our corporate governance, including the policies and practices described in our Corporate Governance Guidelines
•Reviews succession plans for the CEO, either as a committee or together with the full Board
•Oversees the self-assessment of the Board and its committees
•Reviews any company transactions involving directors, nominees, executive officers and other “related persons” in accordance with the Company’s Related Person Transaction Policy
•Provides strategic oversight on the (i) formulation of sustainability and ESG strategy and policies, including our engagement with stakeholders, and its ESG report and (ii) issues related to board leadership, ethics, and integrity
•Reviews and reports to the Board on environmental, climate change, sustainability, social and other related ESG matters affecting PGE
•Reviews and approves our Political Engagement Policy and reviews our strategic priorities on political and policy lobbying, political contributions and charitable contribution programs
•The Nominating, Governance and Sustainability Committee's role in risk oversight and ESG is described below in Board Oversight of Risk and Board Oversight of ESG

BOARD OVERSIGHT

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BOARD OVERSIGHT OF STRATEGY FOR CLEAN ENERGY FUTURE

Strategic Goals

Decarbonize Power	Electrify the Economy	Advance our Performance

Reduce greenhouse gas emissions associated with electricity served to retail customers by at least 80% by 2030 and 100% by 2040.	Increase beneficial electricity use to capture the benefits of new technologies while building an increasingly clean, flexible and reliable grid.	Improve efficiency, safety, and system and equipment reliability while maintaining affordable energy service and growing earnings per share 5% to 7%.

How we will achieve our goals

Ensure resource adequacy as we decarbonize	Scale customer solutions that deliver value	Drive enterprise operational excellence and innovation

One of the Board's primary functions is to assist management with the development of our long-term business strategy.
Our Board conducts annual offsite Board sessions focused solely on PGE's strategy. During these sessions, the Board and management discuss the competitive landscape in our industry, emerging technologies, significant business risks and opportunities, and PGE's strategic priorities. These sessions have generally included presentations provided by outside experts and business leaders on matters of strategic significance to us. Directors with expertise in a specific strategic area also confer with management outside of Board meetings.
Throughout the year, our management team regularly reports to the Board on the execution of our long-term strategic plans, the status of important projects and initiatives, and the key opportunities and risks facing PGE. For more information on our long-term strategy, see page 4 of this Proxy Statement and our 2022 Annual Report.

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Item 1: Election of Directors	Table of Contents

RISK MANAGEMENT
The Board and its committees have broad responsibility for the oversight of significant strategic, operational, financial, reputational and ESG risk, and actively review our enterprise risk management program and monitor strategic and emerging risks.
The Board is responsible for assessing whether management has put in place effective systems to identify, evaluate, and manage the material risks facing PGE. The Board satisfies its oversight function through regular reporting from management on areas of material risk, including strategic, operational, cybersecurity, environmental, financial, legal and regulatory risks. In addition, management reports each quarter to the Audit and Risk Committee on the activities and findings of our risk management program. At least annually, the Board and the Finance Committee also review corporate goals and approve capital budgets to ensure they are aligned with PGE's strategy.
While the full Board has ultimate responsibility for oversight of risk management, particularly with regard to strategic risks, each of the standing committees of the Board has been assigned a role in assisting the Board with its oversight responsibilities. Key risk areas overseen by the Board's committees are shown below:

Committee	Risk Oversight Responsibilities
Audit and Risk
•Oversees the activities of the Executive Risk Committee (described below)
•Assists the Board in providing oversight of our Enterprise Risk Management Program including review of risks, mitigations and metrics
•Oversees key risks, including:
◦Financial reporting and internal controls including the internal controls related to ESG disclosures and metrics
◦Financial risk exposure and mitigations
◦Litigation and compliance risks
◦Cybersecurity and information technology risks
◦Physical security risks

Compensation Culture and Talent
•Assesses and monitors the risks in our compensation plans and programs. The Compensation, Culture and Talent Committee's risk assessment processes are discussed under Other Compensation Policies and Practices - Risk Management on page 66.
•Oversees key risks, including:
◦Talent acquisition, people management and retention
◦Workforce health and safety
◦Company-wide succession planning
◦Human capital management disclosures

Finance	•Oversees and monitors potential financial and liquidity risks to PGE •Oversees key risks, including: ◦Liquidity ◦Capital markets, including volatility and access to the market ◦Capital projects ◦Insurance
Nominating, Governance and Sustainability
•Assesses risks associated with our governance and sustainability initiatives and goals
•Oversees key risks, including:
◦Board composition and refreshment, including directors skills and qualifications
◦ESG strategy and policies, environmental issues, climate change, sustainability and social issues
◦Political engagement and contributions, and charitable contributions

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Item 1: Election of Directors	Table of Contents

Management is responsible for day-to-day identification and management of risk. To ensure consistency and comprehensiveness in its approach, we have established an Executive Risk Committee to oversee our risk management programs. One core function of the Executive Risk Committee is to sponsor an annual enterprise-wide risk assessment, the results of which are used to inform our goals and priorities for the next year. We have also established standing executive committees with responsibility for managing risks over defined areas and reporting as appropriate to the Executive Risk Committee or the Audit and Risk Committee. These include our Integrated Security, Operations, People, and Strategy Executive Committees.
Selected Area of Risk Oversight

Cybersecurity
We have identified cybersecurity as a key enterprise risk. The Board has assigned primary responsibility for cybersecurity oversight to the Audit and Risk Committee, which received quarterly cybersecurity updates as well as an annual deep dive in 2022 that focused on cybersecurity threats, defenses, and data analytics that impact our most critical assets as well as cybersecurity risks in the key risk reports discussed above. In addition to the deep dive, in 2022, management and the Board participated in a half-day simulated cybersecurity exercise facilitated by a third party, designed to test procedures and communication in the event of a cyber-attack. The Board has established a Cyber Incident Response Committee, which functions as a standby committee authorized to act on behalf of the Board in the event of a significant cybersecurity incident. This Cyber Incident Response Committee is composed of all the members of the Audit and Risk Committee and the Chair of the Board. The Chair of the Board serves as the Chair of that committee.

Management established an integrated security steering committee comprised of a multidisciplinary management team to provide governance and integrated strategic direction for the identification, protection and detection of cybersecurity and physical risks. This committee reports to the Integrated Security Executive Committee and the Executive Risk Committee. We identify and manage information security risk using the National Institute of Standard and Technology Cybersecurity Framework (NIST), work closely with public and private sources for intelligence and monitoring, and periodically subject our program to external audit and review. All employees are required to take annual cybersecurity awareness training. We conduct monthly phishing campaigns in which employees are expected to report suspicious emails. If employees click on the training phishing email, they are provided immediate feedback on how to avoid phishing, in addition to being required to complete additional training. Quarterly security awareness is provided to all employees and focuses on cyber and physical security best practices. In 2022, we are not aware of any material breaches due to cybersecurity threats.

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Item 1: Election of Directors	Table of Contents

Environmental, Social and Governance
The Board and its committees oversee safety, climate change, diversity, equity and inclusion (DEI) and other ESG risks and opportunities as an integral part of their oversight of our strategy. ESG issues are core to our strategy and therefore incorporated into topics reviewed at each Board meeting. Responsibility for ESG performance is integrated with the policies and principles that govern PGE.
The Board regularly reviews and monitors risks arising from climate change related events that impact our business, such as ice storms and wildfires and oversees the mitigation efforts for such events. The Board oversees the impact of legislation and regulation on our clean and renewable energy and transportation electrification strategy and monitors progress towards alignment with local, state and federal goals. In addition, the Board approves capital budgets that reflect allocation decisions towards system-wide resilience and customer facing-programs, as well as financing arrangements that have key ESG metrics to determine success. The Board also reviews community engagement and DEI initiatives to ensure that they advance our strategic goals.
Key risk areas overseen by the Board and the committees are shown below:
Sustainability and ESG Governance Framework
Management is responsible for day-to-day management of identifying and achieving sustainability and ESG related goals. To ensure consistency and comprehensiveness in its approach, we have established a Sustainability and Environmental, Social and Governance Steering Committee to oversee the execution of the strategies designed to achieve the goals. This committee reports to the Strategy Executive Steering Committee. Each business area is responsible for certain aspects of ESG and sustainability, and uses effective performance management techniques to align employees around the successful execution of our efforts to achieve our goals.

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Item 1: Election of Directors	Table of Contents

Selected Area of ESG Oversight

Diversity, Equity and Inclusion
The Board’s commitment to review and guide management on our corporate culture and DEI initiatives is also reflected in our Corporate Governance Guidelines. The Board reviews the Company’s DEI progress semi-annually, and monitors our commitments, metrics and trends related to workforce representation, pay equity, advancement opportunities and culture/employee sentiment. The Board will continue to monitor our DEI commitments to enhance transparency and accountability.

Political Engagement and Disclosure
Political developments can have a significant impact on the Company and our stakeholders. Therefore, we participate in the political process through regular engagement with public officials and policy makers, and by making contributions to candidates, parties and political action committees from across the political spectrum that support policies that help advance our business strategy, including clean and renewable energy and efficient electrification. We will only make political contributions that comply with the law and adhere to our Political Engagement Policy. All contributions are approved by the most senior officer responsible for government affairs or the President and CEO. Exceptions to the Political Engagement Policy must be approved by the Vice-President of Public Affairs and the General Counsel.
Management publishes an annual report disclosing contributions from corporate funds to campaign committees, political action committees and ballot measure committees. The Nominating, Governance and Sustainability Committee reviews the annual report and the Political Engagement Policy annually and receives a report on any significant exceptions or waivers to the Political Engagement Policy. The Nominating, Governance and Sustainability Committee also annually reviews with management the strategic priorities for PGE’s political and policy lobbying and political contributions.

Additional information about our political contributions policies, including the annual report of political contributions, can be found on our website at https://investors.portlandgeneral.com/corporate-governance

Ethics and Compliance
To establish the foundation of our ethics and compliance culture, the Board has adopted a Code of Business Ethics and Conduct, which all directors, officers, and employees are expected to adhere to and affirm. The code covers all areas of workplace conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, and legal and regulatory compliance. In addition, our CEO, CFO, and Controller must abide by the Code of Ethics for Chief Executive and Senior Financial Officers. Employees are expected to report any violation of our ethics codes and may do so using a variety of methods, including an anonymous third-party hotline. In addition, the Audit and Risk Committee has also adopted procedures for receiving and addressing complaints regarding accounting, internal accounting controls, or auditing matters. The Audit and Risk Committee receives quarterly reports from our Ethics and Governance and Compliance departments on key compliance metrics and employee conduct matters.

Find Our Ethics Codes Online
The Code of Business Ethics and Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available on our website at https://investors.portlandgeneral.com/corporate-governance or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary. Any amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers, and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller, will be disclosed to our shareholders to the extent required by law.

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SENIOR MANAGEMENT SUCCESSION PLANNING
Our Board understands that our people and our culture are vital to our continued success. We seek to attract and retain a talented, motivated, and diverse workforce and to maintain a culture that reflects our core values, our drive for performance, and our commitment to acting with the highest levels of honesty, integrity, and compliance.
Senior Management Succession
The Board believes CEO succession planning is one of its most important responsibilities. In accordance with our Corporate Governance Guidelines, the Board oversees CEO and senior management succession planning and talent development with the assistance of the Nominating, Governance and Sustainability Committee and the Compensation Culture and Talent Committee to ensure there is a pool of internal candidates who can assume executive officer positions.
At least annually, the Board reviews succession plans for senior management, which includes a review of the qualifications and development plans of potential internal candidates and diversity of the succession pipeline. Directors also regularly have an opportunity to meet and engage with potential internal senior management successors at Board, and committee meetings and during operational visits. In addition, the Compensation, Culture and Talent Committee regularly conducts in-depth reviews of development plans for promising management talent. The Board also maintains an emergency succession plan for the CEO, which is reviewed annually.
Human Capital Management
The Compensation, Culture and Talent Committee has primary responsibility for overseeing our human capital management programs. In addition to providing input on leadership succession planning and talent development, the Compensation, Culture and Talent Committee regularly engages with management on a broad range of human capital management topics, including health and safety, diversity and inclusion, pay equity, strategic workforce planning, employee engagement, employee well-being programs, and performance management.
DIRECTOR COMPENSATION
We offer non-management directors both cash and equity compensation. Cash compensation is provided in the form of annual cash retainers for Board and committee service. Equity is provided in the form of an annual grant of restricted stock units with time-based vesting conditions (RSUs). Ms. Pope is not paid any additional compensation for her services as a director. Our 2022 director compensation arrangements are described below.

Annual Cash Retainer and Equity Awards	Amount ($)

Annual Cash Retainer for Board Service	70,000
Annual Cash Retainer for Board Chair	125,000
Annual Cash Retainer for Audit and Risk Committee Chair(1)	20,000
Annual Cash Retainer for Other Active Standing Committee Chairs	15,000
Annual Cash Retainer for Committee Service (per committee)	20,000
Grant-Date Value of Annual RSU Award	130,000
1.Annual cash retainer for audit and risk committee chair of $20,000 was effective July 1, 2022; prior to that, this fee was $15,000.

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Item 1: Election of Directors	Table of Contents

Quarterly Cash Retainer
Directors' cash retainers for Board and committee service are paid quarterly in arrears. We also reimburse certain expenses related to Board service, including expenses related to attendance at Board and committee meetings. Directors are not paid meeting fees.
Annual Equity Awards
Under our 2022 equity compensation arrangements, each non-management director receives an annual grant of a number of RSUs determined by dividing $130,000 by the closing price of PGE's common stock on the grant date, rounding to the nearest whole share. Each award is fully vested when granted. Directors who join the Board during the year are awarded a pro rata portion of the annual award, based on the number of calendar months during which the director served on the Board that year.
Director Deferred Compensation Plan
Non-management directors first appointed or elected to the Board before April 23, 2019 are eligible to participate in our 2006 Outside Directors' Deferred Compensation Plan. The plan allows participants to defer the payment of Board retainers as well as any other form of cash compensation they may receive from PGE. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half a percentage point higher than the annual yield on Moody’s Average Corporate Bond Index. Directors may elect to receive payments, which commence 65 days after the end of the month in which the participant separates from board service, under the plan in a lump sum or in monthly installments for a period of up to 180 months. Death benefits, which consists of the balance of the participant’s account including interest, are payable to the beneficiary commencing 65 days after the end of the month in which the participant dies in the same form as elected for payments at separation from service. These benefits are unfunded and depend on the continued solvency of PGE. The following directors/retired directors participate in our 2006 Outside Directors' Deferred Compensation Plan: Rodney Brown, Jack Davis, Kirby Dyess, and Michael Millegan.
Determination of Director Compensation
The compensation of our non-management directors is determined by the Board of Directors upon a recommendation from the Compensation, Culture and Talent Committee. The Compensation, Culture and Talent Committee makes its recommendation after receiving input from its independent compensation consultant and management. The Compensation, Culture and Talent Committee retained FW Cook to evaluate and make recommendations regarding director compensation for 2022. FW Cook's evaluation included identifying industry trends and market data for directors' compensation, reviewing and identifying peer group companies, and evaluating director compensation data for these companies. Management's input focuses on compliance, legal and administrative matters.
In October 2021, the Compensation, Culture and Talent Committee recommended and the Board agreed to adjustments to non-management director compensation to bring them into reasonable alignment with the market and to increase service vesting requirements. In July 2022, based on recommendations from FW Cook, the Compensation, Culture and Talent Committee recommended and the Board agreed to increase the annual cash retainer for the Audit and Risk Committee Chair to acknowledge additional workload in that area.

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Item 1: Election of Directors	Table of Contents

2022 Director Compensation Table
The table below shows the compensation earned by each individual who served as a director during the year ended December 31, 2022, with the exception of Ms. Pope, whose compensation is described in the Summary Compensation Table and related tables and disclosure beginning on page 70.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Rodney Brown	110,000	129,982		239,982
Jack Davis	215,000	129,982		344,982
Kirby Dyess(4)	55,000	—		55,000
Dawn Farrell(5)	110,000	194,960		304,960
Mark Ganz	110,000	129,982		239,982
Marie Oh Huber	110,000	129,982		239,982
Kathryn Jackson	127,500	129,982		257,482
Michael Lewis	125,000	129,982		254,982
Michael Millegan	110,000	129,982		239,982
Neil Nelson(4)	55,000	—		55,000
Lee Pelton	125,000	129,982		254,982
Patricia Pineda(6)	27,500	97,481		124,981
James Torgerson	125,000	129,982		254,982
1.Amounts in this column include all fees earned for Board and committee service, regardless of whether such amounts were deferred under our 2006 Outside Directors' Deferred Compensation Plan.
2.Amounts in this column represent the aggregate grant date fair value of RSU awards made in 2022, computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation, without considering estimated forfeitures, based on the NYSE closing price of our common stock on the grant dated July 21, 2022.
3.No other compensation was paid in 2022.
4.Ms. Dyess and Mr. Nelson served as directors until their retirement from the Board on April 22, 2022.
5.Ms. Farrell joined the Board on January 1, 2022. She received an award of RSUs with a grant date value of $64,978 with respect to her service through July of 2022 which vested on January 19, 2022, in addition to the annual grant of RSUs made to the non-management directors in July of 2022.
6.Ms. Pineda joined the Board on October 1, 2022. She received an award of RSUs with a grant date value of $97,481 with respect to her service from October 1, 2022 through July of 2023, which vested on October 1, 2022.

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Item 2: Advisory Vote on Executive Compensation
Our executive compensation programs are designed to attract and retain highly qualified executive officers and to provide them with incentives to advance the interests of our stakeholders, which include our shareholders, our customers, our employees and the communities we serve. Our programs are described in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion.
We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by voting to approve the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
 Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

What are you voting on? We are asking shareholders to approve, on an advisory basis, the compensation paid for 2022 to the executive officers named in the Summary Compensation Table.

"FOR" The Board of Directors unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.
“RESOLVED, that the shareholders of the Portland General Electric Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the other related tables and disclosure in the Proxy Statement for the Company’s 2023 Annual Meeting of shareholders.”

Approval of this proposal will require that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal. As an advisory vote, this proposal is not binding on PGE or the Compensation, Culture and Talent Committee. However, the Compensation, Culture and Talent Committee and the Board value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.
It is expected that the next say-on-pay vote will occur at the 2024 annual meeting of shareholders.

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Compensation, Culture and Talent Committee Report
The Compensation, Culture and Talent Committee has reviewed and discussed with management the following Compensation Discussion and Analysis and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
MEMBERS OF THE COMPENSATION, CULTURE AND TALENT COMMITTEE
•James Torgerson (Chair)
•Rodney Brown
•Mark Ganz
•Marie Oh Huber
•Patricia Salas Pineda

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Compensation Discussion and Analysis
The 2022 compensation of our named executive officers appropriately reflects their significant contributions to the Company's strong progress towards long-term growth in 2022, while navigating historic power market volatility and executing well in the face of severe weather. The Compensation Discussion and Analysis explains the guiding principles and practices upon which our compensation program is based, the elements of our executive compensation program, and the compensation paid to our named executive officers.

MS. POPE is President, Chief Executive Officer and a member of the Board of Directors of PGE. She was appointed President on October 1, 2017 and Chief Executive Officer on January 1, 2018. She served from 2013 to 2017 as senior vice president of Power Supply, Operations and Resource Strategy, overseeing PGE’s generation plants, energy supply portfolio, and long-term resource strategy. Ms. Pope joined PGE in 2009 as Senior Vice President of Finance, Chief Financial Officer and Treasurer. She served on PGE’s Board of Directors from 2006 to 2008. Prior to joining PGE, she served as Chief Financial Officer for Mentor Graphics Corporation and held senior operating and finance positions within the forest products and consumer products industries. She began her career in banking with Morgan Stanley.
EDUCATION
BA, College of Arts and Sciences, Georgetown University
MBA, Stanford Graduate School of Business
For more information, see Ms. Pope’s bio in Our Board of Directors page 21.

Maria Pope President and CEO

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MR. AJELLO has served as the Chief Financial Officer and Senior Vice President of Finance and Treasurer at PGE since January 1, 2021 and also became the Corporate Compliance Officer in 2022. He joined PGE in November 2020 as a senior advisor prior to his transition to the CFO role, bringing an extensive background in both energy and finance, including serving as executive vice president and CFO for Hawaiian Electric Industries (HEI) from 2009 to 2017, where he helped lead its clean energy transformation. In 2020, he became an independent director of HEI’s Hawaiian Electric Company, where he serves on the Audit Committee and from 2017 was an independent director of HEI’s American Savings Bank and a member of its Risk Committee and member of HEI’s compensation committee. He also currently serves on the Board of Dimension Renewable Energy, a developer, owner and operator of community solar solutions. Prior to joining HEI, Mr. Ajello served as senior vice president of Business Development at Reliant Energy and spent 15 years as managing director of the Energy and Natural Resources Group of UBS Warburg/UBS Securities. He has also chaired the U.S. Department of Energy’s Environmental Management Advisory Board.
EDUCATION
BA, State University of New York Oneonta
MPA, Syracuse University
Graduate, Advanced Management Program of the European Institute of Business Administration (INSEAD)

James Ajello Senior Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Compliance Officer

MS. ESPINOSA is responsible for all of PGE’s legal affairs, and coordinates the Company's ethics and governance activities. She joined PGE in 2021 as Deputy General Counsel and Corporate Secretary. Ms. Espinosa has over 18 years of legal and risk management experience in the utility and energy industries with a focus on board governance and power operations structuring and origination. Before joining PGE, she held leadership positions with Sempra Energy and General Electric. Ms. Espinosa is on the boards of the Portland Business Alliance and the PGE Foundation. Ms. Espinosa has served on the boards of Big Brothers Big Sisters and the Corporate Director Forum.
EDUCATION
Law, Universidad de Los Andes (Bogotá, Colombia)
JD, magna cum laude, Southern Methodist University, Dedman School of Law
LLM, Southern Methodist University Dedman School of Law.
Ms. Espinosa is admitted to the Texas State, New York State and Oregon State Bar.

Angelica Espinosa Vice President, General Counsel

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MR. BEKKEDAHL oversees PGE operational areas and is responsible for advancing PGE’s integrated smart grid strategy since 2019.
Mr. Bekkedahl joined PGE in 2014 and until 2019 served as Vice President of Transmission & Distribution, bringing more than three decades of leadership experience in the energy industry. Before joining PGE, he was Senior Vice President for transmission services at the Bonneville Power Administration and held leadership positions at Clark Public Utilities, PacifiCorp and Montana Power Company. Mr. Bekkedahl serves on the Electric Power Research Institute (EPRI), Research Advisory Committee, the Stanford University Bits and Watts Advisory Council, the University of Akron Energy Advisory Committee, and the All Hands Raised board for Portland Public Schools Foundation.
EDUCATION
BS, Electrical Engineering, Montana State University

Larry Bekkedahl Senior Vice President, Advanced Energy Delivery

MR. KOCHAVATR is responsible for customer solutions, supply chain and information systems at PGE. He joined the Company in 2018.
Before joining PGE, Mr. Kochavatr was Senior Vice President and CIO at SUEZ Water Technologies & Solutions. Prior to that, he held several CIO and global leadership roles during his 16 years at General Electric (GE) across the Energy, Aviation, Oil & Gas and Capital divisions, focused on building and integrating technologies to grow large-scale infrastructure businesses. Mr. Kochavatr began his career in early stage, venture capital funded technology start-up companies. He currently serves as Chair Emeritus of the Technology Association of Oregon and has served on the board of Pearl S Buck International.
EDUCATION
BA, University of California, Los Angeles
MBA, University of Chicago, Booth School of Business

John Kochavatr Vice President Customer & Digital Solutions and Chief Information Officer

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COMPENSATION DISCUSSION AND ANALYSIS TABLE OF CONTENTS

Setting Executive Compensation	47
PGE VS. 2022 PEER GROUP	50
2022 Executive Compensation	51
COMPENSATION ELEMENTS	51
PERFORMANCE -CONDITIONED COMPENSATION	51
BASE SALARIES	52
ANNUAL CASH INCENTIVE AWARDS	52
2022 ACI PROGRAM TARGET AWARDS	53
2022 ACI PROGRAM RATIONALE FOR SELECTION OF PERFORMANCE METRICS	54
2022 ACI PROGRAM GOAL WEIGHTINGS	56
2022 ACI PROGRAM PERFORMANCE RESULTS	56
NAMED EXECUTIVE OFFICER ANNUAL INCENTIVE AWARD PAYOUTS	58
LONG-TERM INCENTIVE AWARDS	59
CALCULATION OF TOTAL LTI AWARD OPPORTUNITY	59
2022 PSU AWARDS	60
RATIONALE FOR LTI AWARDS DESIGN	60
2022 PSU AWARD METRICS AND PAYOUT CALCULATION	61
2022 RSU AWARDS	61
OTHER TERMS OF THE PSU AND RSU AWARDS	61
2022 PSU AWARD PAYOUT	62
BENEFITS PLANS	64
Other Compensation Policies and Practices	66
RISK MANAGEMENT	66
ANNUAL INDEPENDENT COMPENSATION RISK ASSESSMENT	66
ANTI-HEDGING AND PLEDGING POLICY	67
STOCK OWNERSHIP POLICY	67
EQUITY GRANT PRACTICES	68
INCENTIVE COMPENSATION CLAWBACK AND CANCELLATION POLICY	68
IMPACTS OF REGULATORY REQUIREMENTS	69

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SETTING EXECUTIVE COMPENSATION
The Role of the Compensation, Culture and Talent Committee. The Compensation, Culture and Talent Committee, consisting entirely of independent directors, establishes our compensation philosophy and practices and develops, reviews and approves the compensation of the Company’s executive officers.
The Compensation, Culture and Talent Committee’s executive compensation determinations are the result of the Compensation, Culture and Talent Committee’s business judgment, which is informed by the experience of its members and input provided by its independent compensation consultant, our CEO (other than with respect to her own compensation), other members of management, and shareholders.
Each year, the Compensation, Culture and Talent Committee conducts an evaluation of the Company's executive compensation program to determine any appropriate changes. In making this determination, the Compensation, Culture and Talent Committee may consult with its independent compensation consultant and management, as described below; however, the Compensation, Culture and Talent Committee makes final decisions regarding the compensation paid to our named executive officers based on its own judgment.
In determining whether to make changes to our executive compensation program, the Compensation, Culture and Talent Committee may consider a number of factors, including, but not limited to, the size, scope, and performance of our business, evolving compensation trends, financial goals, shareholders’ interests and peer comparisons as described below.

Key Actions of Compensation, Culture and Talent Committee	Annual review of executive officers' performance
Establishes base salaries, annual cash awards and equity awards for all executive officers other than the CEO, unless approved by the independent directors acting as a committee
Recommends base salary, annual cash awards and equity awards for the CEO

Key Actions of Independent Directors	Annual review of CEO performance
Considers recommendations of the Compensation, Culture and Talent Committee and approves base salary, annual cash awards and equity awards for the CEO
The Role of the Compensation Consultant. The Compensation, Culture and Talent Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the consultant. As part of the review process, the Compensation, Culture and Talent Committee considers the independence of the consultant in accordance with SEC and NYSE rules.
During 2022, the Compensation, Culture and Talent Committee’s independent compensation consultant, FW Cook, provided no services to the Company other than services for the Compensation, Culture and Talent Committee, and worked with Company’s management, as directed by the Compensation, Culture and Talent Committee, only on matters for which the committee is responsible.
At the Compensation, Culture and Talent Committee’s request, FW Cook regularly attends committee meetings. FW Cook also communicates with the Compensation, Culture and Talent Committee or the Chair of the Compensation, Culture and Talent Committee outside committee meetings regarding matters related to the committee’s responsibilities. FW Cook prepares a comprehensive compensation risk assessment study to evaluate whether the Company's compensation programs are likely to create a material risk for the Company.
In 2022, the Compensation, Culture and Talent Committee generally sought input from FW Cook on a range of external market factors related to the Company's compensation programs, CEO pay, environmental, social, and governance performance metrics and other evolving compensation trends, including legislative developments and best practices, appropriate market reference points, and market compensation data. FW Cook reported on and provided market

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compensation data and trends regarding director compensation programs and general observations about management’s recommendations regarding the amount and form of compensation for our named executive officers.

Key Actions of Independent Consultant	Advises the Compensation, Culture and Talent Committee on compensation plan design
Advises the Compensation, Culture and Talent Committee on appropriate compensation levels, trends and legislative developments
Performs annual compensation risk assessment for consideration by the Compensation, Culture and Talent Committee
In addition, management has engaged its own compensation consultant, Willis Towers Watson, to assist with a variety of design compensation matters, including compensation benchmarking and the development of recommendations on compensation program design.
The Role of the Chief Executive Officer. At the Compensation, Culture and Talent Committee's request, Ms. Pope provides input regarding the performance and compensation of the other named executive officers. The Compensation, Culture and Talent Committee considers Ms. Pope’s evaluation and her direct knowledge of each named executive officer’s performance and contributions when making compensation decisions. Ms. Pope is not present during the Compensation, Culture and Talent Committee's voting or deliberations regarding her own compensation.

Key actions of CEO	Provides input on executive officers' performance
Makes recommendations on compensation plan design
Provides information about Company's performance relative to incentive plan goals
The Role of Shareholders. Shareholders are provided the opportunity to cast an annual advisory vote on the compensation of our named executive officers and have indicated their strong support for the compensation of our named executive officers in each of the past five years. Most recently, 98% of votes cast on the say-on-pay proposal at the 2022 annual meeting voted in favor of our executive compensation program. We have ongoing discussions with many of our shareholders regarding various corporate governance topics, including environmental, social, and governance, executive compensation, and related trends. In addition, in 2022, we conducted a proactive outreach program with the governance teams of our largest shareholders. The Compensation, Culture and Talent Committee considers these discussions while reviewing our executive compensation program and will continue to consider shareholder feedback and the results of say-on-pay votes when making future compensation decisions.
The Role of Market Data and Peer Companies. The Compensation, Culture and Talent Committee considers compensation market comparisons to ensure the competitiveness of the Company's executives’ pay. The Compensation, Culture and Talent Committee views the labor market for our most senior positions as a nationwide, broad cross-section of companies in various industries, and recognizes that this labor market varies by position. The use of both general industry and utility benchmarking data reflects the competitive labor market from which we recruit executives. For the 2022 executive compensation program, the Compensation, Culture and Talent Committee evaluated pay by reference to the 50th percentile of the relevant market, reviewing data in total and by comparison (base salaries, incentive awards and equity awards). Positions relative to the 50th percentile may vary based on factors such as time in position, experience, qualifications, performance, and considerations of internal equity.
Actual compensation for named executives may be higher or lower than target compensation, as it reflects actual performance and payouts under our performance-based annual incentive award and our long-term equity based incentive awards.
When benchmarking executive pay, the Compensation, Culture and Talent Committee relies on benchmarking surveys, as well as publicly available information regarding the pay practices of a group of utility industry peer companies

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selected by our Compensation, Culture and Talent Committee each year. We use general industry survey data as appropriate to reflect the realities of the competitive marketplace for the Company’s talent needs. The Compensation, Culture and Talent Committee reviews and approves peer group composition each year. With the assistance of FW Cook, the Compensation, Culture and Talent Committee identified groups of companies to serve as market reference points for compensation comparison purposes for 2022. The table below shows the most relevant benchmarking survey data for each of our named executive officers:

Named Executive Officer	Title	Utility Industry(1)	General Industry(1)
Maria Pope	President & CEO	✓
James Ajello	SVP, Finance, CFO, Treasurer & Corporate Compliance Officer	✓	✓
Angelica Espinosa	VP, General Counsel	✓	✓
Larry Bekkedahl	SVP, Advanced Energy Delivery	✓
John Kochavatr	VP, Information Technology & Chief Information Officer		✓
(1)     Data sources included WTW 2021 Energy Services Executive Compensation Survey – U.S.

Our Practice
Beginning in 2022, in keeping with our guiding principles of reasonable competitive pay, with the assistance of FW Cook, salaries for certain positions including named executive officers in the chief financial officer and chief legal officer positions were benchmarked at a market reference point that weights equally the Utility Industry and General Industry benchmarking survey data.

A peer group for 2022 compensation decisions was developed for reference consisting of companies that represent the best match with the Company based on the following criteria:
•Vertically Integrated Utility. Our peer companies should be vertically integrated utilities, with a business mix focused on either regulated electric operations or a balance of regulated electric and regulated gas operations.
•Minimal Non-Regulated Business Activities. Non-regulated businesses should not be key drivers of the financial performance and strategy of our peer companies.
•Comparable Size. Our peer companies should be within a reasonable range relative to key financial measures, including revenue, market capitalization, and enterprise value.
•Investment-Grade Credit Ratings. Our peer companies should have credit ratings that allow for financing at a reasonable cost in most market environments.
•Balanced Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix and service territories not overly reliant on one key customer or industry sector.
•Regulatory Environment. Our peer companies should have a comparable cost of service ratemaking process and allowed return on equity, as well as a history of allowed recovery on regulatory assets, fuel and power costs and prudently incurred deferred costs.
•Capital Structure. Our peer companies should demonstrate moderate leverage (generally less than 60% debt to total capitalization ratio) and no significant liquidity concerns.
•Growth Opportunities. The growth opportunities of our peer companies should be based primarily on regulated activities.

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In the case of Northwest Natural Gas Company, we also considered geographic proximity, to the extent it could result in the Company’s serving as a potential competitor for executive talent.
For 2022 the Compensation, Culture and Talent Committee selected the following companies to serve as our compensation peer group:

2022 Peer Group

ALLETE, INC.	Black Hills Corporation	NiSource, Inc.	Pinnacle West Capital Corporation

Alliant Energy Corporation	Evergy, Inc.	Northwest Natural Gas Company	PNM Resources, Inc.

Avista Corporation	Hawaiian Electric	NorthWestern Corporation	Puget Energy, Inc.

	IDACORP, Inc.	OGE Energy Corp.

Based on data compiled by Willis Towers Watson at the time of our 2022 peer group review, PGE was positioned near the median of the peer group in terms of revenue and market capitalization:
PGE VS. 2022 PEER GROUP

Revenue				PGE 50th Percentile

0	25	50	75	100

Market Capitalization				PGE 51st Percentile

0	25	50	75	100
The Role of Internal Equity. The Compensation, Culture and Talent Committee uses internal pay equity principles to determine the compensation for positions that are unique or difficult to benchmark against market and peer data. Internal equity is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.

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2022 EXECUTIVE COMPENSATION
Compensation Elements
The three components of the total direct compensation delivered in our program are: 1) Base Salary; 2) Annual Cash Incentive Awards; and 3) Long-Term Equity-Based Incentives. The following table describes the principal elements of our 2022 compensation program.

	Element	Form	Key Objective and Characteristics

Fixed	Base Salaries	Cash	Establish a market-competitive pay foundation that reflects each officer's experience, skills and performance and is intended to attract and retain executives

Performance Conditioned and Variable	Annual Cash Incentive Awards	Cash	Focus executive's attention on achievement of relatively short-term financial, operating and strategic goals that we believe will increase long-term shareholder value and benefit our customers

Based on Earnings Per Share (weighted at 40%), Operational Measures (weighted at 25%), Strategic Initiatives (weighted at 25%) and Culture (weighted at 10%).

	Long-Term Equity-Based Incentive Awards	Equity	Directly aligns executives' pay with long-term value provided to shareholders, and benefits customers by enhancing executives' focus on the Company's long-term goals

Performance-Based Restricted Stock Units (weighted at 70% collectively) ROE/Allowed ROE EPS Growth Clean Energy TSR (used as a multiplier)

Service Base Restricted Stock Units (weighted at 30% collectively). Vest ratably over three years

Performance-Conditioned Compensation
A significant portion of our executives' total direct compensation is tied to Company performance. The following charts show that incentive compensation represented 83% of the 2022 target total direct compensation for our CEO and 67% of the 2022 target total direct compensation for our other named executive officers.

2022 Target Direct Compensation for Chief Executive Officer
17%	19%	45%	19%

64% PERFORMANCE-CONDITIONED
■ Base Salary ■ Annual Cash Incentive ■ PSUs ■ RSUs

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2022 Target Direct Compensation for Other Named Executive Officers
33%	21%	29%	17%

50% PERFORMANCE-CONDITIONED
■ Base Salary ■ Annual Cash Incentive ■ PSUs ■ RSUs
Base Salaries
When setting annual base salaries of our named executive officers, the Compensation, Culture and Talent Committee considers market data provided by its independent compensation consultant, internal pay equity, the Company's financial results and size relative to peer companies.
The independent members of our Board approved our CEO’s 2022 base salary after receiving a recommendation from the Compensation, Culture and Talent Committee. This determination was based on a comprehensive review of Ms. Pope's performance for 2021.
The Compensation, Culture and Talent Committee considered the recommendations of our CEO and market data before setting the 2022 salaries of our other named executive officers. Base salary recommendations are based on a variety of considerations, including market competitiveness, individual performance and qualifications, internal pay equity and retention risk.
The table below shows the base salaries of our named executive officers for 2021 and 2022.

	2021 Salary ($)	2022 Salary ($)	Annual Increase

Maria Pope	970,000	1,000,000	3%
James Ajello	550,000	650,100	18%
Angelica Espinosa	350,000	424,900	21%
Larry Bekkedahl	406,613	450,121	11%
John Kochavatr	374,850	430,000	15%
Annual Cash Incentive Awards
OVERVIEW
Our Annual Cash Incentive Plan (ACI Plan) is a variable, at-risk component of our named executive officer's compensation and is aligned with the Company's financial, operational and strategic imperative goals, as established each year by the Compensation, Culture and Talent Committee.
The annual cash incentive program provides payout opportunities based on the achievement of predetermined financial, operating and strategic goals that require our named executive officers to meet high standards of performance.
For 2022, the Compensation, Culture and Talent Committee selected key quantitative financial and operating performance metrics as part of the 2022 ACI Plan: EPS, Customer Satisfaction, Electric Service Power Quality and System Reliability, and Generation Plant Availability. In addition, the Compensation Culture and Talent Committee selected three equally weighted strategic imperative goals: Increase Operational Efficiency; Deliver Clean, Integrated Customer Solutions; and Public Support and Policy. The Compensation Culture and Talent Committee included two Culture goals:

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Employee Engagement and Diversity, which was divided into Leadership Diversity and Supplier Diversity. For each category the Compensation, Culture and Talent Committee assigned a target score and potential score range reflecting the relative weight given the goal category. Specific quantitative scores were set for goals that comprised most of the target score.
The formula for calculating awards under our 2022 ACI Program is shown below:

AWARD EARNED	=	TARGET AWARD	X	FINANCIAL PERFORMANCE % X 40%	+	OPERATING PERFORMANCE % X 25%	+	STRATEGIC IMPERATIVE PERFORMANCE % X 25%	+	CULTURE X 10%

Under the formula above, award payouts are determined by multiplying each officer’s target award by a “performance percentage” based on the achievement of financial, operating, strategic imperative and culture goals during the year.
Unless the threshold goal is achieved for a performance measure, there is no payout for that performance measure. The Compensation, Culture and Talent Committee may, in its judgment, exclude the impact of unusual, non-recurring events that occur during the year. When setting the goals for 2022, the Compensation, Culture and Talent Committee considered many factors, including the alignment between appropriate payout opportunities and strong financial results at threshold, target, and maximum performance goal levels.
Each of the performance percentages can range from 0% to 200%, with financial performance weighted 40%, operating performance weighted 25%, strategic initiatives weighted 25% and culture weighted 10%. This results in a maximum ACI award opportunity equal to 200% of the target award.
Vesting of an award generally requires continued employment until the date that payment is made under the award, but if an officer’s employment is terminated before that date due to retirement, death, or disability, the officer is entitled to a portion of the award, prorated based on the number of days served during the award year.

Looking Forward. à à à à à à à à
In 2023, we will be replacing EPS with Net Income as the primary measure of our financial performance in our Annual Cash Incentive Plan. EPS growth will continue to be measured for our Long Term Incentive Plan. The use of Net Income is consistent with our peers, and maintains the focus on current year financial goals for the broader employee base.

2022 ACI Program Target Awards
Target awards for the named executive officers were established by multiplying their base salary paid in 2022 by an award multiple established by the Compensation, Culture and Talent Committee. The target awards of each of our named executive officers were close to the market median for their positions. (See page 48 for a discussion of how we evaluated the market-competitiveness of our executives’ compensation.)

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Name	Target Award ($)*	Target Award as % of 2022 Base Salary* Paid

Maria Pope	1,147,346	115%
James Ajello	449,680	70%
Angelica Espinosa	251,483	60%
Larry Bekkedahl	268,064	60%
John Kochavatr	255,455	60%
* Includes the value of paid time off taken during the year and PTO transferred to the 2005 Management Deferred Compensation Plan (MDCP).

2022 ACI Program Rationale for Selection of Performance Metrics

	Metric	Measurement	Why We Use this Metric

Financial	EPS	Measured by the Company’s net income for the year divided by average shares outstanding during the year.	EPS is a driver of shareholder value creation in the regulated utility industry.

Operating	Customer Satisfaction
Average of the Company’s residential, general business and key customer satisfaction scores on three independent utility industry surveys, where satisfaction is defined as a rating of 9 or higher on a 10-point scale.

These ratings are weighted according to the Company’s annual revenues from each customer group. Customer satisfaction goals are updated annually based on estimated ratings needed to achieve 50th, 65th and 90th percentile rankings of the surveyed companies.
Customer satisfaction is a measure of our ability to run our business in a way that meets the needs of our customers.

	Electric Service Power Quality and System Reliability	SAIDI (a standard industry measure for outage duration), which is equal to the total number of minutes an average customer experiences service interruption during the year.	Delivering reliable electric service is our Company’s core business. Outage duration is a fundamental measure of service reliability that our customers care about.

Generation Plant Availability
Amount of time that a generating plant is able to produce electricity during the year (determined by subtracting from total hours in the period all maintenance outage hours, planned outage hours and forced outage hours), divided by the number of hours in the year. To set the maximum, target and threshold performance levels for this goal, we established individual plant goals, which were then weighted to produce overall performance targets.
Our ability to achieve our financial objectives and serve our customers depends in part on our generation plants’ delivery of reliable and affordable power.

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Strategic	Increase operational efficiency
Measured by progress in the following areas:
•Improve safety
•Increase productivity
•Digital simplification
•Improve grid reliability and resilience
•Improve generation reliability
•Enterprise resource planning system replacement
Our Company operates in an increasingly competitive business environment and we need to continue to earn our customers' business.

	Deliver clean, integrated solutions	Measured by progress in the following areas: •Clean energy solutions •Energy management and flexible load •Transportation electrification •Individual digital experiences	Building an integrated grid promotes reliability and enables the visible and interoperable connection of customer technologies, a key component of our decarbonization and electrification strategies.

Increase Structural Parity
Measured by policy and regulatory outcomes in the following areas:
•Resource adequacy
•Decarbonization implementation
•Retain and grow customers
•Fair cost and risk allocation
•Federal funding for infrastructure and climate
Executing on our strategic direction requires a policy framework that supports system reliability and fair allocation of costs to all customers.

Culture	Employee Engagement	Measured by the results from the following two questions in the employee satisfaction survey: •How happy are you working at PGE? •I would recommend PGE as a great place to work	PGE is focused on ensuring employees are engaged in a meaningful way in order to achieve our goals and deliver results.

	Leadership Diversity	Measured by the total percent of leaders who identify as female and the percent of leaders who identify as black, indigenous and people of color	PGE values gender, racial and ethnic diversity and believes a diverse employee population will achieve better performance. DEI is part of the fabric of how we operate and serve our communities.

	Supplier Diversity	Measured by the total percentage of spend with diverse suppliers over total addressable procurement spend	PGE is committed to increased external outreach as part of our belief in diversity.

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2022 ACI Program Goal Weightings
The weightings assigned to the 2022 ACI Program goals for each of the named executive officers are shown below.

40%	25%	8.3%	8.3%	8.3%	5%	2.5%	2.5%

■ EPS	■ Strategic Initiatives	■ Electric Service Power Quality	■ Generation Availability
■ Customer Satisfaction	■ Employee Engagement	■ Leadership Diversity	■ Supplier Diversity
2022 ACI Program Performance Results
In February 2023, our Compensation, Culture and Talent Committee met to review the following performance results for the awards:

Financial Performance.	Operating Performance.

Our 2022 EPS was $2.60, or 92% of target which resulted in a performance percentage of 73% for the named executive officers.
Operating performance resulted in a performance percentage of 86% for the named executive officers. Customer Satisfaction, Distribution Reliability performance with respect to SAIDI, and Generation Plant Availability were below target level.

Progress on Strategic Initiatives.	Culture.

Results for our strategic goals were close to or above target, resulting in an overall performance percentage of 108%. Highlights of our progress toward our 2022 strategic goals are included below.	Employee Engagement and leadership diversity were close to target and supplier diversity was just below threshold, resulting in an overall performance percentage of 98%.

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Below are highlights of our progress toward our 2022 strategic goals.
Increase Operational Efficiency	Deliver Clean, Integrated Customer Solutions	Increase Structural Parity "public support and policy"

•Overall safety incidents (recordables and injuries) decreased by 9%.
•Invested over $800 million in capital, including accruals, for system hardening and resiliency infrastructure, designed for transmission, distribution and grid modernization.
•Outstanding third quarter performance by thermal fleet, increased plant reliability during capacity constraints resulting in plant availability of 95.7% for that quarter.
•Submitted approximately $478 million in Department of Energy federal grant applications to maximize allocation of available climate and infrastructure funding on behalf of customers.
•Achieved a reduction of 1.3 million customer outage minutes during a year of record-breaking heat and peak winter usage.
•Advanced our Virtual Power Plant and lowered costs by successfully scheduling available demand response into the CAISO Energy Imbalance Market.
•Top quartile system reliability according to Edison Electric Institute (EEI).

•Served 39% of customer load from specified non-emitting energy sources.
•Acquired 311 megawatts of energy from the Clearwater Wind project, a 775-megawatt wind site in Montana being developed by NextEra Energy Resources, LLC.
•Issued $460 million of debt and executed a $499 million equity forward sale agreement to improve balance sheet metrics, fund system improvements, and accelerate clean energy investment.
•Continued position as no. #1 ranked renewable power program in the United States with more than 233,000 customers participating.
•Launched an income-qualified customer program that provides a 15-25% discount on energy use.
•Deployed a public, web-based, interactive tool that helps people understand the costs and savings of electric vehicles.

•Settled PGE's first FERC Transmission Rate Case since 2001, with a settled revenue requirement of $81 million, representing 89% of filed value.
•Oregon Public Utilities Commission General Rate Case order received with prices effective May 9th.
•Key leadership in formation and launch of Western Power Pool regional resource adequacy program, preliminary commitment to a 2025 binding season.
•Integrated into the Western Energy Imbalance Market (EIM) to enhance reliability and optimize resources.
•Filed Distribution System Plan Part Two with Oregon Public Utilities Commission, including accelerated deployment of Distributed Energy Resources.

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	Performance Levels

Metrics	Threshold 50% Payout	Target 100% Payout	Maximum 200% Payout	Actual	Calculated Performance %

Financial Goal					72.91%
EPS	$2.41	$2.83	$3.25	$2.60
Operating Goals					85.87%
Generation Plant Availability	83.94%	87.07%	89.43%	86.27%
Customer Satisfaction	51.00%	58.00%	64.00%	56.19%
Electric Service Power Quality and System Reliability	134.00	108.00	89.00	116.68
Strategic Initiatives(1)				2.16	108.00%
Increase Operational Efficiency	"1" rating	"2" rating	"4" rating	2.25
Deliver Clean, Integrated Solutions	"1" rating	"2" rating	"4" rating	1.83
Public Support and Policy	"1" rating	"2" rating	"4" rating	2.40
Culture					97.69%
Employee Engagement	70	75	80	73.00
Leadership Diversity Women	30%	34%	39%	33.24%
Leadership Diversity BIPOC	19%	23%	25%	25.89%
Supplier Diversity	12%	15%	16%	14.13%
1.Based on a qualitative assessment of progress on the specific projects identified for each Strategic Initiative. Performance results for each project were rated by the Compensation, Culture and Talent Committee on a 0 to 4 scale. These results were averaged, with each project weighted equally, to yield an overall score between 0 and 4 for each Strategic Initiative. Scores for the Strategic Initiatives were then averaged to yield an overall performance percentage for the Strategic Initiatives. A minimum rating of “1” was required to earn a 50% payout and a score of “4” would have yielded a payout of 200%.
In light of these performance results, the Compensation, Culture and Talent Committee approved payouts for named executive officer ACI Program participants that were 87% of their target awards.
The table below shows the ACI award payouts for our 2022 named executive officers.
Named Executive Officer Annual Incentive Award Payouts

Name	Financial Performance %	Operating Performance %	Strategic Imperative Performance %	Culture Performance %	Award Payout ($)	Award Payout (% of Target)

Maria Pope	72.91%	85.87%	108.00%	97.69%	1,002,781	87.40%
James Ajello	72.91%	85.87%	108.00%	97.69%	393,021	87.40%
Angelica Espinosa	72.91%	85.87%	108.00%	97.69%	219,797	87.40%
Larry Bekkedahl	72.91%	85.87%	108.00%	97.69%	234,289	87.40%
John Kochavatr	72.91%	85.87%	108.00%	97.69%	223,268	87.40%

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Our Practice
Beginning in 2022, a culture metric based on our Guiding Behaviors was incorporated into our annual cash incentive plan. This change was intended to further motivate our executive team to meet high standards driven by our values in addition to strong financial, operations and strategic goals. The metric focuses on workforce engagement and diversity.

Long-Term Incentive Awards
OVERVIEW
We grant equity-based long-term incentive (LTI) awards to our executives and other key employees pursuant to our Stock Incentive Plan. The equity component of our named executive officers' compensation emphasizes long-term shareholder value creation through performance-based restricted stock unit (PSU) and time-based restricted stock unit (RSU) awards.
PSU awards are a substantial, at-risk component of our named executive officers' compensation tied to the Company's long-term performance. RSU awards align the interests of executive officers with the interests of our shareholders by promoting stability and retention of a high-performing executive team over the long term.
In 2022 we allocated 70% of our officers’ total LTI award opportunities to PSU and 30% to RSU.

Our 2022 LTI Award program is consistent with our compensation guiding principles	Compensation Guiding Principle	PSUs	RSUs
	Retention	✓	✓
	Incentives to achieve specific Company objectives	✓
	Alignment with shareholders	✓	✓
	Market-competitive pay	✓	✓
CALCULATION OF TOTAL LTI AWARD OPPORTUNITY
The aggregate number of PSUs and RSUs we granted to our named executive officers was the product of their 2022 base salary and an award multiple, divided by the closing price of the Company’s common stock on the grant date:

# of PSUs and RSUs Granted	=	2022 Base Salary X Award Multiple / Grant Date Closing Common Stock Price
The table below shows the award multiples we used to calculate the awards for the named executive officers and the estimated value of the awards.

Name	Award Multiple	Target RSU Value* ($)	Target PSU Value* ($)	Total Target LTI Value* ($)

Maria Pope	3.75	1,125,000	2,625,000	3,750,000
James Ajello	1.50	292,545	682,605	975,150
Angelica Espinosa	1.00	127,470	297,430	424,900
Larry Bekkedahl	1.20	162,043	378,102	540,145
John Kochavatr	1.00	129,000	301,000	430,000
*    Assumes that the Company will perform at target levels over the PSU performance period. Values are based on the closing price of the Company’s common stock on the grant date. See “Grants of Plan-Based Awards” on page 72 for additional details.

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2022 PSU Awards
Our 2022 PSU Award Program incorporates the following financial, strategic and market-based performance measures.
RATIONALE FOR LTI AWARDS DESIGN

Metric	Measurement	Why We Use this Metric

Return on Equity
The average of each of three consecutive years’ Accounting ROE as a percentage of Allowed ROE.
•“Accounting ROE” is defined as annual net income, as shown on the Company’s income statement, divided by the average of the current and prior year’s shareholders’ equity, as shown on the balance sheet.
•“Allowed ROE” is the return on equity that the OPUC permits the Company to include in the rates it charges its customers.
Reflects how successful the Company is at generating a return on shareholders' investment. Because the Company’s return on its investment can fluctuate based on OPUC rate case orders, we believe the appropriate measure of our ability to generate earnings on shareholder investments is Accounting ROE as a percentage of Allowed ROE, consistent with SEC reporting.

EPS Growth	3-year average of the Company’s EPS growth rate, where EPS growth for a given fiscal year is defined as the percentage change in EPS over the previous fiscal year.	Provides a direct measure of the rate at which the Company has increased its profitability. EPS is a driver of shareholder value creation.

Clean Energy	Average megawatts of forecasted energy from carbon-free resources, Oregon Renewable Portfolios Standard-qualifying resources, and low-carbon emitting (i.e., > 95% carbon-free) systems of resources added to the Company’s energy supply portfolio during the performance period.	Creates incentive to reduce carbon potential in the Company’s energy supply portfolio in support of Oregon’s greenhouse gas emission reduction goals.

Relative TSR
TSR over the 3-year performance period relative to the TSR achieved by a comparison group of companies over the same period.
•The comparison group consists of peer companies approved by the Compensation, Culture and Talent Committee (ALLETE, Alliant Energy, Avista, Black Hills, Evergy, Hawaiian Electric, IDACORP, NorthWestern, OGE Energy, Otter Tail, Pinnacle West Capital and PNM Resources) on December 31, 2022, excluding those that have completed or announced a merger, acquisition, business combination, “going private” transaction or liquidation. Companies that are in bankruptcy will be assigned a negative one TSR.
•TSR measures the change in a Company’s stock price for a given period, plus its dividends (or other earnings paid to investors) over the same period, as a percentage of the stock price at the beginning of the period.
•To calculate the value of stock at the beginning and end of the period, we use the average daily closing price for the 20-trading day period ending on the measurement date.
•Relative TSR is determined by ranking PGE and the comparison group companies from highest to lowest according to TSR. The percentile performance of PGE relative to the comparison group companies is determined based on this ranking.
TSR is used as a modifier and is a direct measure of value creation for shareholders.

Use of relative rather than absolute TSR helps ensure that payouts reflect the Company’s relative performance rather than general market conditions.

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2022 PSU AWARD METRICS AND PAYOUT CALCULATION
In the first quarter of 2025, the Compensation, Culture and Talent Committee will determine the performance results for the 2022 PSU awards in accordance with the metrics and formula described in the table below, subject to any adjustments approved by the Compensation, Culture and Talent Committee pursuant to its authority under the Stock Incentive Plan.

Payout Metric(1)	Threshold (50% Payout)	Target (100% Payout)	Maximum (167% Payout)	Metric Weighting	Percentage of Target Shares Earned

Return on Equity	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	33%	0% to 55.67%
EPS Growth	3.0%	4.0%	5.0%	33%	0% to 55.67%
Clean Energy	125 (MWa)	210 (MWa)	250 (MWa)	33%	0% to 55.67%
Payout % Subtotal			0% to 167%

Payout Multiplier Metric(2)	(80% multiplier)	(100% multiplier)	(120% multiplier)
Relative TSR	< 25th Percentile of Peer Companies	50th Percentile of Peer Companies	> 75th Percentile of Peer Companies	Payout Multiplier	80% to 120%
Total Percentage of Target PSU Award Earned			0 to 200%
1.Calculation of Payout Percentage Subtotal. At the end of the performance period, performance results are interpolated between threshold, target and maximum payout levels to determine payout percentages for each goal based on the schedule above. Results below threshold for any goal result in zero payouts for that goal. These results are weighted equally and added to determine a payout percentage subtotal.
2.Application of Payout Multiplier Based on Relative TSR Results: Performance results for Relative TSR are interpolated between threshold, target and maximum levels to determine a multiplier between 80% and 120%, which is applied to the payout percentage subtotal to determine a total percentage of the target award earned. For our 2022 PSU awards, the peer group for 2022 compensation decisions was utilized as the comparator group for the Relative TSR metric.
2022 RSU Awards
Each of our executive officers was awarded RSUs representing 30% of their total LTI award opportunity. Each year one-third of the RSUs granted will vest, and vesting requires that the award recipient be employed by the Company at the vesting date. However, if the officer’s employment is terminated due to retirement (which requires five years of service with the Company or an affiliate and a minimum age of 55), death, or disability before the normal vesting date, a pro rata portion of the RSUs will vest. RSUs granted in 2022 also vest in accordance with the Rule of 75, which is described below. See the discussion of the RSUs on page 77 in the section below entitled “Potential Payments and Rights on Termination and Change in Control Benefits.”
OTHER TERMS OF THE PSU AND RSU AWARDS
Dividend Equivalent Rights. Under the 2022 PSU and RSU Awards, each named executive officer will receive a number of dividend equivalent rights (DERs) equal to the number of vested PSUs and/or RSUs. A DER represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested PSUs and/or RSUs, which dividends have a record date between the date of the grant and the end of the performance period. DERs are subject to the same vesting conditions as the PSUs or RSUs and will be settled in shares of common stock after the related PSUs and/or RSUs vest. The number of shares payable on the DERs will be calculated using the fair market value of PGE common stock as of the date the Compensation, Culture and Talent Committee determines the number of vested PSUs and/or RSUs.

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Service Requirement. Under our PSU and RSU awards, vesting of the PSUs and/or RSUs and their related DERs generally requires that the award recipient continue to be employed by the Company during the performance period. However, if the officer’s employment concludes due to retirement, death, or disability before the end of the three-year performance period, a ratable portion of the award will vest at the end of the performance period based on actual performance. See the discussion on page 74 in the section below entitled “Potential Payments and Rights on Termination and Change in Control Benefits.” Beginning with PSU and RSU awards issued in 2020, recipients who satisfy the “Rule of 75” are eligible for vesting of (i) their outstanding PSU awards based on performance results, and/or (ii) their outstanding RSU without regard to their termination before the end of the performance period or prior to the applicable vesting date. An individual satisfies the Rule of 75 if, on the date of his or her termination of employment, (i) the individual is at least age 55 and has no less than five years of service with the Company or its affiliates, and (ii) the individual’s age plus years of service equals at least 75. However, the aforementioned service requirement combination of age plus years of service allowing full or pro rata payout of RSUs and/or PSUs will be deemed met for each RSU and/or PSU award made or held by Mr. Ajello, and he will be eligible for payout of RSUs and/or PSUs in the event his employment is concluded prior to normal vesting date.
2020- 2022 PSU Award Payout
In 2020, the Compensation, Culture and Talent Committee decided to exclude the impact of unrecovered expenses related to the COVID-19 pandemic on our financial results (an impact of $0.16 earnings per share) in determining payout under the 2020 ACI Program and the 2018-2020 PSU awards. To maintain consistency in multi-year awards and to avoid a disproportionate increase of the EPS growth metric between years 2020 and 2021, for 2021 the Compensation, Culture and Talent Committee exercised its discretion and decided to exclude the same level of impact for unrecovered expenses in determining the payout for the 2019-2021 PSU awards, as the adjustment applies to 2020 EPS growth and ROE metrics. As a result of this application, there was an adjustment to the 2019-2021 PSU award; both ROE and EPS were adjusted upward. ROE was adjusted upward from 82.42% to 84.28% and the 2020 EPS growth metric was adjusted upward, which resulted in a decreased average EPS growth metric result for the 3-year period. The EPS adjustment had no effect on the payout result, as maximum payout had been reached under the program with or without the adjustment. Accordingly, the 2020-2022 PSU award payouts, when calculating performance relative to our ROE and EPS growth goals, resulted in a payout under the PSU awards granted to our executive officers in 2022 that was 111% of target, based on the following performance results, as adjusted:

Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (167% Payout)	Metric Weight	Actual*	Percentage of Target Award Earned

Return on Equity	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	33%	84.63%	27.37%
EPS Growth**	4.0% over prior year	5.0% over prior year	6.0% over prior year	33%	6.31%	55.67%
Clean Energy	70 (MWa)	120 (MWa)	145 (MWa)	33%	262	55.67%
		Payout % Subtotal:				138.70%

Payout Multiplier Metric	(80% multiplier)	(100% multiplier)	(120% multiplier)
Relative TSR	< 25th Percentile of EEI Regulated Index	50th Percentile of EEI Regulated Index	> 75th Percentile of EEI Regulated Index	Payout Multiplier	17th Percentile	80.00%
		Total Percentage of Target PSU Award Earned				110.96%
*    Reflects adjustment for unrecovered 2020 COVID-19 expenses. The unadjusted ROE result was 82.77% and unadjusted EPS growth was 10.28%.
**    Beginning EPS is final approved EPS for 2019 ACI results of $2.39.

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These results yielded the award values set forth in the table below:

	Number of PSUs Vested(1)	Award Payout Value ($)(2)

Maria Pope	34,043	1,668,107
James Ajello(3)	—	—
Angelica Espinosa(4)	—	—
Larry Bekkedahl	3,835	187,915
John Kochavatr	3,780	185,220
1.Includes dividend equivalent rights settled in shares per the terms of the awards.
2.Based on a $49.00 share price, which was the closing stock price of the Company’s common stock on December 31, 2022, the vesting date for the               awards.
3.Mr. Ajello joined the Company November 30, 2020 and was not a participant in the 2020-2022 performance awards.
4.Ms. Espinosa joined the Company July 12, 2021 and was not a participant in the 2020-2022 performance awards.
The terms of our 2022 PSU awards are described more fully in this Proxy Statement under the heading “Long-Term Incentive Awards.”

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BENEFITS PLANS
Our named executive officers also participate in certain benefit plans including: (1) health and welfare benefits and (2) retirement and savings benefits.
Health and Welfare Benefits
•Medical/Dental/Vision. Our executives are eligible to participate in our broad-based medical, dental and vision insurance programs. Non-union medical insurance is limited to high deductible health plans. For employees enrolled in our high deductible health plans, the Company also makes annual contributions to a health savings account.
•Wellness Program. All employees are eligible to participate in the Company’s wellness program, which offers a variety of benefits, including mental health benefits, financial counseling and the opportunity to earn Company health savings account contributions.
Retirement and Savings Benefits
•401(k) Plan. All of our employees are eligible to participate in the Company’s 401(k) Plan.
•Pension Plan. One named executive officer (Ms. Pope) participates in the Portland General Electric Company Pension Plan (Pension Plan). The plan was closed to new participants before our other named executive officers joined the Company. See page 75 of this Proxy Statement for a description of the basic benefit available to non-union employees under the plan.
•Deferred Compensation Benefits. Executives and other key employees are eligible to participate in our 2005 Management Deferred Compensation Plan, which permits participants to defer the payment of income as well as the value of a certain number of hours of paid time off, depending on the participant's paid time off program, but in no event does it exceed 160 hours of paid time off. Participants also earn interest on their account balances. See page 76 for details.
Severance and Change in Control Benefits
Rationale for Providing Severance Pay Benefits. In 2021, the Compensation, Culture and Talent Committee approved the Company’s Amended and Restated Executive Severance Plan, effective July 27, 2021 (the “Severance Plan”) after reviewing information provided by the independent compensation consultant to better align the Company’s severance practice with current industry practice, including increasing the severance payments and benefits payable to eligible officers upon a qualifying termination. The Severance Plan superseded the prior Severance Pay Plan for Executive Employees.
Our policy regarding severance protection for named executive officers stems from its importance in retaining and recruiting executives and mitigating legal issues upon an employment separation. Executives have attractive opportunities with other companies or are recruited from well-compensated positions in other companies. To provide our officers with financial security to offset the risk of leaving another company, if the employment of an eligible officer with the Company is involuntarily terminated without cause or due to a constructive termination (or a resignation for “good reason,”) in either case absent a change in control, the Severance Plan provides for the following severance payments and benefits:
•1.5 times the annual base salary for our CEO and 1.0 times the annual base salary for non-CEO executives;
•a pro-rata portion of annual cash incentive award based on target performance and the period of the award year served; and
•a lump sum equal to 18 months of continuation coverage under COBRA for our CEO and 12 months for all other eligible officers.

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For purposes of the Severance Plan, a constructive termination (or a resignation for “good reason”) includes occurrences such as a material diminution in duties or salary, or a substantial relocation. Given that none of the named executive officers has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or annual incentive award, we believe a constructive termination severance trigger is needed to continue to retain and attract executives. We do not provide excise tax gross-ups on change-in-control severance benefits for any of our executives. We do not believe named executive officers should be entitled to receive their cash severance benefits merely because a change-in-control transaction occurs. Therefore, the payment of cash severance benefits is subject to a double-trigger where an actual or constructive termination of employment must also occur before payment. Severance is always subject to the execution of a release of claims and adherence to non-competition and non-solicitation covenants.
Our Severance Plan also offers additional enhanced benefits if a change in control of the Company occurs and an eligible officer experiences a qualifying termination within 24 months following the change in control event. We believe the occurrence, or expected occurrence, of a change-in-control transaction would create uncertainty regarding continued employment for named executive officers. This uncertainty would result from the fact that many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. To encourage the named executive officers to remain employed with the Company during a time when their prospects for continued employment following the change in control would be uncertain, and to permit them to remain focused on the Company’s interests, if the employment of an eligible officer with the Company is involuntarily terminated without cause by the Company or due to a constructive termination (or a resignation for “good reason”) in either case within a defined period of time after a change in control of the Company, the Severance Plan provides for the following severance payments and benefits:
•2.5 times the sum of annual base salary plus the target value of the executive’s annual cash incentive award for our CEO, 2.0 times for senior officers and 1.5 times for all other eligible officers;
•a pro-rata portion of annual cash incentive award based on target performance and the period of the award year served; and
•a lump sum equal to 30 months of continuation coverage under COBRA for our CEO, 24 months of continuation coverage under COBRA for our senior officers and 18 months for all other eligible officers.
For detailed information on the estimated potential payments and benefits payable to our named executive officers if they terminate employment, including following a change in control of the Company, see “Potential Payments and Rights on Termination and Change in Control Benefits” on page 77.
Off-Cycle Compensation
On July 29, 2020, the independent directors, acting as a committee, granted Mr. Kochavatr an award of performance-based restricted stock units in recognition of the expansion of his role to include responsibility for the Company's Simplification and Transformation Initiative, which aims to reshape operational processes and customer digital experiences through the rationalization of groups and systems to drive customer value. The award had a grant-date value of $100,000 and vesting over a two-year period. At the conclusion of each performance period ending on July 30, 2021 and July 29, 2022, half of the restricted stock units awarded were to vest, provided the Compensation, Culture and Talent Committee determines that the Company has made satisfactory progress toward the performance goals. The Compensation, Culture and Talent Committee concluded that there was substantial progress on the Simplification and Transformation Initiative as measured by the reduction of customer minutes interrupted, cost reductions through operational efficiencies, and the introduction of new customer features and digital experiences, and therefore 90% of the restricted stock units vested as scheduled.
On April 22, 2022, the independent directors, acting as a committee, granted Mr. Kochavatr an award of time-based restricted stock units in recognition of further expansion of his role's responsibility to include oversight of the organization's Customer group. The award had a grant date value of $100,000 and vested on December 31, 2022.
On February 11, 2022, the independent directors, acting as a committee, granted Ms. Espinosa an award of time-based restricted stock units in recognition of her promotion to General Counsel. The award had a grant date value of $200,000 and will vest on February 14, 2024.

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OTHER COMPENSATION POLICIES AND PRACTICES
Risk Management
The Compensation, Culture and Talent Committee seeks to mitigate risk in our executive programs through the following policies and practices.
Our 2022 LTI plan includes the following risk mitigation features:
•Using multiple types of awards and performance measures, consisting of a market-based performance measure (relative total shareholder return), a financial performance measure (EPS growth), and a service-based measure (time-based restricted stock units)
•Measuring our total shareholder return against peer groups approved by the Compensation, Culture and Talent Committee
•Using multi-year performance periods to promote a longer-term performance horizon
•Limiting the maximum payout level for performance-based restricted stock unit awards to 200% of the target number of units (including reinvested dividend equivalents)
Our 2022 ACI Plan includes the following risk mitigation features:
•Limiting the payout at the maximum performance level to 200% of target
•Using a corporate financial performance measure that is based on the earnings reported in our financial statements, with certain adjustments that are limited and predefined and the potential for others related to unplanned or unforeseen items, all of which are made only after thoughtful consideration by the Compensation, Culture and Talent Committee
•Incorporating Operational and Strategic Metrics, which are performance measures important to our business operations, in addition to the corporate financial performance measure
•Providing the Compensation, Culture and Talent Committee with negative discretion over certain incentive plan payouts
Annual Independent Compensation Risk Assessment
In 2022, as in prior years, the Compensation, Culture and Talent Committee engaged FW Cook to perform a comprehensive risk assessment of our compensation policies and practices. The assessment covered executive and non-executive plan design and oversight as well as other aspects of our compensation practices, as summarized below:

Equity Award Program	Cash Incentive Programs	Other Compensation Practices

•Equity grants •Payment timing and adjustments •Grant policies •Stock ownership guidelines and trading policies	•Pay mix •Performance metrics •Performance goals and payout curves •Payment timing and adjustments	•Incentive mix •Succession planning •Severance •Role of the Board of Directors

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The finding of the report was that our programs do not encourage excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. The report noted the following risk-mitigating features of our program, among others:
•Independent Board Oversight. The Compensation, Culture and Talent Committee oversees incentive pay programs at all levels of the organization. The CEO’s pay is set by all of the independent directors, acting as a group.
•Balanced Pay Elements. Our compensation program includes an appropriate balance in fixed and performance-conditioned pay, cash and equity, formulas and discretion, and short-term and long-term measurement periods.
•Robust Governance Policies. Policies are in place to mitigate compensation risk such as stock ownership guidelines, insider-trading prohibitions, and compensation clawbacks.
•Incentive Mix. Incentive awards cover multiple overlapping time frames, ranging from one-to-three years, dampening the impact of stock price and financial performance volatility in rewards. Multiple financial goals prevent an over-emphasis on any single metric.
•Risk-Adjusted Incentive Targets. Incentive award targets encourage improvements but not at levels that would encourage imprudent risk-taking.
Anti-Hedging and Pledging Policy
Under our Insider Trading Policy, all of our officers, employees and directors are prohibited from trading in options, warrants, puts and calls, or similar instruments on Company securities, or selling Company securities “short.” In addition, employees and directors may not purchase any financial instrument, or enter into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including prepaid variable forward contracts, equity swaps, collars or exchange funds). Directors, officers and employees are also prohibited from purchasing Company securities on margin or pledging or otherwise encumbering Company securities. These prohibitions apply to family members living in the same household as such officer, employee or director, as well as entities directly or indirectly controlled by the officer, employee or director.
Stock Ownership Policy
The Company has adopted a stock ownership and holding policy for our executive officers. The primary objectives of the policy are to create financial incentives that align the interests of executive officers with strong operating and financial performance of the Company and encourage executive officers to operate the business of the Company with a long-term perspective. The guidelines set minimum levels of stock ownership for our officers to achieve and maintain. For executive officers, the guidelines are:

Executive Level	Stock Ownership Guidelines
Chief Executive Officer	6x base salary
Chief Financial Officer and Senior Vice Presidents	3x base salary
Vice Presidents	2x base salary
Based on FW Cook's review of competitive benchmark data, we believe our stock ownership guidelines are aligned to prevalent market practices.
The policy does not require executive officers to immediately acquire shares in an amount sufficient to meet the holding requirement. However, until the holding requirement is met, executive officers are subject to certain restrictions on their ability to dispose of shares of Company stock. The CEO is required to retain 100% of her shares acquired prior to February 2011. All executive officers are required to retain an amount of shares equal to 50% of their net after-tax performance-based equity awards until the holding requirement is met. The number of shares required to satisfy the

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stock ownership requirements is re-calculated annually, based on the closing price of the Company’s common stock on the date of the calculation.
The Compensation, Culture and Talent Committee also reviews each officer’s holdings annually to ensure that appropriate progress toward the ownership goal is being made. All of our officers either meet the stock ownership requirement or are on track to do so as required under the policy. Our stock ownership policy for non-employee directors is described on page 27of this Proxy Statement.
Equity Grant Practices
Under the terms of our Stock Incentive Plan, the Compensation, Culture and Talent Committee is authorized to make grants of equity awards but may delegate this authority as it deems appropriate. The Compensation, Culture and Talent Committee has delegated authority to our CEO to make annual discretionary grants of RSUs with performance-based or time-based vesting conditions to non-executive employees for the purposes of attracting and retaining qualified employees. For 2022, the maximum RSU value that the CEO was authorized to award was $1,000,000 in the aggregate and $100,000 per award. The Compensation, Culture and Talent Committee has not delegated the authority to make awards to executive officers.
The Compensation, Culture and Talent Committee expects to continue to grant equity awards to the executive officers and other key employees, and to delegate authority to our CEO to make limited discretionary equity awards for attraction and retention purposes to non-executives. We also expect to continue to make annual grants of restricted stock units with time-based vesting conditions to the Company’s directors.
The Compensation, Culture and Talent Committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to executive officers in the first quarter of the fiscal year, and we expect to continue this practice.
Incentive Compensation Clawback and Cancellation Policy
The Company maintains an incentive compensation clawback and cancellation policy that allows the Board or the Compensation, Culture and Talent Committee to recoup incentive compensation if (1) the Company restates its financial statements or (2) if the independent directors determine that a current or former employee has engaged in egregious misconduct resulting in actual or potential reputational or financial harm to the Company. The policy applies to cash or equity-based incentive compensation to current and former named executive officers and other executive officers that has been paid, granted, vested or accrued in any fiscal year within the three-year period preceding the filing of the restatement or one year preceding the date on which the Company discovers such conduct. The policy allows recoupment of the difference between the incentive compensation paid, granted, vested or accrued under the original results and the incentive compensation that would have been paid, granted, vested or accrued under the restated results. The policy can be enforced by reducing or cancelling outstanding and future incentive compensation, and by a claim for repayment. In determining the amount of compensation to cancel or recover under the policy, the independent directors may take into account any considerations they deem appropriate, including events that led to a financial restatement, the conduct of the individual, the impact of the misconduct, the cost of the recovery process and the likelihood of successful recovery under governing law.
The SEC has adopted new rules to require public companies to adopt clawback policies to recover excess incentive compensation from executive officers under certain conditions involving accounting restatements. The SEC has asked the national stock exchanges to propose and adopt new listing standards to meet the requirements of the SEC's adopted rules. In the interim, we believe our current clawback policy generally encompasses the incentive compensation recoupment required by the SEC's rules. Once NYSE listing standards are final, the Compensation, Culture and Talent Committee will revisit the existing clawback policy and reassess.

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Impacts of Regulatory Requirements
Tax Deductibility of Compensation Expense. Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-based compensation paid to our “covered employees,” such as annual cash incentives and performance-based RSUs, was generally excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously-available exclusion for performance-based compensation is generally no longer available after 2017. While the Compensation, Culture and Talent Committee considers tax deductibility as one of many factors in determining executive compensation, the Compensation, Culture and Talent Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company and may modify compensation that was initially intended to be tax deductible if it determines that such modifications are consistent with the Company’s business needs. Thus, a majority of the amounts payable under our executive compensation arrangements will not be tax deductible or, if initially intended to be tax deductible, may not actually receive this treatment.
Other Tax, Accounting and Regulatory Considerations. Many other Internal Revenue Code provisions, SEC regulations and accounting rules affect the design of executive pay. They are taken into consideration to create and maintain plans that are intended to comply with these requirements and that our Compensation, Culture and Talent Committee believes are effective and in the best interests of our Company and our shareholders.

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Executive Compensation Tables
SUMMARY COMPENSATION TABLE
The table below summarizes the compensation for the last three years of our named executive officers.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings $(5)	All Other Compensation $(6)	Total $

Maria Pope President and CEO	2022	1,065,607	—	3,882,327	1,002,781	38,324	305,884	6,294,923
	2021	1,025,692	—	3,132,499	1,114,840	49,384	85,940	5,408,355
	2020	971,710	—	2,249,979	—	167,195	121,248	3,510,132
James Ajello Senior Vice President, Finance, CFO, Treasurer & Corporate Compliance Officer	2022	639,517	—	1,009,524	393,021	—	38,006	2,080,068
	2021	542,445	—	676,632	363,232	—	39,969	1,622,278
Angelica Espinosa Vice President, General Counsel	2022	433,299	150,000	639,852	219,797	3,153	32,446	1,478,547
Larry Bekkedahl Senior Vice President, Advanced Energy Delivery	2022	471,795		559,157	234,289	11,105	67,472	1,343,818
	2021	420,106		416,860	267,552	—	44,041	1,148,559
	2020	390,800	202,552	253,494	—	—	92,829	939,675
John Kochavatr Vice President Information Technology and Chief Information Officer	2022	455,188	—	545,037	223,268	5,052	71,768	1,300,313
	2021	396,883	—	384,296	246,652	—	45,179	1,073,010
	2020	377,601	163,725	349,815	—	—	72,879	964,020
1.Amounts in the Salary column include base salary earned, including paid time off taken, and, where applicable, the value of paid time off deferred under the 2005 MDCP.
2.Amounts shown in the Bonus column for 2020 represent the value of payouts under the 2020 ACI Program. As a result of 2020 financial results, as previously disclosed in the 2021 proxy statement, in alignment with our pay for performance principles, Ms. Pope and two other executives did not receive a bonus due to the Company's poor financial performance in 2020. Amount shown in Bonus column for 2022 for Ms. Espinosa represents a sign-on bonus paid in 2022.
3.Amounts shown in the Stock Awards column represent the aggregate grant date fair value of PSU and RSU awards, computed in accordance with FASB ASC Topic 718, Compensation Stock Compensation, excluding the effect of estimated forfeitures related to service-based vesting. The grant date fair values reported above will likely vary from the actual amount realized by the named executive officer based on a number of factors, including the number of RSUs and PSUs that ultimately vest and the closing market price of our common stock on the vesting date. For RSUs, we calculate grant date fair value by multiplying the number of shares underlying the award by the NYSE closing price per share of our common stock on the grant date. For PSUs, we calculate grant date fair value by assuming the satisfaction of performance-based goals at the “target” level for all metrics other than TSR and multiplying the corresponding number of shares earned by the NYSE closing price per share of our common stock on the grant date. For the TSR portion of the PSUs, fair value is determined using a Monte Carlo simulation. See Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for additional details regarding the assumptions made in the valuations reflected in this column.

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If the maximum number of shares issuable under the PSUs had been used to calculate the grant date fair value of the PSUs, the value of the PSUs and the aggregate grant-date fair value of all stock awards for 2022 would have been as follows:

Name	Maximum 2022 PSU Value ($)	Maximum Total 2022 Stock Award Value ($)

Maria Pope	5,514,680	6,639,667
James Ajello	1,434,048	1,726,548
Angelica Espinosa	624,790	952,247
Larry Bekkedahl	794,311	956,312
John Kochavatr	632,264	861,168
4.     Amounts in the Non-Equity Incentive Plan Compensation column represent cash incentive awards earned under the Company's 2008 Annual Cash Incentive Master Plan for Executive Officers (ACI Plan). The terms of the 2022 awards are discussed on page 52 in the section entitled “Annual Cash Incentive Awards.”
5. Amounts in this column include the increase in the actuarial present value of the named executive officers' accumulated benefits under the Portland             General Electric Company Pension Plan.
6.    The amounts in the All Other Compensation table for 2022 are described in the table below:

Name	Dividend Equivalent Rights ($)(1)	401(k) Contributions ($)(2)	Contributions to 2005 MDCP ($)(3)	HSA Contributions ($)(4)	Long-Term Disability Insurance ($)(5)	Total ($)(6)

Maria Pope	279,197	18,490	0	1,150	7,047	305,884
James Ajello	2,689	30,816	—	—	4,501	38,006
Angelica Espinosa	9,065	11,659	6,839	1,950	2,933	32,446
Larry Bekkedahl	30,599	30,656	1,925	1,150	3,142	67,472
John Kochavatr	36,936	30,694	0	1,150	2,988	71,768
1.Represents the value of dividend equivalent rights earned under restricted stock unit awards, which is not included in the Stock Awards column in the Summary Compensation Table.
2.Represents Company contributions to the named executive officers' accounts under the 401(k) Plan.
3.Represents Company contributions to the named executive officers' accounts under the 2005 MDCP. See page 76 under the heading "Non-Qualified Deferred Compensation" for a discussion of the terms of the 2005 MDCP.
4.Represents Company contributions to named executive officers' individual health savings accounts. Includes the value of wellness plan incentive rewards.
5.In 2022 there were no tax gross-ups associated with Long-Term Disability Insurance.
6.Includes the value of the preceding columns. In 2022, there was no paid time off (PTO) balance payouts.

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GRANTS OF PLAN-BASED AWARDS
Our named executive officers participated in incentive compensation plans that are designed to encourage high levels of performance on both a short-term and long-term basis. Performance-based annual cash bonuses were provided under the annual cash incentive award plan. Long-term equity incentives were provided under our 2022 Long-Term Incentive Award plan.
The following table summarizes grants of plan-based awards made to the named executive officers in 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards (Number of Units)(3)	Grant Date Fair Value ($)(4)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (Number of Shares)	Target (Number of Shares)	Max (Number of Shares)

Maria Pope	2/11/2022	573,673	1,147,346	2,294,692	—	—	—	—	—
	2/11/2022	—	—	—	20,364	50,911	101,822	—	2,757,340
	2/11/2022	—	—	—	—	—	—	21,819	1,124,988
James Ajello	2/11/2022	224,840	449,680	899,360	—	—	—	—	—
	2/11/2022	—	—	—	5,296	13,239	26,478	—	717,024
	2/11/2022	—	—	—	—	—	—	5,673	292,500
Angelica Espinosa	2/11/2022	125,742	251,483	502,966	—	—	—	—	—
	2/11/2022	—	—	—	2,307	5,768	11,536	—	312,395
	2/11/2022	—	—	—	—	—	—	6,351	327,458
Larry Bekkedahl	2/11/2022	134,032	268,064	536,128	—	—	—	—	—
	2/11/2022	—	—	—	2,933	7,333	14,666	—	397,155
	2/11/2022	—	—	—	—	—	—	3,142	162,002
John Kochavatr	2/11/2022	127,728	255,455	510,910	—	—	—	—	—
	2/11/2022	—	—	—	2,335	5,837	11,674	—	316,132
	2/11/2022	—	—	—	—	—	—	2,501	128,952
	4/22/2022	—	—	—	—	—	—	1,882	99,953
1.These columns show the range of potential payouts for cash incentive awards granted in 2022 under our ACI Plan. The amounts shown in the Threshold column reflect payouts at threshold performance, which are 50% of target awards. The amounts in the Target column reflect payouts at target performance, which are 100% of the target awards. The amounts shown in the Maximum column reflect maximum payouts, which are 200% of the target awards. See the section of the Compensation Discussion and Analysis entitled “Annual Cash Incentive Awards” beginning on page 52 for a description of the material terms of these awards.
2.These columns show the estimated range of potential payouts for awards of PSUs granted in 2022 under our Stock Incentive Plan. The amounts shown in the Threshold column reflect the minimum number of PSUs that could vest, which is 40%, after the relative total shareholder return modifier is applied, of the target amount shown in the Target column. The number of PSUs shown in the Maximum column is equal to 200% of the target amount. See the section of the Compensation Discussion and Analysis entitled “Long-Term Incentive Awards” beginning on page 59 for a description of the material terms of these awards.
3.This column shows the number of RSUs granted to the named executive officers in 2022.
4.The grant date fair values for the PSUs assume performance at target levels.

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OUTSTANDING EQUITY AWARDS AT YEAR-END
The following table summarizes the grants of equity awards that were outstanding at December 31, 2022, for our named executive officers. These awards consist of performance based and service based restricted stock units.

Name	Grant Date	Number of Units of Stock That Have Not Vested	Market Value of Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)(1)

Maria Pope	02/12/2020(2)	10,139	496,811	—	—
	02/17/2021(3)	—	—	54,245	2,658,005
	02/17/2021(4)	15,346	751,954	—	—
	2/11/2022(5)	—	—	52,827	2,588,523
	2/11/2022(6)	22,640	1,109,360	—	—
James Ajello	02/17/2021(3)	—	—	11,717	574,133
	02/17/2021(4)	3,315	162,435	—	—
	2/11/2022(5)	—	—	13,737	673,113
	2/11/2022(6)	5,886	288,414	—	—
Angelica Espinosa	7/12/2021(7)	4,343	212,807	—	—
	2/11/2022(5)		—	5,985	293,265
	2/11/2022(6)	2,565	125,685		—
	2/11/2022(8)	4,023	197,127	—	—
Larry Bekkedahl	02/12/2020(2)	1,142	55,958	—	—
	02/17/2021(3)	—	—	7,217	353,633
	02/17/2021(4)	2,042	100,058	—	—
	2/11/2022(5)	—	—	7,608	372,792
	2/11/2022(6)	3,260	159,740	—	—
John Kochavatr	02/12/2020(2)	1,125	55,125	—	—
	02/17/2021(3)	—	—	6,653	325,997
	02/17/2021(4)	1,882	92,218	—	—
	2/11/2022(5)	—	—	6,056	296,744
	2/11/2022(6)	2,595	127,155	—	—
1.Market value is based on the NYSE closing price of our common stock on December 31, 2022, which was $49.00.
2.Amounts in these rows relate to the award of RSUs with a vesting date of February 12, 2023.
3.Amounts in these rows relate to awards of PSUs with a three-year performance period ending December 31, 2023 granted under the 2021 LTI Award Program. Pursuant to SEC rules, the PSUs are represented at the target amount of shares that may be earned under the awards. The actual number of shares that will vest under the PSUs (if any) will be determined based on the Company’s performance relative to the metrics for the awards (ROE as a percentage of allowed ROE, EPS growth, clean energy and relative TSR), subject to the approval of the Compensation, Culture and Talent Committee. The amount shown does not represent our estimate of the actual achievement to date under the awards.
4.Amounts in these rows relate to the award of RSUs with a one-third vesting on each February 14 of 2022, 2023 and 2024.
5.Amounts in these rows relate to awards of PSUs with a three-year performance period ending December 31, 2024 granted under the 2022 LTI Award Program. Pursuant to SEC rules, the PSUs are represented at the target amount of shares that may be earned under the awards. The actual number of shares that will vest under the PSUs (if any) will be determined based on the Company’s performance relative to the metrics for the awards (ROE as a percentage of allowed ROE, EPS growth, clean energy and relative TSR), subject to the approval of the Compensation, Culture and Talent Committee. The amount shown does not represent our estimate of the actual achievement to date under the awards.
6.Amounts in these rows relate to the award of RSUs with a one-third vesting on each February 14 of 2023, 2024 and 2025.
7.Amount in this row relates to an award of RSUs to Ms. Espinosa in connection with her commencement of employment on July 12, 2021. Of the total number of RSUs awarded, 50% vested on December 31, 2022. The remaining amount shown of 4,157 units have a vesting date of December 31, 2023.
8.Amount in this row relates to an award of RSUs to Ms. Espinosa for her promotion to VP, General Counsel. The amount shown has a vesting date of February 14, 2024.

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STOCK UNITS VESTED
The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units and related dividend equivalent rights that vested during 2022.

Name	Number of Shares Acquired on Vesting of Restricted Stock Units(1)	Value Realized on Vesting ($)(2)

Maria Pope	67,549	3,476,562
James Ajello(3)	1,629	82,639
Angelica Espinosa(4)	4,342	212,758
Larry Bekkedahl	7,526	387,207
John Kochavatr(5)	10,663	543,862
1.The amounts shown in this column constitute the aggregate number of PSUs and/or RSUs, together with related dividend equivalent rights, that vested in 2022. The amounts shown include shares that were withheld for applicable taxes. See page 62 under the heading “Service Requirement” and page 61 under the heading “2022 RSU Awards” for a discussion of the vesting conditions of the PSUs and RSUs, respectively.
2.Pursuant to SEC rules, the “value realized” on the vesting of PSUs and related dividend equivalents is equal to the number of shares that vested multiplied by the NYSE closing price of the Company’s common stock on the vesting date.
3.Mr. Ajello joined the Company in 2020. Units vested reflect a time-based RSU award which vested one-third on February 14, 2022, one-third vesting on February 14, 2023 and the final one-third vesting February 14, 2024.
4.Ms. Espinosa joined the Company in 2021. Units vested reflect a time-based RSU award which vested 50% on December 31, 2022 and the final 50% will vest on December 31, 2023.
5.Mr. Kochavatr's vested units, together with related dividend equivalent rights, includes the vesting from the award discussed on page 65 under the heading "Off-Cycle Compensation".

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PENSION BENEFITS
The following table shows the actuarial present value of Ms. Pope’s accumulated benefit under the Pension Plan as of December 31, 2022. The Pension Plan was closed to new participants before Mr. Ajello, Ms. Espinosa, Mr. Bekkedahl and Mr. Kochavatr joined the Company.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
Maria Pope	Pension Plan	14	$533,244
Participants in the Pension Plan earn benefits under the plan during each year of employment. Employees are vested in plan benefits after 5 years of service. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, but benefits are reduced for each year prior to the normal retirement date, using early retirement factors and based on the formula described below. Ms. Pope qualified for early retirement as of December 31, 2022.
For non-union plan participants, the basic monthly pension benefit is based on Final Average Earnings (FAE), defined as the highest consecutive 60 months of earnings (base pay paid, excluding reductions due to income deferrals) during the last 120 months of employment.
The basic pension benefit under the plan is calculated as follows:

Monthly Benefit	=	1.2% of FAE for first 30 years of service	+	0.5% of FAE in excess of 35-Year Average of Social Security Taxable Wage Base	+	0.5% of FAE for each year of service over 30 years
The normal form of payment for a participant who does not have a spouse is a straight life annuity, which makes periodic payments to the participant until his or her death. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter 50% of the full payments until the death of the spouse if he or she survives the participant.
Pension Plan calculations are based on assumptions that are reviewed annually with the Company’s actuaries. The benefit calculation shown in the table above assumes retirement at age 65 (or current age if later), a discount rate of 5.42% and mortality assumptions based on the Generational Annuitant Mortality (PRI-2012 with MP2018 projection and 20-year convergence to SSA smoothed long-term rates). These assumptions are the same ones used for financial reporting purposes.
The 2005 MDCP provide a benefit to compensate participants for Pension Plan benefits that are lower due to salary deferrals under the 2005 MDCP. These deferrals reduce a participant’s Final Average Earnings, on which Pension Plan benefits are based. The present value of the reduction in Pension Plan benefits due to salary deferrals is calculated as a lump sum upon termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the Pension Benefits table above.

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NON-QUALIFIED DEFERRED COMPENSATION
Our 2005 Management Deferred Compensation Plan (2005 MDCP) allows executives and a select group of management and highly compensated employees to elect on a year-by-year basis to defer the receipt of up to 80% of their base salary and 100% of their cash incentive compensation for payment in installments or in a lump sum future date in connection with a separation of employment. Additionally, a participant can elect to defer PTO. Beginning in 2022, the maximum number of hours of PTO that a participant may defer annually is the lesser of (i) 160 or (ii) total projected PTO hours for the year less 152. The following table shows the named executive officers’ contributions and earnings in 2022 and balances as of December 31, 2022 under the 2005 MDCP. The accompanying narrative describes key provisions of the plan.

Name	Plan	Executive Contributions in 2022 ($)(1)	Company Contributions in 2022 ($)(2)	Aggregate Earnings in 2022 ($)	Aggregate Balance at 12/31/2022 ($)(3)

Maria Pope	2005 MDCP	73,054	—	72,522	1,684,226
James Ajello	2005 MDCP	—	—	—	—
Angelica Espinosa	2005 MDCP	242,949	6,839	5,873	255,661
Larry Bekkedahl	2005 MDCP	144,416	1,925	20,900	526,945
John Kochavatr	2005 MDCP	42,866	—	9,532	233,140
1.Amounts in this column include salary and paid-time-off deferrals that are reflected in the Salary column of the Summary Compensation Table, as well as cash incentive award deferrals that are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
2.Amounts in this column include a Company matching contribution of 3% of annual base salary deferred under the applicable plan. These amounts are included in the Summary Compensation Table under “All Other Compensation.”
3.Amounts included in this column were reported as compensation to the named executive officer in the Company’s Summary Compensation Table for previous years, other than amounts earned before the officer first became a named executive officer.
For 2022, participants could also contribute cash payments in lieu of up to 80 hours of canceled paid time off. The Company provides a 3% matching contribution for base salary deferred. Deferral elections must be made no later than December 31 of the taxable year preceding the year in which the compensation is earned.
Amounts deferred under the 2005 MDCP accrue interest that is 0.5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. Interest rates are established in the plan document, which is administered by a management-level committee.
Payments are triggered by termination of employment, beginning six months after separation from service; a participant’s account balance during the six-month delay continues to accrue interest. Under both plans, benefits are paid in one of the following forms, as elected by the participant in a payment election form filed each year for the following year’s deferrals: (i) a lump-sum payment; (ii) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (iii) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 years of age upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.

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POTENTIAL PAYMENTS AND RIGHTS ON TERMINATION AND CHANGE IN CONTROL BENEFITS
The following plans provide benefits that may become payable to named executive officers, depending on the circumstances surrounding their termination of employment with the Company. When listing the potential payments to the named executive officers under the plans described below, it is assumed that the applicable triggering event (retirement or other termination of employment) occurred on December 31, 2022 and the price per share of the Company common stock is equal to the closing price as of the last NYSE trading day in 2022.
Executive Severance Plan
The Company provides severance benefits and change-in-control benefits to executives, including all named executive officers, under its Severance Plan. In addition, severance benefits are provided through other plans or agreements included in the following description of severance benefits.
To receive any severance benefits, named executive officers must release the Company and its affiliates from all claims arising out of the officer’s employment relationship and agree to certain confidentiality, non-competition, non-solicitation and non-disparagement restrictions in favor of the Company and its affiliates.
Severance Benefits - No Change in Control
Under the Company’s Severance Plan, executives of the Company are eligible for severance pay if they are terminated without cause, or if they voluntarily terminate employment for good reason and within 90 days following the event that constitutes good reason. Those benefits include:
•A cash lump sum payment equal to 1 times annual base salary, for non-CEO named executive officers, and 1.5 times annual base salary for the CEO;
•An amount equal to a pro-rata portion of the annual cash incentive award in effect immediately prior to termination based on the target level of performance and the period of the named executive officer's service during the award year (unless the named executive officer is retirement eligible); and
•An amount equal to 12 months of continuation coverage under COBRA for non-CEO named executive officers and 18 months for CEO (if named executive employee is eligible for and timely elects COBRA coverage).
Severance Benefits - Change in Control
Under the Company's Severance Plan, executives of the Company are eligible for severance pay if they are terminated within 24 months after a change in control event. Those benefits include:
•A cash lump sum payment equal to 1.5 times, for Ms. Espinosa and Mr. Kochavatr, 2 times, in the case of Mr. Ajello and Mr. Bekkedahl, and 2.5 times, in the case of Ms. Pope, of the sum total of (i) annual base salary at the highest rate in effect during the preceding 24 months, and (ii) the target annual cash incentive award in effect immediately prior to the start of the 24 month period;
•An amount equal to a pro-rata portion of the annual cash incentive award in effect immediately prior to termination based on the target level of performance and the period of the named executive officer's service during the award year (unless the named executive officer is retirement eligible); and
•An amount equal to 18 months of continuation coverage under COBRA for Ms. Espinosa and Mr. Kochavatr, 24 months for Mr. Ajello and Mr. Bekkedahl, and 30 months for Ms. Pope (if the named executive employee is eligible for and timely elects COBRA coverage).

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For purposes of the plan, the terms “change in control,” “cause,” and “good reason” have the following meanings:
“Change in control” means any of the following:
•A person or entity becomes the beneficial owner of Company securities representing more than 30% of the combined voting power of the Company’s then outstanding voting securities;
•During any period of two consecutive years, individuals who at the beginning of the period (the Incumbent Board) cease to constitute at least a majority of the Board of Directors, provided, that any individual becoming a director subsequent to the beginning of such two year period, whose election to the Board of Directors or nomination for election to the Board of Directors by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents;
•There occurs a consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing, directly or indirectly, more than 50% of the combined voting power of the voting securities of the Company or other surviving entity outstanding immediately after such merger or consolidation; or
•The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
A Change in Control shall not be deemed to have occurred if holders of common stock of the Company continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company as a result of a transaction or a series of integrated transactions.
“Good reason” means the occurrence of any of the following conditions:
•A material adverse change in the nature of the executive’s duties or responsibilities (for avoidance of doubt ceasing to be the Chief Executive Officer, Chief Financial Officer, Chief Legal Officer or Chief Human Resources Officer of a public company shall constitute a material adverse change);
•A material reduction in the executive’s base compensation or short-term cash incentive compensation opportunities; or
•A mandatory relocation of the executive’s principal place of work in excess of 50 miles.
“Cause” in the case of a termination that occurs within two years of a change in control is defined as:
•The substantial and continuing failure of the executive to perform substantially all of his or her duties to the Company (other than a failure resulting from incapacity due to physical or mental illness), after 30 days’ notice from the Company;
•The material breach of law or written Company policy, applicable to the executive, including, but not limited to the Company's Code of Business Ethics and Conduct, that could result in significant reputation or financial harm to the Company;
•Dishonesty, gross negligence or breach of fiduciary duty;
•The commission of an act of fraud or embezzlement, as found by a court of competent jurisdiction;
•The conviction of a felony;

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Executive Compensation Tables	Table of Contents

•A material breach of the terms of an agreement with the Company, provided that the Company provides the executive with adequate notice of the breach and the executive fails to cure the breach within 30 days after receipt of notice; or
•any other misconduct by the executive that would justify the recoupment or cancellation of compensation under the Company's Incentive Compensation Clawback and Cancellation Policy.
Equity and Payment Acceleration in Change in Control, Death, Disability or Retirement and the "Rule of 75" Vesting in Event of Change in Control
Stock Incentive Plan. Under the terms of the Stock Incentive Plan, in the event of a chance in control of the company, the Compensation, Culture and Talent Committee may accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make such other adjustments to awards as the Compensation, Culture and Talent Committee considers equitable to the participant and also in the best interest of the Company and its shareholders.
PSU Awards. PSU awards for executives provide for accelerated vesting in the event of the executive’s termination following a change in control. Under the terms of the grant agreements, any PSUs that have not previously vested will vest automatically at the target level of performance as of the date of termination within two years following a change in control: (i) when the grantee’s employment is terminated by the Company without cause, or (ii) if the grantee voluntarily terminates employment for good reason within 90 days after the event constituting good reason. For purposes of the PSU awards, the terms “change in control,” “cause,” and “good reason” have the same definitions as those described above under the heading “Severance Benefits- Change in Control.” The number of dividend equivalent rights would be determined in accordance with the terms of the awards, calculated as if the date of termination were the end of the performance period.
Vesting of PSUs and RSUs and Payment of ACI in Event of Death, Disability or Retirement
PSU and RSU Awards. Our PSU and RSU award agreements with the named executive officers provide for vesting of the performance RSUs in the event an officer’s employment is terminated due to the officer’s death, disability or retirement (as defined under our Pension Plan, which requires five years of service and a minimum age of 55). In the case of PSUs, the number of units that vest is determined by multiplying the performance percentage by the number of PSUs originally granted and by the percentage of the performance period that the officer was actively employed. In the case of RSUs, the number of units that vest is determined by multiplying the number of RSUs originally granted by the percentage of the vesting period that the officer was employed.
ACI Payments. Under the terms of the ACI Plan, if a participant’s employment terminates due to death, disability or retirement, the Company will pay an award to the participant or the participant’s estate, as applicable, if and when awards are payable generally to other participants under the plan. The amount of the award will be prorated to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the Pension Plan (currently age 55 with five years of service).
Vesting of PSUs and RSUs Based on “Rule of 75”
Beginning with our 2020 awards, our PSU and RSU grant agreements provide that, if a grantee satisfies the “rule of 75” upon termination of employment for reasons other than cause, then (i) in the case of RSU awards, all unvested RSUs under the award will vest, and (ii) in the case of PSU awards, the grantee will be eligible for full vesting, based on performance results, notwithstanding early termination. For purposes of these provisions, a recipient satisfies the rule of 75 if the recipient has no less than 5 years of service and the recipient’s age plus years of service is at least 75. See "Compensation Discussion and Analysis, Other Terms of the PSU and RSU Awards," for the treatment of Mr. Ajello awards.

79 | Portland General Electric	2023 Proxy Statement

Executive Compensation Tables	Table of Contents

Outplacement Assistance Plan
The Company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for certain employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position or similar business circumstances. Eligible management employees, including the named executive officers, are offered the services of an outside outplacement consultant for three to twelve months, with the exact length of the services determined by the Compensation, Culture and Talent Committee.
The tables below show the estimated value of payments and other benefits to which the named executive officers would be entitled under the Company’s plans and programs upon termination of employment in specified circumstances and following a change in control of the Company. The amounts shown assume (only for purposes of illustration and not as an expectation or projection about the future) that the effective date of the termination or change in control was December 31, 2022. Benefits that (i) do not discriminate in favor of executive officers and are generally available to salaried employees or (ii) are disclosed above under “Pension Benefits” and “Non-Qualified Deferred Compensation” are not shown in the tables below.

Maria Pope

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	1,539,875	—	5,441,459	—
PSUs(2)(3)	3,148,740	3,148,740	—	4,304,993	3,148,740
RSUs(4)	1,196,027	1,196,027	—	2,236,213	1,196,027
Annual Cash Incentive Award(5)	1,002,781	1,002,781	—	1,002,781	1,002,781
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	5,347,548	6,912,423	—	13,010,446	5,347,548

James Ajello

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	1,105,199	—	2,665,468	—
PSUs(2)(3)	1,487,738	1,487,738	—	1,251,509	1,487,738
RSUs(4)	429,828	429,828	—	429,828	429,828
Annual Cash Incentive Award(5)	—	—	—	—	393,021
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	1,917,566	3,047,765	—	4,371,805	2,310,587

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Executive Compensation Tables	Table of Contents

Angelica Espinosa

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	706,424	—	1,314,575	—
PSUs(2)(3)	—	—	—	292,922	115,934
RSUs(4)	—	—	—	514,843	240,915
Annual Cash Incentive Award(5)	—	—	—	—	219,797
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	731,424	—	2,147,340	576,646

Larry Bekkedahl

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	470,476	—	1,481,097	—
PSUs(2)(3)	430,171	430,171	—	729,169	430,171
RSUs(4)	153,726	153,726	—	300,027	153,726
Annual Cash Incentive Award(5)	234,289	234,289	—	234,289	234,289
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	818,186	1,313,662	—	2,769,582	818,186

John Kochavatr

Benefit Plan or Award	Voluntary Termination ($)	Involuntary Not for Cause Termination ($)	Change in Control ($)	Termination Following Change in Control ($)	Death or Disability ($)

Severance Pay Plan(1)	—	714,584	—	1,329,875	—
PSUs(2)(3)	—	—	—	625,338	377,986
RSUs(4)	—	—	—	260,435	139,114
Annual Cash Incentive Award(5)	—	—	—	—	223,268
Outplacement Assistance Plan(6)	—	25,000	—	25,000	—
Total	—	739,584	—	2,240,648	740,368

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Executive Compensation Tables	Table of Contents

1.The amounts shown in the Involuntary Not for Cause Termination column consist of severance payments equal to 18 months of base salary and COBRA coverage for the CEO and 12 months of base salary and COBRA coverage for all other executives at December 31, 2022 salary levels, retirement eligible executives receive a prorated annual cash incentive (ACI), per the ACI plan document; for those not retirement eligible the lump sum also includes target annual cash incentive prorated to termination. The amounts shown in the Termination Following Change in Control column consist of 30 months of base salary plus target ACI plus COBRA coverage for the CEO, 24 months of base salary plus target ACI plus COBRA coverage for the CFO and senior vice executives, and 18 months of base salary plus target ACI plus COBRA coverage for all other executives at December 31, 2022 salary levels, COBRA rates and target ACI award for 2022.
2.Amounts in the Voluntary Termination, Involuntary Not for Cause Termination and Death or Disability columns reflect the value at December 31, 2022 of PSUs granted in 2021 and 2022, assuming performance at 118.91% and 118.85% of target, respectively. The payout percentages for the PSU awards are based on forecasted results. The values reflect the NYSE closing price of the Company’s common stock on December 31, 2022 ($49.00). No amounts are shown for Ms. Espinosa and Mr. Kochavatr in the Voluntary Termination or Involuntary Not for Cause columns because at December 31, 2022 these officers were not retirement-eligible or rule of 75 eligible, as defined in the Pension Plan. See above under the heading “Vesting of PSUs and RSUs in Event of Death, Disability or Retirement” and "Vesting of PSUs and RSUs Based on “Rule of 75.”
3.Amounts in the Termination Following Change in Control column constitute the value at December 31, 2022 of PSUs granted in 2021 and 2022. These grants included provisions for accelerated vesting in the event of a termination following a Change in Control, as described in the narrative below. The value shown reflects the closing price of the Company’s common stock on December 31, 2022 ($49.00).
4.The amounts shown in the Voluntary Termination and Death or Disability columns reflect the value at December 31, 2022 of outstanding RSUs. No values are shown in the Voluntary Termination column for Ms. Espinosa and Mr. Kochavatr because they were not retirement-eligible or rule of 75 eligible, as defined under the Company’s Pension Plan, at December 31, 2022. See above under the heading “Vesting of PSUs and RSUs in Event of Death, Disability or Retirement” and "Vesting of PSUs and RSUs Based on “Rule of 75.”
5.Amounts shown in this row consist of payouts under awards made pursuant to the ACI Plan. No amounts are shown in the Voluntary Termination column for Mr. Ajello, Ms. Espinosa and Mr. Kochavatr because at December 31, 2022 these officers were not retirement eligible as defined in the Pension Plan, which is required for early vesting in the event of voluntary termination under the terms of the ACI Plan. See above under the heading “ACI Plan” for additional details.
6.Amounts in this row are the estimated value of outplacement assistance consulting services the named executive employee would receive, assuming that the executive is granted twelve months of outplacement assistance, at a value of $20,000 for the first nine months and $5,000 for an additional three months. See below under the heading “Outplacement Assistance Plan” for additional details.

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Pay Ratio Disclosure
In accordance with SEC rules, we are disclosing the ratio of the annual total compensation of our CEO to the annual total compensation of the individual we have identified as our median employee for this purpose.
We identified our median employee by examining 2022 taxable earnings, as reported on W-2 forms (W-2 taxable earnings), for all individuals who were employed by the Company on December 31, 2022, other than our CEO. We believe that the use of W-2 taxable earnings, which is a broad and widely used measure of annual compensation, is an appropriate measure by which to determine the median employee. We included all employees, whether employed on a full-time, part-time or seasonal basis, and we did not annualize the compensation of any full-time employee who was employed for less than the full 2022 calendar year.
After identifying the median employee based on 2022 W-2 taxable earnings, we calculated annual total compensation for the median employee using the same methodology that we use for our named executive officers as set forth in the Total column in the 2022 Summary Compensation Table. As measured using that methodology, our CEO’s annual total compensation for 2022 was $6,294,923 and our median employee’s annual total compensation for 2022 was $125,267. As a result, our 2022 CEO to median employee pay ratio was approximately 50:1.

83 | Portland General Electric	2023 Proxy Statement

Pay Versus Performance Disclosure

Year	CEO Summary Compensation Table Total $	CEO Compensation Actually Paid $	Other NEOs Average Summary Compensation Table Total $	Other NEOs Average Compensation Actually Paid $	Value of fixed $100 Initial Investment Based on:		Company Net Income ($ in millions)	Company-Selected Financial Measure (EPS)

					Company TSR $	Peer Group TSR $

2022(1,2)	6,294,923	7,011,717	1,550,687	1,695,306	88	111	233	$2.60
2021(3,4)	5,408,355	7,834,404	1,280,247	1,605,540	95	114	244	$2.72
2020(5,6)	3,510,132	1,898,352	1,165,917	798,448	77	99	155	$1.88

1.Other named executive officers (NEOs) other than the CEO, who was Ms. Pope for 2022 were as follows: James Ajello, Senior Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Compliance Officer; Angelica Espinosa, Vice President, General Counsel; Larry Bekkedahl, Senior Vice President, Advanced Energy Delivery and John Kochavatr, Vice President, Customer & Digital Solutions and Chief Information Officer.
2.Amounts in columns "CEO Compensation Actually Paid $" and "Other NEOs Average Compensation Actually Paid $" represent "compensation actually paid" as computed in accordance with Regulation S-K Item 402(v) in the year 2022. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to the CEO and the other NEOs during the applicable year. The fair value, at the end of the year, of equity awards granted during the year that remain unvested at year-end for the CEO was $4,845,196 and average of the other named executive officers was $814,782. There were no equity awards that were granted and vested during the year for the CEO and an average of $23,508 for the other named executive officers. The change in fair value, during the year, of unvested equity awards at the beginning of the year that remain unvested at year-end for the CEO was ($412,824) and an average of ($4,495) for the other named executive officers. The change in fair value, during the current year, of unvested equity awards at the beginning of the year that vested during the year was $123,787 for the CEO and an average of $1,412 for the other named executive officers. Change in value for pension service cost for the CEO was $42,963 and no other named executive officers participated in the pension. No forfeitures or prior year awards that failed to vest during the current year existed for either. Dividends are not paid on unvested shares.
3.Other NEOs other than the CEO, who was ms. Pope, for 2021 were as follows: James Ajello, Senior Vice President, Finance, Chief Financial Officer and Treasurer; Lisa Kaner, Vice President, General Counsel and Corporate Compliance Officer, who retired July 1, 2022; Larry Bekkedahl, Senior Vice President, Advanced Energy Delivery and John Kochavatr, Vice President Information Technology and Chief Information Officer.
4.Amounts in columns "CEO Compensation Actually Paid $" and "Other NEOs Average Compensation Actually Paid $" represent "compensation actually paid" as computed in accordance with Regulation S-K Item 402(v) in the year 2021. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to the CEO and the other NEOs during the applicable year. The fair value, at the end of the year, of equity awards granted during the year that remain unvested at year-end for the CEO was $4,353,630 and average of the other named executive officers was $676,535. There were no equity awards that were granted and vested during the year. The change in fair value, during the year, of unvested equity awards at the beginning of the year that remain unvested at year-end for the CEO was $1,168,382 and an average of $121,828 for the other named executive officers. The change in fair value, during the current year, of unvested equity awards at the beginning of the year that vested during the year was $47,216 for the CEO and an average of $18,391 for the other named executive officers. Change in value for pension service cost for the CEO was $12,918 and no other named executive officers participated in the pension. No forfeitures or prior year awards that failed to vest during the current year existed for either. Dividends are not paid on unvested shares.
5.Other named executive officers other than the CEO, who was Ms. Pope, for 2020 were as follows: James Lobdell, Senior Vice President, Finance, Chief Financial Officer and Treasurer, who retired on December 31, 2020; Lisa Kaner, Vice President, General Counsel and Corporate Compliance Officer, who retired July 1, 2022; John Kochavatr, Vice President Information Technology and Chief Information Officer and Larry Bekkedahl, Senior Vice President, Grid Architecture and System Operations
6.Amounts in columns "CEO Compensation Actually Paid $" and "Other NEOs Average Compensation Actually Paid $" represent "compensation actually paid" as computed in accordance with Regulation S-K Item 402(v) in the year 2020. The dollar amounts do not reflect the actual amounts of compensation earned by or paid to the CEO and the other NEOs during the applicable year. The fair value, at the end of the year, of equity awards granted during the year that remain unvested at year-end for the CEO was $2,065,903 and average of the other named executive officers was $379,274. There were no equity awards that were granted and vested during the year. The change in fair value, during the year, of unvested equity awards at the beginning of the year that remain unvested at year-end for the CEO was ($1,343,749) and an average of ($309,758) for the other named executive officers. The change in fair value, during the current year, of unvested equity awards at the beginning of the year that vested during the year was $107,035 for the CEO and an average of $53,533 for the other named executive officers. Change in value for pension service cost for the CEO was ($115,718) and an average of ($66,590) for the other named executive officers. No forfeitures or prior year awards that failed to vest during the current year existed for either. Dividends are not paid on unvested shares. Amount shown in "Company-Selected Financial Measure (EPS)" is adjusted for COVID-19 impacts, as disclosed in the 2021 proxy; the unadjusted result was $1.72 per diluted share.

84 | Portland General Electric	2023 Proxy Statement

The financial and non-financial performance measures listed below represent the most important metrics we used to link compensation actually paid for 2022 for our PEO and other named executives (as further described in our Compensation Discussion and Analysis (C&DA).

Performance Metrics Selected	Relationship to pay
Earnings per Share	Annual cash incentive plan
Earnings per share growth	Long-term incentive plan
Return on equity as a percentage of allowed return on equity	Long-term incentive plan
Decarbonization	Long-term incentive plan

85 | Portland General Electric	2023 Proxy Statement

86 | Portland General Electric	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
On February 21, 2023 there were 89,441,457 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of the outstanding shares of PGE common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite their name, except as otherwise noted.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Class

5% or Greater Holders
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	12,612,188	14.1%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	11.546,522	11.4%
Zimmer Partners, LP(4) 9 West 57th Street New York, NY 10019	5,650,000	6.3%
Non-Employee Directors and Director Nominees
Rodney Brown	31,525(5)	*
Jack Davis	23,690(5)(6)	*
Dawn Farrell	11,819(5)
Mark Ganz	32,201(5)(7)	*
Marie Oh Huber	9,265(5)	*
Kathryn Jackson	15,378(5)(8)	*
Michael Lewis	5,496(5)	*
Michael Millegan	9,879(5)	*
Lee Pelton	7,701(5)	*
Patricia Pineda	2,243(5)
James Torgerson	10,496(5)	*
Named Executive Officers
Maria Pope	153,039(9)	*
James Ajello	26,445(10)	*
Angelica Espinosa	16,381(11)	*
Larry Bekkedahl	21,204(12)	*
John Kochavatr	18,489(13)	*
Executive officers and directors as a group (20 persons)(14)	455,172(14)	*
 * Percentage is less than 1% of PGE common stock outstanding.

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Security Ownership of Certain Beneficial Owners and Management	Table of Contents

1.Beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof. Shares of our common stock that a person has the right to acquire within 60 days of March 1, 2022 are deemed outstanding for purposes of the beneficial ownership information set forth in this column.
2.As reported on Schedule 13G/A filed with the SEC on January 23, 2023, reporting information as of December 31, 2022. The Schedule 13G/A indicates that the shares are held by 16 separate entities and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G/A, includes sole voting power with respect to 12,612,188 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 12,612,188 shares, and shared dispositive power with respect to 0 shares.
3.As reported on Schedule 13G/A filed with the SEC on February 9, 2023, reporting information as of December 31, 2022. The Schedule 13G/A indicates that the shares are held by 1 separate entities and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G/A, includes sole voting power with respect to 0 shares, shared voting power with respect to 105,056 shares, sole dispositive power with respect to 11,362,593 shares, and shared dispositive power with respect to 183,929 shares.
4.As reported on Schedule 13G filed with the SEC on February 9, 2023, reporting information as of December 31, 2022. The Schedule 13G/A indicates that the shares are held by 4 separate entities and that none of these entities beneficially owns 5% or more of the outstanding PGE common stock. According to Schedule 13G, includes sole voting power with respect to 0 shares, shared voting power with respect to 5,650,000 shares, sole dispositive power with respect to 0 shares, and shared dispositive power with respect to 5,650,000 shares.
5.Includes shares of common stock units (and dividend equivalent rights accrued thereon) as of March 1, 2022.
6.Includes 23,690 shares jointly held with Mr. Davis's spouse, who shares voting and investment power.
7.Includes 21,641 shares of common stock that are held jointly in the Mark B. Ganz Revocable Trust with Mr. Ganz’s spouse, who shares voting and investment power.
8.Includes 15,378 shares jointly held with Ms. Jackson's spouse, who shares voting and investment power.
9.Includes 10,489 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2023 if Ms. Pope terminates employment due to (i) death, (ii) disability, or (iii) retirement after attaining age 55 with at least five years of service. Includes 105,619 shares jointly held with Ms. Pope's spouse, who shares voting and investment power with respet to such shares.
10.Includes 5,474 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2023 if Mr. Ajello terminates employment due to retirement, death or disability. Includes 5,321 shares held in the Mary Susan Ajello 2020 Family Trust and 6,725 shares held in the James Anthony Ajello Trust.
11.Includes 5,419 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2023 if Ms. Espinosa terminates employment due to death or disability.
12.Includes 1,454 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2023 if Mr. Bekkedahl terminates employment due to retirement, death or disability. Includes 10,390 shares jointly held with Mr. Bekkedahl's spouse, who shares voting and investment power.
13.Includes 1,250 shares of common stock that would be issued upon the vesting of restricted stock units (and dividend equivalent rights accrued thereon) that would vest within 60 days of March 1, 2023 if Mr. Kochavatr terminates employment due to death or disability.
14.Total includes shares beneficially owned by all directors and named executive officers, as well as other executive officers listed in Item 1, “Business of this 2022 Annual Report on Form 10-K—Information about Our Executive Officers” in the Company’s 2022 Annual Report on Form 10-K filed on February 16, 2023.

88 | Portland General Electric	2023 Proxy Statement

Item 3: Ratification of the Appointment of Deloitte & Touche LLP
Our Audit and Risk Committee is responsible for the selection, appointment, compensation, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit and Risk Committee has appointed Deloitte & Touche LLP (Deloitte) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2023. The Company is asking shareholders to ratify this appointment.
Deloitte is an international accounting firm which provides leadership in public utility accounting matters. Deloitte has served as our independent registered public accounting firm since 2004. Deloitte has unique experience in auditing the financial books and records of regulated utilities.
The Audit and Risk Committee and the Board believe that the retention of Deloitte to serve as the Company’s independent registered public accounting firm for 2023 is in the best interests of the Company and its shareholders.
Although ratification is not required by law or under our bylaws or other corporate governance documents, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this matter and as a matter of good corporate governance. If our shareholders do not ratify the appointment, this will be considered a recommendation to the Board and the Audit and Risk Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Risk Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Deloitte are expected to be present at our 2023 Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

What are you voting on? We are asking shareholders to ratify the appointment of Deloitte & Touche as our independent auditor.
"FOR" The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm.

89 | Portland General Electric	2023 Proxy Statement

Audit and Risk Committee Matters
AUDIT AND RISK COMMITTEE REPORT
The 2022 Audit and Risk Committee is comprised of the five directors named below, and operates under the charter adopted by the Board, which is posted on the Company's website at https://investors.portlandgeneral.com/corporate-governance.
The Board has determined that each Audit and Risk Committee member is independent and financially literate, and that at least one member has accounting or other related financial management expertise, as such qualifications are defined in the NYSE rules, our Corporate Governance Guidelines, and/or the Audit and Risk Committee's charter. The Board has also determined that Mr. Ganz, member of the committee, qualifies as an "audit committee financial expert" as defined by SEC rules.
The Audit and Risk Committee’s primary responsibilities are to assist the Board with oversight of the integrity of the Company’s financial statements and system of internal controls, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditor, the effectiveness of the Company’s enterprise risk management program, and the Company’s compliance with legal and regulatory requirements.
Management is responsible for the internal controls and the financial reporting processes, including the integrity and objectivity of the financial statements.
Our independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and of its internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles and the effectiveness of its internal control over financial reporting.
In performing its oversight role, the Audit and Risk Committee has considered and discussed the audited financial statements with each of management and the independent registered public accounting firm for 2022, Deloitte & Touche LLP (Deloitte). The Audit and Risk Committee has discussed with Deloitte significant accounting policies that the Company applies in its financial statements, as well as alternative treatments and critical audit matters addressed during the audit. We have further discussed with Deloitte the matters required to be discussed under applicable PCAOB standards. We have received from Deloitte the written disclosures and the letter required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence, and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.
The Audit and Risk Committee also has reviewed and discussed with the Company’s management the audited financial statements included in the Company’s 2022 Annual Report on Form 10-K, and management’s reports on the financial statements and internal control over financial reporting. Management has confirmed to the Committee that the financial statements have been prepared with integrity and objectivity and that management has maintained an effective system of internal control over financial reporting. Deloitte has expressed its professional opinions that the financial statements conform with accounting principles generally accepted and that management has maintained an effective system of internal control over financial reporting. In addition, the Company’s Chief Executive Officer and Chief Financial Officer have reviewed with the Audit and Risk Committee the certifications that each will file with the Securities and Exchange Commission pursuant to the requirements of the Sarbanes-Oxley Act of 2002 and the policies and procedures management has adopted to support the certifications.
Based on these considerations, the Audit and Risk Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s 2022 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

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Audit and Risk Committee Matters	Table of Contents

2022 Audit and Risk Committee
Kathryn Jackson (Chair)
Mark Ganz
Michael Lewis
Michael Millegan
Lee Pelton
SELECTION OF AUDITOR
The Audit and Risk Committee is responsible for the appointment, replacement, compensation and oversight of the work of the independent auditor, including the terms of the engagement. The independent auditor reports directly to the Audit and Risk Committee. At each Audit and Risk Committee meeting, the independent auditor meets separately with the Audit and Risk Committee, without management present.
The Audit and Risk Committee annually considers whether Deloitte should be reappointed for another year. The lead engagement partner is required to rotate off the Company’s audit at least every five years. In connection with the mandated rotation of Deloitte’s lead engagement partner effective in 2022, the Company and select members of the Audit and Risk Committee performed a rigorous interview process based on professional, industry and personal criteria. As a result of this process, the Audit and Risk Committee Chair then selected the lead engagement partner taking into account management’s recommendation.
The Audit and Risk Committee considered several factors when determining whether to reappoint Deloitte as the Company's Independent auditor including:
•Deloitte’s professional qualifications and reputation for integrity and competence in the fields of accounting and auditing;
•Qualifications of the lead audit partner and other key audit engagement members;
•Deloitte’s current and historical performance on the Company’s audits, including the extent and quality of its communications with the Audit and Risk Committee and the Company’s management and internal audit department;
•Depth of Deloitte’s knowledge of the Company’s business, internal controls, and accounting practices;
•The nature and extent of Deloitte’s non-audit services;
•Analysis of Deloitte’s known legal risks and significant proceedings that could impair its ability to perform the Company’s annual audit;
•Appropriateness of Deloitte’s audit fees;
•Deloitte’s tenure as the Company’s independent auditor; and
•The potential impact of seeking another accounting firm with comparable professional qualifications and industry expertise.

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Audit and Risk Committee Matters	Table of Contents

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table shows the fees paid to Deloitte for services provided to the Company in 2021 and 2022.

	2021 ($)	2022 ($)

Audit Fees(1)	1,914,000	2,037,000
Audit-Related Fees(2)	38,470	29,631
Tax Fees(3)	16,630
All Other Fees(4)	63,895	124,895
Total	2,032,995	2,191,526
1.For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2021 and 2022 and for the review of the interim condensed consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the SEC, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.
2.For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and audits of the statements of activities of jointly owned facilities. Also includes amounts reimbursed to PGE in connection with cost sharing arrangements for certain services.
3.For professional tax services, including consulting and review of tax returns.
4.For all other products and services not included in the above three categories. This is comprised of all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters. It includes the Deloitte & Touche's annual "Deloitte Accounting Research Tool" subscription. It also includes financing readiness reviews. In 2023, Deloitte has been engaged to perform a one-time assessment of management's implementation plans and activities related to the Company's Enterprise Resource Planning software, in the areas of data conversion, testing strategy and the application of security and controls. Deloitte's recommendations will advise the Company's SOX control execution.
PRE-APPROVAL POLICY FOR INDEPENDENT AUDITOR SERVICES
The Board has adopted a policy for pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditor. Each year, the Audit and Risk Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. All requests for audit, audit-related and tax services that are not on the pre-approved list of specified services must be approved by the Audit and Risk Committee. Management and the independent auditors are required to report at least quarterly to the Audit and Risk Committee regarding the services provided, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with the pre-approval policy. The Audit and Risk Committee is authorized under the pre-approval policy to delegate its pre-approval authority to a member of the committee.
All audit and permissible non-audit services provided by the independent auditors during 2021 and 2022 were pre-approved by the Audit and Risk Committee.

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Item 4: Approval of Amended and Restated Stock Incentive Plan
We are seeking shareholder approval to amend and restate our Stock Incentive Plan. Our continuing ability to offer equity incentive awards is an important part of our compensation program and our ability to attract and retain qualified personnel. The Board has determined that it is in the best interests of the Company and its shareholders to approve this proposal.
The principal changes that the amendments will make are to :
•increase the shares reserved for issuance by 1.0 million
•extend the plan termination date from March 31, 2024 to April 30, 2034
•remove obsolete Code Section 162(m) provisions
•clarify the plan administrators's ability to modify outstanding awards, including to accelerate vesting or lapse of restrictions

The amended and restated Stock Incentive Plan also includes other administrative, clarifying and conforming changes.
BACKGROUND
The Portland General Electric Company Stock Incentive Plan was adopted by the Board of Directors (the "Board") effective March 31, 2006, and was most recently amended and restated by the Board's Compensation, Culture, and Talent Committee on February 9, 2023, and approved for submission to shareholders by the Board on February 10, 2023. The Stock Incentive Plan was last approved by our shareholders on April 25, 2018, with a term ending on March 31, 2024. On December 13, 2022, the Oregon Public Utilities Commission approved the issuance of shares under the Amended and Restated Stock Incentive Plan.
Shareholder approval of the Stock Incentive Plan will have the effect of (and is required for):
•Adding 1.0 million shares to the plan;
•authorizing the extension of the term of the plan through April 30, 2034
The initial reserve for the Stock Incentive Plan was 4,687,500 shares of company common stock were originally approved for issuance and, as of December 31, 2022, 579,461 shares of company common stock were subject to outstanding unvested awards and 2,082,469 shares remain available for future issuance. The Board believes that additional shares are necessary to meet the Company's anticipated equity compensation needs. The proposed share increase is expected to last through the term of the Stock Incentive Plan. This is an estimate that anticipates the rate of growth of our hiring, an estimated range of our stock price over time, and other factors, including the number of shares we have available for grant under our Stock Incentive Plan.

What are you voting on? We are asking shareholders to approve our Stock Incentive Plan, which includes increasing the number of shares available in the plan and extending the termination date.
"FOR" The Board of Directors unanimously recommends a vote "FOR" the approval of the Amended and Restated Portland General Electric Company Stock Incentive Plan, as disclosed in this Proxy Statement.

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Item 4: Approval of Long-Term Incentive	Table of Contents

EQUITY AWARDS OUTSTANDING and KEY PLAN DATA
Equity Compensation Plan Information
The following table provides information, as of December 31, 2022, regarding outstanding options, restricted stock units ("RSUs") and performance-based units, the number of shares of common stock remaining available for future issuance under the Stock Incentive Plan, and the total number of shares of common stock outstanding.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average price of outstanding options, warrants and rights	Number of shares available for future issuance under Stock Incentive Plan

Equity Compensation plans approved by shareholders	980,825(1)	N/A	1,874,316(2)(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	980,825(1)	N/A	1,874,316(2)(3)
1.Represents outstanding restricted stock units and related dividend equivalent rights issued under the Stock Incentive Plan, and assumes maximum payout for restricted stock units with performance-based vesting conditions. The restricted stock units do not have an exercise price and are issued when award criteria are satisfied. See the sections entitled “Non-Employee Director Compensation - Restricted Stock Unit Grants” and “Long-Term Equity Incentive Awards” for further information regarding the Stock Incentive Plan.
2.Represents shares remaining available for issuance under the Stock Incentive Plan and the 2007 Employee Stock Purchase Plan.
3.Includes approximately 26,000 shares available for future issuance under the 2007 Employee Stock Purchase Plan that are subject to purchase in the purchase period from January 1, 2023 to June 30, 2023. The number of shares subject to purchase during any purchase period depends on the number of current participants and the price of the common stock on the date of purchase.
There are no equity compensation plans not approved by shareholders. The RSUs and PSUs have no exercise price. There are 89,441,457 total shares of common stock outstanding.
The Stock Incentive Plan Incorporates Good Governance Practices
•Administration: The plan is administered by the Compensation, Culture and Talent Committee, which is comprised entirely of independent directors.
•Eligibility: we grant equity awards to a range of employees, as well as to non-employee directors, ensuring that employee and director interests are aligned with shareholder interests.
•Shareholder approval required for the addition of new shares: the Stock Incentive Plan does not contain an annual "evergreen" provision.
•No dividends or dividend equivalents on unvested restricted stock or restricted stock units (or any other award).
•Transferability: awards are not transferable without specific provision by the Committee.
•Annual and Individual Award Limits: the plan places an annual limit on the number of shares that may be issued under the plan, as well as a limit on the maximum number of shares that may be granted under an award to any participant during the term of the plan
•No single-trigger accelerated vesting on a change in control
•No liberal recycling of shares withheld or tendered as payment for shares or tax withholdings on any award or of shares not issued on exercise and stock settlement of a stock appreciation right
•No repricing of awards without shareholder approval
•No discounted stock options or stock appreciation rights (other than in the case of substitute awards granted in connection with an acquisition)
•No tax gross-up

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Item 4: Approval of Long-Term Incentive	Table of Contents

SUMMARY OF PLAN
The following is a summary of the principal features of the Stock Incentive Plan as amended and restated. The summary is qualified in its entirety by the Stock Incentive Plan as set forth in Appendix A.
Purpose: The purpose of the Stock Incentive Plan is to attract, retain and motivate highly competent persons as officers, directors and key employees of the company and its subsidiaries and affiliates, by providing them with incentives and rewards in the form of rights to earn shares of common stock of the Company and cash equivalents.
Administration: The Stock Incentive Plan is administered by the Compensation, Culture and Talent Committee. All of the members of the Compensation, Culture and Talent Committee are independent under NYSE listing standards, were appointed by the Board and are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.
Subject to the provisions of the Stock Incentive Plan, the Compensation, Culture and Talent Committee has the authority to determine: (i) which officers, directors, and key employees will receive Awards, (ii) the time or times when Awards will be granted, (iii) the types of Awards to be granted, (iv) the number of shares of common stock that may be issued under each Award and the exercise price or purchase price, if any, and (v) the terms, restrictions and provisions of each Award. The Committee has the authority to construe the Stock Incentive Plan and Award agreements, to prescribe rules and regulations relating to the Stock Incentive Plan and to make all other determinations necessary or advisable for administering the plan, subject to the provisions of the plan. The determinations made by the Committee are binding and conclusive.
Eligibility: Officers, directors and key employees of the Company or its affiliates are generally eligible for awards including stock options, stock appreciation rights ("SARs"), restricted stock and stock units (collectively, "Awards"), but only employees may be granted incentive stock options.
Grant Agreements: Each Award is evidenced by a grant agreement that contains terms and conditions as determined by the Compensation, Culture and Talent Committee in its discretion. The grant agreement will determine the effect on an Award of the participant’s disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service, and the extent to which and period during which Awards may be exercised. If a grant agreement does not provide otherwise, vested options and SARs may be exercised for a period of 90 days following the date the participant ceases to be an employee or director of the company, its subsidiaries or affiliates, and unvested options, SARs, restricted stock awards and RSUs are forfeited on the date the participant ceases to be an employee or director of the company, its subsidiaries or affiliates. No dividends will be payable with respect to a share underlying an Award unless and until the Award vests in respect of such share, although dividend equivalents may be accrued pending vesting and paid only if vesting occurs. In addition, all Awards will be subject to such conditions as are necessary to comply with federal and state securities laws and understandings or conditions as to the participant’s employment, in addition to conditions specifically provided for under the Stock Incentive Plan.
Plan Limits: The current Stock Incentive plan authorizes the issuance of up to 4,687,500 shares of common stock pursuant to Awards, and if our shareholders approve this Item 4, an additional 1,000,000 shares of common stock will be available under the Stock Incentive Plan, subject to adjustment as provided in the plan and described below. The following additional limitations will apply under the Stock Incentive Plan:
•Maximum number of shares that may be the subject of an Award with respect to any individual participant during the term of the plan: 2,000,000
•Maximum number of shares that may be subject to Awards granted during a year: 1,250,000 during the first calendar year of the plan and thereafter 1% of our outstanding common stock at the beginning such year
•Maximum number of shares that may be granted pursuant to incentive stock options: 1,000,000
If an Award under the Stock Incentive Plan is forfeited or cancelled without having been exercised, is settled for cash or is converted to shares of an unrelated entity in connection with a corporate transaction, such shares may, to the extent of

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such cancellation, forfeiture, cash settlement or conversion, be used again for new grants under the Stock Incentive Plan. However, any shares tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to an Award, as well as shares subject to a SAR that are not issued in connection with the stock settlement of the SAR, may not be used for new grants.
Stock Options: Each stock option agreement will identify whether an option is an incentive stock option or nonstatutory option and will specify, among other terms, when the option becomes exercisable, the exercise price of the option (which may not be less than the fair market value of the underlying shares on the grant date) and the term of the option not to exceed 10 years from the date of grant. Additional limitations on incentive stock options are placed on anyone with more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary or affiliate. PGE does not issue stock options at this time. The closing price of our common stock, as reported on the New York Stock Exchange, on March 1, 2023, was $46.81 per share.
Stock Appreciation Rights: A Stock Appreciation Right means a right to receive payment in cash or shares of common stock of an amount equal to the excess of the fair market value of a share of common stock on the date the SAR is exercised over the fair market value of a share of common stock on the date the right is granted, all as determined by the Compensation, Culture and Talent Committee, with a maximum term of 10 years. SARs may be awarded alone or in combination with options.
Restricted Stock Awards: Restricted stock awards may be subject to time based vesting and/or performance based vesting and such other terms and conditions as the Compensation, Culture and Talent Committee determines appropriate. Restricted stock awards may or may not require payment of a purchase price in respect of the shares of common stock subject to the Award, and will specify whether the participant will have all of the rights of a holder of shares of common stock of the company, including the right to receive dividends (subject to vesting of the underlying shares) and to vote the shares.
Restricted Stock Units: An RSU provides for payment in shares of common stock at such time as is specified in the RSU agreement. Each RSU agreement will contain terms and conditions of the RSUs that are not inconsistent with the Stock Incentive Plan including, but not limited to, the number of shares of common stock underlying the RSU and time based and/or performance based vesting terms. The Compensation, Culture and Talent Committee will determine whether a participant granted an RSU will be entitled to a dividend equivalent right, which entitles the holder to receive the amount of any dividend paid on the share of common stock underlying an RSU, and which may be paid in cash (subject to vesting of the underlying RSU) or in the form of additional RSUs, as determined by the Compensation, Culture and Talent Committee.
Performance-Based Awards: Any Award granted under the Stock Incentive Plan may be granted subject to the attainment of performance criteria as determined by the Compensation, Culture and Talent Committee in its sole discretion. Such performance criteria may include comparisons to the performance of other companies. The Committee may reduce or eliminate the number of shares of common stock or cash granted or the number of shares of common stock vested upon the attainment of a performance goal, and the Compensation, Culture and Talent Committee may disregard or offset the effect of certain extraordinary, unusual or non-recurring items in determining the attainment of performance goals as specified in the Stock Incentive Plan. Such Awards may accumulate dividend equivalents on the same basis as described above in respect of RSUs with payment subject to vesting of the underlying Award.
Adjustments: In the event of any change in the common stock of the company through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, the Compensation, Culture and Talent Committee will make such adjustments as it, in its sole discretion, deems appropriate, including, but not limited to, adjustments to (i) the number and if applicable, the kind, of shares available for future Awards, (ii) the number and if applicable, the kind, of shares of common stock covered by each outstanding option and SAR, (iii) the exercise price under each outstanding option and SAR; and (iv) the annual limit in the number of shares that may be subject to Awards under the Stock Incentive Plan, the limit on the number of shares that may be issued pursuant to incentive stock options and the limit on the number of shares that may be subject to an award granted to a participant during the term of the Stock Incentive Plan.

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Effect of Change in Control: In the event of a change in control of the company, as defined in the Stock Incentive Plan, or in the event of a fundamental change in the business condition or strategy of the company, the Compensation, Culture and Talent Committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award; (ii) provide for payment to the participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event; (iii) adjust the terms of the Award in a manner determined by the Compensation, Culture and Talent Committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity; or (v) make such other adjustments in the Award as the Compensation, Culture and Talent Committee may consider equitable to the participant and in the best interests of the company. Any Award will be subject to such conditions as are necessary to comply with federal and state securities laws and understandings or conditions as to the participant’s employment in addition to those specifically provided for under the Stock Incentive Plan.
Prohibition on Repricing: The Stock Incentive Plan provides that the Compensation, Culture and Talent Committee may not reprice or cancel and re-grant any Award at a lower exercise, base or purchase price, or cancel any Award with an exercise, base or purchase price in excess of the fair market value of the underlying common stock in exchange for cash, property or other awards, without the approval of the company’s shareholders.
Term, Amendment and Termination: The original effective date of the Stock Incentive Plan was March 31, 2006. The plan was last approved by shareholders in 2018. The Stock Incentive Plan was most recently amended and restated by the Compensation, Culture and Talent Committee on February 9, 2023, and approved by the Board on February 10, 2023, subject to the approval of this Item 4 by our shareholders. The Stock Incentive Plan, as amended and restated, will terminate, by its terms, on April 30, 2034, but all outstanding Awards as of the date of termination will remain in effect and the terms of the Stock Incentive Plan shall apply until each such Award terminates as provided in the applicable grant agreement. Notwithstanding the general plan termination date, no incentive stock options may be granted after February 9, 2033.
The Compensation, Culture and Talent Committee may, at any time and for any reason, amend or terminate the Stock Incentive Plan. An amendment of the Stock Incentive Plan will be subject to the approval of the company’s shareholders to the extent required by applicable laws, regulations, rules or requirements of any applicable stock exchange. Any such termination or amendment of the Stock Incentive Plan will not affect any Award previously granted under the plan.
Subject to the otherwise applicable terms of the Stock Incentive Plan, the Compensation, Culture and Talent Committee may amend the terms of any Award previously granted (and the related Award agreement), prospectively or retroactively, but generally no such amendment may impair the rights of any participant without his or her consent unless necessary or advisable to comply with applicable law. No amendment of any stock options or SARs may be made in a manner that will be treated as the grant of a new stock option or SAR under Section 409A of the Code.
Existing Plan Benefits: The table below reflects the number of shares subject to Awards granted under the Stock Incentive Plan since its inception through December 31, 2022, including stock units (both RSUs and performance-based units, shown in the target amount of shares granted. These share numbers do not take into account the effect of Awards that have been cancelled or that expired unexercised. No awards have been granted under the Stock Incentive Plan to any nominee for election as a director prior to their initial election or to any associate of a non-employee director (or nominee) or executive officer, and no other person has been granted five percent or more of the total amount of options or other Awards granted under the Stock Incentive Plan.

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Item 4: Approval of Long-Term Incentive	Table of Contents

Name and Position	Number of Option Shares	Number of Stock Unit Shares

Maria Pope, President and CEO	—	396,527
James Ajello, Senior Vice President, Finance, CFO, Treasurer & Corporate Compliance Officer	—	49,173
Angelica Espinosa, Vice President, General Counsel	—	20,432
Larry Bekkedahl, Senior Vice President, Advanced Energy Delivery	—	55,694
John Kochavatr, Vice President Information Technology and Chief Information Officer	—	41,056
All current executive officers, as a group	—	687,579
All current non-employee directors, as a group	—	161,841
All current and former non-executive officer employees, former executives and former non-employee directors, as a group	—	2,431,276
Federal Income Tax Information: The following is a brief summary of the federal income tax consequences of certain transactions under the Stock Incentive Plan based on federal income tax laws in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or non-U.S. tax consequences, or the effect of gift, estate, or inheritance taxes. Additional or different federal income tax consequences to the Stock Incentive Plan participant or the company may result depending upon other considerations not described below. Awards under the Stock Incentive Plan are intended either not to be “deferred compensation” within the meaning of Section 409A of the Code or to comply with the requirements of Section 409A.
Incentive Stock Options: A participant will not recognize regular income upon grant or exercise of an incentive stock option. (The spread on exercise of an incentive stock option is generally taken into account for purposes of calculating the alternative minimum tax.) If a participant exercises an incentive stock option and disposes of the shares acquired more than two years after the date of grant and more than one year following the date of exercise, no income is recognized upon exercise and the sale of the shares will qualify for capital gains treatment. If a participant disposes of shares acquired upon exercise of an incentive stock option before either the one-year or the two-year holding period (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the fair market value of the shares on the date of disposition over the option price. Any additional gain realized upon the disqualifying disposition will be eligible for capital gains treatment. The company will not be allowed any deduction for federal income tax purposes at either the time of grant or the time of exercise of an incentive stock option. However, upon any disqualifying disposition by an employee, the company will be entitled to a deduction to the extent the employee recognized compensation income, subject to applicable deduction limits under the Code.
Nonstatutory Stock Options and Stock Appreciation Rights: No income is recognized by a participant at the time a nonstatutory stock option or SAR is granted. At the time of exercise of a nonstatutory stock option or SAR, the participant will recognize ordinary income, and the company will be entitled to a deduction in the amount by which the fair market value of the shares acquired exceeds the exercise price at the time of exercise, subject to applicable deduction limits under the Code. Upon the sale of shares acquired upon exercise of a nonstatutory stock option or SAR, the participant will receive capital gains treatment on the difference between the amount realized from the sale and the fair market value of the shares on the date of exercise. Such capital gains treatment will be short-term or long-term, depending on the length of time the shares were held.

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Restricted Stock: In general, a participant who receives a restricted stock award will recognize ordinary compensation income on the difference between the fair market value of the shares of common stock on the date when the shares are no longer subject to a substantial risk of forfeiture and any amount paid for the shares, and the company will be entitled to a deduction for tax purposes in the same amount, subject to applicable deduction limits under the Code.. Any gain or loss on the participant’s subsequent sale of shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held. If a participant receiving a restricted stock award makes a timely election under Section 83(b) of the Code to have the tax liability determined at the date of grant rather than when the restrictions lapse, the participant will recognize ordinary compensation income on the difference between the fair market value of the shares of common stock on the date the stock is issued and any amount paid for the shares, and the company will be entitled to a corresponding deduction, subject to the applicable deduction limits under the Code. If such an election is made, the participant recognizes no further amounts of compensation income when the restrictions lapse, and any gain or loss on the participant’s subsequent sale of the shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held.
Restricted Stock Units: A participant who receives RSUs will recognize ordinary compensation income when the RSUs vest and are paid in shares of common stock or cash, in the amount of the fair market value of the shares of common stock on the date paid to the participant and the company will be entitled to a corresponding deduction, subject to applicable deduction limits under the Code. Any gain or loss on the participant’s subsequent sale of shares will receive short-term or long-term capital gains treatment, depending on the length of time the shares were held.
Code Section 162(m): Under Section 162(m) of the Code, our deduction for awards under the 2023 Plan may be limited to the extent that any "covered employee" (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.
Vote Required and Board of Directors Recommendation: Approval of the Stock Incentive Plan will require that a majority of the outstanding shares of common stock entitled to vote at the annual meeting be present in person or represented by proxy at the annual meeting, and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

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Item 4: Approval of Long-Term Incentive	Table of Contents

Appendix A
STOCK INCENTIVE PLAN
Originally Effective March 31, 2006 (As Amended and Restated Effective April 21, 2023)
1.Purpose. The Portland General Electric Company Stock Incentive Plan, as amended and restated, and as may be further amended from time to time, (the “Plan”), is intended to provide incentives which will attract, retain and motivate highly competent persons as officers, directors and key employees of Portland General Electric Company (the “Company”) and its subsidiaries and Affiliates, by providing them with appropriate incentives and rewards in the form of rights to earn shares of the common stock of the Company (“Common Stock”) and cash equivalents.
2.Definitions. A listing of the defined terms utilized in the Plan is set forth in Appendix A.
3.Effective Date of Plan. The Plan was originally effective as of March 31, 2006, and was most recently amended and restated effective April 21, 2023.
4.Administration.
a.Committee. The Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board of Directors”) from among its members (which may be the Compensation, Culture and Talent Committee) and shall be comprised, solely of not less than two (2) members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) “independent directors” to the extent required by the rules of the New York Stock Exchange (the “NYSE”) .
b.Authority. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and, in its sole discretion, to make such determinations, valuations and interpretations and to take such action in connection with the Plan and any Awards (as hereinafter defined) granted hereunder as it deems necessary or advisable. Without limitation to the foregoing or other powers conveyed to the Committee under the Plan, the Committee is authorized to (i) select Participants and determine the form, amount and timing of each Award to such persons, and, if applicable, the exercise price or purchase price associated with the Award, the time and conditions of exercise or settlement of the Award and all other terms and conditions of the Award, including the form of Grant Agreement evidencing the Award; and (ii) determine whether, to what extent, and under what circumstances an Award may be settled in, or the purchase price of an award may be paid in, cash, shares of Common Stock, or other Awards or property, or an Award may be canceled, forfeited, or surrendered. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their legal representatives.
c.Indemnification. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated, except in circumstances involving his or her bad faith or willful misconduct. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, or of a subsidiary or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct. For purposes of this Plan, “Affiliate(s)” means any entity that controls or is controlled by the Company.
d.Delegation and Advisers. The Committee may delegate to one or more of its members, or to one or more employees or agents, such duties and authorities as it may deem advisable including the authority to make grants as permitted by applicable law, the rules of the Securities and Exchange Commission and any requirements of the NYSE, and the Committee, or any person to whom it has delegated duties or authorities as

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aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or Affiliate whose employees have benefited from the Plan, as determined by the Committee.
5.Type of Awards. Awards under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, and (d) Stock Units (each as described below, and collectively, the “Awards”).
6.Participants. Participants will consist of (i) such officers and key employees of the Company and its subsidiaries and Affiliates as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan and (ii) each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries and whom the Committee may designate from time to time to receive Awards under the Plan (collectively “Participants”). Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.
7.Grant Agreements.
a.Awards granted under the Plan shall be evidenced by an agreement (“Grant Agreement”) that shall provide such terms and conditions, as determined by the Committee in its sole discretion, provided, however, that in the event of any conflict between the provisions of the Plan and any such Grant Agreement, the provisions of the Plan shall prevail.
b.The Grant Agreement will determine the effect on an Award of the disability, death, retirement, involuntary termination, termination for cause or other termination of employment or service of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or beneficiary may receive payment of an Award or exercise rights thereunder. If the relevant Grant Agreement does not provide otherwise, however, the following default rules shall apply:
i.Vested Stock Option and Stock Appreciation Rights held by a Participant shall be exercisable for a period of 90 days following the date the Participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates;
ii.Unvested Stock Options, Stock Appreciation Rights, Restricted Stock Awards and Stock Units held by a Participant shall be forfeited on the date the Participant ceases to be an employee or director of the Company, its subsidiaries and Affiliates.
c.The Committee, in its sole discretion, may modify a Grant Agreement, including, without limitation, to accelerate wholly or partially the vesting or lapse of restrictions of an Award, provided any such modification will not materially adversely affect the economic interests of the Participant unless the Committee shall have obtained the written consent of the Participant or unless such modification is necessary or advisable to comply with applicable law. Subject to Section 14, the Committee shall not have the authority to (i) reprice or cancel and re-grant any Award at a lower exercise, base or purchase price or (ii) cancel any Award with an exercise, base or purchase price of less than “Fair Market Value” (as defined in Section 8(g)) in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.
d.Notwithstanding any provision of the Plan or a Grant Agreement to the contrary, no dividends or Dividend Equivalent Rights will be payable with respect to a share of Common Stock underlying an Award unless and until the Award vests in respect of such share of Common Stock.
e.Grant Agreements under the Plan need not be identical.

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8.Stock Options.
a.Generally. At any time, the Committee may grant, in its discretion, awards of stock options that will enable the holder to purchase a number of shares of Common Stock from the Company, at set terms (a “Stock Option”). Stock Options may be incentive stock options (“Incentive Stock Options”), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options (“Nonqualified Stock Options”). The Committee will have the authority to grant to any Participant one or more Incentive Stock Options and/or Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions, including vesting, consistent with the Plan as the Committee may provide in the Grant Agreement, subject to the following limitations:
b.Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine in the Grant Agreement, but such exercise price may not be less than “Fair Market Value” on the date the Stock Option is granted, except as provided in Section 11(c).
c.Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee and in accordance with any requirements established by the Committee, by the delivery of shares of Common Stock of the Company then owned by the Participant. In the discretion of the Committee and in accordance with any requirements established by the Committee, payment may also be made by (i) delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price or (ii) by means of consideration received under any cashless exercise procedure approved by the Committee (including the withholding of shares of Common Stock otherwise issuable upon exercise).
d.Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement, provided that no Stock Option may be exercised later than ten (10) years after the date it is granted.
e.Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are employees of the Company or of a “Parent Corporation” or “Subsidiary Corporation” (as defined in Sections 424(e) and (f) of the Code, respectively) at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted in accordance with Section 8(g)) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) shall not exceed one hundred thousand dollars ($100,000). For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per-share exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.
f.Additional Limitations on Incentive Stock Options for Ten Percent Shareholders. Incentive Stock Options may not be granted to any Participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation, unless the exercise price of the option is fixed at not less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five (5) years from the date of grant of such option.
g.Fair Market Value. For purposes of this Plan and any Awards granted hereunder, “Fair Market Value” shall be the closing price of the Common Stock on the relevant date (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange or other market system, and if the Common Stock is not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock.

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9.Stock Appreciation Rights.
a.Generally. At any time, the Committee may, in its discretion, grant stock appreciation rights with respect to Common Stock (“Stock Appreciation Rights”), including a concurrent grant of Stock Appreciation Rights in tandem with any Stock Option grant. A Stock Appreciation Right means a right to receive a payment in cash or in Common Stock of an amount equal to the excess of (i) the Fair Market Value of a share of Common Stock on the date the right is exercised over (ii) the Fair Market Value of a share of Common Stock on the date the right is granted, all as determined by the Committee, with a maximum term of 10 years. Each Stock Appreciation Right shall be subject to such terms and conditions, including vesting, as the Committee shall impose in the Grant Agreement.
b.Exercise Period. Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions, including vesting, as shall be determined by the Committee in the Grant Agreement, provided that no Stock Appreciation Right may be exercised later than ten (10) years after the date it is granted.
10.Restricted Stock Awards.
a.Generally. At any time, the Committee may, in its discretion, grant Awards of Common Stock, subject to restrictions determined by the Committee (a “Restricted Stock Award”). Such Awards may include mandatory payment of any bonus in stock consisting of Common Stock issued or transferred to Participants with or without other payments therefor and may be made in consideration of services rendered to the Company or its subsidiaries or Affiliates. A Restricted Stock Award shall be construed as an offer by the Company to the Participant to purchase the number of shares of Common Stock subject to the Restricted Stock Award at the purchase price, if any, established therefore.
b.Payment of the Purchase Price. If the Restricted Stock Award requires payment therefor, the purchase price of any shares of Common Stock subject to a Restricted Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of a Stock Option.
c.Restrictions. Restricted Stock Awards shall be subject to such terms and conditions, including without limitation time-based vesting and/or performance-based vesting, restrictions on the sale or other disposition of such shares, and/or the right of the Company to reacquire such shares for no consideration upon termination of the Participant’s employment within specified periods, as the Committee determines appropriate. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.
d.Rights as a Shareholder. The Restricted Stock Award shall specify whether the Participant shall have, with respect to the shares of Common Stock subject to a Restricted Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to accrue dividends (subject to Section 7(d) above) and to vote the shares.
11.Common Stock Available Under the Plan.
a.Basic Limitations. The aggregate number of shares of Common Stock that may be subject to Awards over the entire term of the Plan since its original effective date (subject to the remainder of this Section 11 and to Section 14) shall be 4,687,500, plus an additional 1,000,000 shares of Common Stock, as of the 2023 Annual Meeting Date, subject to any adjustments made in accordance with Section 14 hereof. The maximum number of shares of Common Stock that may be:
i.the subject of an Award with respect to any individual Participant under the Plan during the term of the Plan shall not exceed 2,000,000 (subject to adjustments made in accordance with Section 14 hereof);

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ii.covered by Awards issued under the Plan during a year shall be limited during the first calendar year of the Plan to 1,250,000 and during any year thereafter to 1% of the Company’s outstanding Common Stock at the beginning such year; and
iii.issued pursuant to Incentive Stock Options awarded under the Plan shall be 1,000,000.
Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares or shares held in treasury that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.
b.Additional Shares. Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised and any shares of Common Stock subject to Restricted Stock Awards or Stock Units which are forfeited or, in the case of Stock Units, settled in cash, shall again be available for Awards under the Plan. Further, any shares of Common Stock subject to an Award that is converted to shares of an unrelated entity in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or similar event shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Awards may be granted to any individual Participant under the Plan.
Notwithstanding any provision of the Plan or a Grant Agreement to the contrary, shares of Common Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Stock Option or Stock Appreciation Right under the Plan, as well as any shares of Common Stock exchanged by a Participant or withheld by the Company or any Subsidiary Corporation to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right may be settled by the delivery of a net number of shares of Common Stock, the full number of shares of Common Stock underlying such Stock Appreciation Right shall not be available for subsequent Awards under the Plan. Further, the payment of Dividend Equivalent Rights in cash shall not be counted against the shares of Common Stock available for issuance under the Plan. Notwithstanding the provisions of this Section 11(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
c.Acquisitions. In connection with the acquisition of any business by the Company or any of its subsidiaries or Affiliates, any outstanding grants or awards of options, restricted stock or other equity-based compensation pertaining to such business may be assumed or replaced by Awards under the Plan (“Substitute Awards”) upon such terms and conditions as the Committee determines appropriate, notwithstanding limitations on Awards in the Plan, including granting of Stock Options or Stock Appreciation Rights with an exercise price below Fair Market Value at the date of the replacement grant. Substitute Awards shall not reduce the shares of Common Stock authorized for grant under Section 11(a) and shares of Common Stock subject to such Substitute Awards shall not be added to the shares of Common Stock available for awards under the Plan as provided in Section 11(b) . Additionally, in the event that a company acquired by the Company or any subsidiary or Affiliate or with which the Company or any subsidiary or Affiliate combines, has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to acquisition or combination) may be used for Awards under the Plan; provided that such Awards shall not be granted after the date awards could have been made under the terms of the pre-existing plan and shall be made only to individuals who were not employed by or providing services to the Company or its subsidiaries or Affiliates immediately prior to such acquisition or combination.

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12.Stock Units.
a.Generally. The Committee may, in its discretion, grant “Stock Units” (as defined in Section 12(c)) to Participants hereunder. Stock Units may be subject to such terms and conditions, including time-based vesting and/or performance-based vesting, as the Committee determines appropriate. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the Grant Agreement shall specify. Shares of Common Stock issued pursuant to this Section 12 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a Participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined in Section 12(c)).
b.Settlement of Stock Units. Shares of Common Stock representing the Stock Units shall be distributed to the Participant upon settlement of the Award pursuant to the Grant Agreement.
c.Definitions. A “Stock Unit” means a notional account representing one (1) share of Common Stock. A “Dividend Equivalent Right” means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units, in the discretion of the Committee, subject to Section 7(d) above.
13.Foreign Laws. The Committee may grant Awards to individual Participants who are foreign nationals, employed or providing services outside the United States or subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws, facilitate the administration of the Plan or qualify for tax-favorable treatment, and in furtherance of such purposes, the Committee may adopt such Award modifications, procedures, appendices or subplans as may be necessary or advisable. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 14 and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.
14.Adjustment Provisions.
a.Adjustment Generally. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividends or other changes in capital structure, an adjustment shall be made as provided below in (b) to each outstanding Award.
b.Modification of Awards. In the event of any change or distribution described in subsection (a) above, the Committee shall appropriately adjust the number and, as applicable, the kind, of shares which may be issued pursuant to the Plan, the other limits on Common Stock issuable under the Plan under Section 11, and the number and, as applicable, the kind, of shares covered by, and the exercise price of, each outstanding Award.
c.Notwithstanding the above, no adjustment to a Stock Option or Stock Appreciation Right shall be made under this Section 14 in a manner that will be treated under Section 409A of the Code as the grant of a new Stock Option or Stock Appreciation Right.
d.Modification of Performance-Based Awards. The Committee shall disregard or offset the effect of “Extraordinary Items” in determining the attainment of performance goals. For this purpose, “Extraordinary Items” means extraordinary, unusual and/or non-recurring items, including but not limited to, (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition.
15.Nontransferability, Title and Other Restrictions. Except as otherwise specifically provided by the Committee in a Grant Agreement or modification of a Grant Agreement that provides for transfer, each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the Participant’s lifetime, only by the Participant. In the event of the death of a Participant,

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each Award granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in the Grant Agreement at the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant’s rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution.
16.Change in Control or Other Corporate Event.
a.In order to preserve a Participant’s rights under an Award in the event of a Change in Control of the Company or in the event of a fundamental change in the business condition or strategy of the Company, the Committee, in its sole discretion, may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon such event, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect such event, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other adjustments in the Award as the Committee may consider equitable to the Participant and in the best interests of the Company

Further, any Award shall be subject to such conditions as necessary to comply with federal and state securities laws, , or understandings or conditions as to the Participant’s employment in addition to those specifically provided for under the Plan.
b.A “Change in Control” shall mean any of the following events:
i.Any person (as such term is used in Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as determined pursuant to Rule 14d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the combined voting power of the Company’s then outstanding voting securities; or
ii.During any period of two (2) consecutive years (not including any period prior to the Board's adoption of this Plan), individuals who at the beginning of such period (the “Incumbent Board”) cease to constitute at least a majority of the Board provided, however, that any individual becoming a director subsequent to the beginning of such two (2)-year period whose election to the Board, or nomination for election to the Board by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs in connection with or as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents; or
iii.There occurs a consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing, directly or indirectly, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
iv.The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions or in the case of any transaction or series of integrated transactions where the sole purpose is to change the jurisdiction of the Company’s incorporation or create a holding company that will be owned in substantially

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the same proportions by the persons who held the Company’s securities immediately before such transaction or series of transactions.
c.If all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a "change in control event" described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated.
17.Withholding. All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable U.S. and/or non-U.S. federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock to a Participant pursuant to the Plan, it may require the Participant to remit to it or to the corporation or entity that employs such Participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any such Common Stock. In lieu thereof, the Company or the employing corporation or entity shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Participant as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit or require a Participant to pay all or a portion of the U.S. and/or non-U.S. federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the applicable amount of tax to be withheld or by such other method as may be set forth in a Grant Agreement.
18.Employment. A Participant’s right, if any, to continue to serve the Company or any of its subsidiaries or Affiliates as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.
19.Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.
20.Fractional Shares. In the Committee's discretion, fractional shares of Common Stock may be issued or delivered pursuant to the Plan or any Award in payment of accumulated Dividend Equivalent Rights, based on performance results for Awards subject to performance-based vesting or a due to a retirement before the end of a plan period. Where fractional shares of Common Stock are not issued or delivered, the Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
21.Duration, Amendment and Termination. The Plan shall terminate on April 30, 2034; provided, however, that no Incentive Stock Option may be granted after February 9, 2033. All outstanding Awards as of the date of termination of the Plan shall remain in effect and the terms of the Plan shall apply until each such Award terminates as provided in the applicable Grant Agreement. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. No amendment of the Plan may be made without approval of the shareholders of the Company if such approval is required under the Code, the rules of a stock exchange, or any other applicable laws or regulations.

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22.Award Deferrals. Participants may elect to defer receipt of shares of Common Stock or amounts payable under an Award in accordance with procedures established by the Committee, subject to compliance with Section 409A of the Code, if applicable.
23.Section 409A of the Code. The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Each Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
24.Compliance with Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, the Exchange Act, corporate, securities, tax or other laws, rules or regulations, whether U.S. or non-U.S., federal state or local), and the applicable requirements of any securities exchange or similar entity. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.
25.Certain Additional Considerations.
a.In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
b.If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
c.Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or Grant Agreement or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any Grant Agreement or policy adopted by the Company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise).

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26.Governing Law. This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state of Oregon.
Executed as of the 10th day of February, 2023.

PORTLAND GENERAL ELECTRIC COMPANY

By: ____________________________________________
Name: Anne F. Mersereau
Title: Vice President, Human Resources, Diversity, Equity & Inclusion
APPENDIX A
Index of Defined Terms

Term	Section Where Defined
Affiliate(s)	4(c)
Awards	5
Board of Directors	4(a)
Change in Control	16(b)
Code	4(a)
Committee	4(a)
Common Stock	1
Company	1
Dividend Equivalent Right	12(c)
Exchange Act	4(a)
Fair Market Value	8(g)
Grant Agreement	7(a)
Incentive Stock Options	8(a)
Incumbent Board	7(b)
Nonqualified Stock Options	8(a)
Parent Corporation	8(e)
Participant	6
Plan	1
Restricted Stock Award	10(a)
Stock Appreciation Rights	9(a)
Stock Option	8(a)
Stock Unit	12(c)
Subsidiary Corporation	8(e)
Substitute Award	11(c)

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Additional Information
DEFINED TERMS AND ACRONYMS

ACI	annual cash incentive
Annual Meeting	2023 Annual Meeting of shareholders to be held on April 21, 2023
BIPOC	Black, Indigenous and People of Color
Board	Portland General Electric Company Board of Directors
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Company	Portland General Electric Company
DEI	diversity, equity and inclusion
Deloitte	Deloitte & Touche, LLP
DERs	dividend equivalent rights
EEI	Edison Electric Institute
EPS	earnings per diluted share
ESG	environmental, social and governance
FAE	Final Average Earnings
FASB ASC	Financial Accounting Standards Board Accounting Standards Codification
FERC	Federal Energy Regulatory Commission
FW Cook	Frederic W. Cook & Company, Inc.
LTI	long-term incentive
2005 MDCP	Portland General Electric Company 2005 Management Deferred Compensation Plan
MDCP	Management Deferred Compensation Plan
Named executive officers or NEO(s)	the officers or former officers of the Company identified on pages 43-45 of this Proxy Statement
NYSE	New York Stock Exchange
OPUC	Oregon Public Utility Commission
PCAOB	Public Company Accounting Oversight Board
Pension Plan	Portland General Electric Company Pension Plan
PGE	Portland General Electric Company
PSU	performance-vested restricted stock unit
ROE	return on equity
RSU	time-vested restricted stock unit
SAIDI	System Average Interruption Duration Index
SARs	Stock Appreciation Rights
SEC	Securities and Exchange Commission
TSR	total shareholder return

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FIND INFORMATION ONLINE

Corporate Governance
https://investors.portlandgeneral.com/corporate-governance
•Amended and Restated Certificate of Incorporation
•Amended and Restated Bylaws
•Board of Directors and Corporate Officers
•Committee Charters
•Code of Business Ethics and Conduct
•Code of Ethics for Chief Executive and Senior Financial Officers
•Communications to the Board of Directors
•Corporate Governance Guidelines
•Related Persons Transactions Policy
•Political Engagement Policy
•Sustainability Policy
Sustainability, Environmental, Social and Governance https://investors.portlandgeneral.com/esg
Diversity, Equity & Inclusion https://portlandgeneral.com/about/who-we-are/diversity-equity-and-inclusion
Proxy Materials and Annual Reports https://investors.portlandgeneral.com/financial-information/annual-reports
Please note that information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any of our other filings with the SEC.
QUESTIONS AND ANSWERS
Why did I receive these proxy materials?
We are providing these proxy materials to you in connection with the solicitation of proxies by PGE’s Board of Directors for our 2023 Annual Meeting of shareholders and for any adjournment or postponement of the meeting. This Notice of Annual Meeting and proxy statement and a proxy or voting instruction card are being mailed or made available to shareholders starting on or about March 7, 2023.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of printed copies of the proxy materials?
Making the proxy materials available to shareholders via the Internet saves us the cost of printing and mailing documents and will reduce the impact of the Annual Meeting on the environment. If you received only a Notice of Internet Availability, you will not receive a printed copy of the proxy materials unless you request it. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.
Why did some shareholders receive printed or email copies of the proxy materials?
We are distributing printed copies of the proxy materials to shareholders who have previously requested printed copies. We are providing shareholders who have previously requested electronic delivery of proxy materials with an email containing a link to the website where the materials are available via the internet.
What is “householding” and how does it affect me?
The Company has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to

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receive separate proxy cards to vote their shares. If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.
How can I access the proxy materials online?
This Notice of Annual Meeting of shareholders and Proxy Statement, as well as our 2022 Annual Report, are available on our website at https://investors.portlandgeneral.com/financial-information/annual-reports.
Who is entitled to vote at the Annual Meeting?
Holders of PGE common stock as of the close of business on the record date, February 21, 2023, may vote at the Annual Meeting or by proxy. As of the close of business on February 21, 2023, there were 89,441,457 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the Company, and each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
What matters will be voted on at the Annual Meeting?
There are four matters scheduled for a vote at the Annual Meeting:
Item 1    Election of the 10 directors named in this Proxy Statement;
Item 2    Advisory, non-binding vote to approve the compensation of the Company’s named executive officers;
Item 3    Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023; and
Item 4    Approval of the Amended and Restated Portland General Electric Company Stock Incentive Plan.
What are the Board’s voting recommendations?
The Board recommends that you vote:
“FOR” the election of each of the Company’s 10 nominees for director;
“FOR” the approval of the compensation of the Company’s named executive officers;
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023; and
“FOR” the approval of the Amended and Restated Portland General Electric Company Stock Incentive Plan.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. You also are invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote these shares at the meeting unless

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you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How can I attend the virtual Annual Meeting?
To participate in the Annual Meeting, visit virtualshareholdermeeting.com/POR2023 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 7:45 a.m. Pacific Time on April 21, 2023.
How can I vote?
Even if you plan to attend the Annual Meeting, we recommend that you vote before the meeting so that your vote will be counted should you later decide not to attend the meeting. You may vote in one of the following ways:
•By Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card or voting instruction form.
•By Internet. Go to proxyvote.com and follow the online instructions.
•By Mail. If you received your proxy materials by mail, you can vote by marking, signing and dating your proxy card and returning it in the postage-page envelope provided. If you are the beneficial owner of shares held in street name, please complete and mail the voting instruction form as indicated on the form.
•At the virtual Annual Meeting. If you are a shareholder of record on February 21, 2023 and attend the virtual Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.
Internet and telephone voting is available through 11:59 p.m. Eastern Time on April 18, 2023 for shares held in the Portland General Electric Company Employee Stock Purchase Plan and through 11:59 p.m. Eastern Time on April 20, 2023 for all other shares. To attend the virtual Annual Meeting and for telephone and Internet voting, you will need the 16-digit control number included on your notice or proxy card or in the voting instruction form that accompanied your proxy materials.
How can I ask a question at the Annual Meeting?
If you wish to ask a question during the virtual Annual Meeting, you may do so during the meeting by logging into the virtual meeting platform at virtualshareholdermeeting.com/POR2023, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Substantially similar questions may be grouped and answered as one. Any questions pertinent to meeting matters that cannot be answered during the meeting may be raised after the Annual Meeting by contacting Investor Relations at 503-464-8073.
What if I encounter technical difficulties during the Annual Meeting?
If you encounter any technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International). Technical support will be available beginning at 7:30 a.m. PDT on April 21, 2023 and will remain available until the meeting has ended.
How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, your shares will be voted as follows:
“FOR” the election of each of the Company’s 10 nominees for director;
“FOR” the approval of the compensation of the Company’s named executive officers;

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“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and
“FOR” the approval of the Amended and Restated Portland General Electric Company Stock Incentive Plan.
If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?
NYSE rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters. Your broker has discretionary authority under the NYSE rules to vote your shares on the ratification of the appointment of the independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have authority to vote your shares with respect to the election of directors and the approval of the compensation of the Company’s named executive officers. As a result, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.
Could other matters be decided at the Annual Meeting?
As of the date of this Proxy Statement, we are unaware of any matters, other than those set forth in the Notice of Annual Meeting of shareholders, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.
How can I change or revoke my vote?
If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:
•    Notifying our Corporate Secretary in writing that you are revoking your proxy;
•    Delivering another duly signed proxy that is dated after the proxy you wish to revoke, or delivering a later-dated vote by telephone or on the internet; or
•    Attending the virtual Annual Meeting and voting. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked.)
Any written notice of revocation, or later dated proxy, should be delivered to:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204
If you are the beneficial owner of shares held in street name and wish to change your vote with respect to those shares, please check with your broker, bank or other nominee and follow the procedures your broker, bank or other nominee provides you.

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What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required
Election to our Board of Directors of the 10 nominees named in this Proxy Statement	Votes in Favor Exceed Votes Against
Advisory vote on the compensation of the Company's named executive officers	Votes in Favor Exceed Votes Against
Ratification of appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
Approval of the Amended and Restated Portland General Electric Company Stock Incentive Plan	Votes in Favor Exceed Votes Against
What is the “quorum” for the Annual Meeting and what happens if a quorum is not present?
The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast on a matter as of February 21, 2023 is required to constitute a “quorum” for that matter. The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the Annual Meeting. If you vote online or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the Annual Meeting are not sufficient to constitute a quorum, the chair of the meeting, or the shareholders by a vote of the holders of a majority of shares present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals at the Annual Meeting will not affect the outcome of the vote.
What is a “broker non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to the other proposals. Accordingly, there might be broker non-votes with respect to the election of directors and the advisory vote to approve the compensation of the Company’s named executive officers. A broker non-vote will not be counted for or against the matter and, therefore, will not affect the outcome of the vote with respect to any of the proposals at the Annual Meeting.
Who will conduct the proxy solicitation and how much will it cost?
The Company is soliciting your proxy for the Annual Meeting and will pay all the costs of the proxy solicitation process. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse

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brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.
Who will count the votes?
Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, internet, and telephone as well as any votes cast at the Annual Meeting. Sujata Pagedar, our Corporate Secretary and Assistant General Counsel, will act as inspector of election to certify the results.
If you have any questions about voting your shares or attending the Annual Meeting, please call our Investor Relations Department at (503) 464-8073.
2024 ANNUAL MEETING OF SHAREHOLDERS
We plan to hold our 2024 Annual Meeting of shareholders on April 19, 2024.
Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials
For shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2024 Annual Meeting of shareholders, they must be received by the Company’s Corporate Secretary at the address provided below no later than November 8, 2023. All proposals must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, which lists the requirements for the inclusion of shareholder proposals in Company proxy materials.
Requirements for Shareholder Proposals to Be Brought Before the 2024 Annual Meeting of Shareholders and Director Nominations
Notice of any proposal that a shareholder intends to present at the 2024 Annual Meeting of shareholders but does not intend to have included in the proxy statement and form of proxy relating to the 2024 Annual Meeting of shareholders, as well as any director nominations, must be delivered to the Company’s Corporate Secretary not earlier than November 23, 2023 and no later than the close of business on December 26, 2023. In addition, the notice must set forth the information required by the Company’s bylaws with respect to the shareholder submitting the notice and each director nomination or other proposal that the shareholder intends to present at the Annual Meeting.
Shareholder proposals and nominations should be addressed to Portland General Electric Company, Attention: Corporate Secretary, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals or nominations use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including the rules established by the SEC.

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2024 ANNUAL MEETING OF SHAREHOLDERS
We plan to hold our 2024 Annual Meeting of shareholders on April 19, 2024.
Requirements for Shareholder Proposals to Be Considered for Inclusion in the Company’s Proxy Materials
For shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2024 Annual Meeting of shareholders, they must be received by the Company’s Corporate Secretary at the address provided below no later than November 8, 2023. All proposals must also comply with Rule 14a-8 under the Securities Exchange Act of 1934, which lists the requirements for the inclusion of shareholder proposals in Company proxy materials.
Requirements for Shareholder Proposals to Be Brought Before the 2024 Annual Meeting of Shareholders and Director Nominations
Notice of any proposal that a shareholder intends to present at the 2024 Annual Meeting of shareholders but does not intend to have included in the proxy statement and form of proxy relating to the 2024 Annual Meeting of shareholders, as well as any director nominations, must be delivered to the Company’s Corporate Secretary not earlier than November 23, 2023 and no later than the close of business on December 26, 2023. In addition, the notice must set forth the information required by the Company’s bylaws with respect to the shareholder submitting the notice and each director nomination or other proposal that the shareholder intends to present at the Annual Meeting.
Shareholder proposals and nominations should be addressed to Portland General Electric Company, Attention: Corporate Secretary, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals or nominations use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements, including the rules established by the SEC.

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